Exhibit 16(c)(8)

VALUATION & ADVISORY SERVICES

225 Water Street, Suite 110
Jacksonville, Florida 32202

T(904) 633-2618
F(904) 791-8953

www.cbre.com

September 16, 2014

Jay Turner

President

PGP JACKSONVILLE, LLC

2801 Hwy 280 South, Suite 350

Birmingham, Alabama 35223

RE:	Appraisal of Mandarin South Shopping Center
11700 San Jose Boulevard
Jacksonville, Duval County, Florida
CBRE, Inc. File No. 14-397MI-1596

Dear Mr. Turner:

At your request and authorization, CBRE, Inc. has prepared an appraisal of the market value of the referenced property. Our analysis is presented in the following Appraisal Report.

The subject is a 65,085-square foot retail property (neighborhood/community center) located at 11700 San Jose Boulevard in Jacksonville, Florida. The improvements were constructed in 1982, renovated in 1990 and are situated on a 4.96-acre site. The subject tenants are considered local in nature. The subject is currently 36.3% occupied and considered a “value add” opportunity due to its location and rent growth potential if re-tenanted with an anchor.

Based on the analysis contained in the following report, the market value of the subject is concluded as follows:

MARKET VALUE CONCLUSION
Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion
As Is	Leased Fee Interest	September 9, 2014	$5,700,000
Compiled by CBRE

© 2014 CBRE, Inc.

Jay Turner

September 16, 2014

The report, in its entirety, including all assumptions and limiting conditions, is an integral part of, and inseparable from, this letter.

The following appraisal sets forth the most pertinent data gathered, the techniques employed, and the reasoning leading to the opinion of value. The analyses, opinions and conclusions were developed based on, and this report has been prepared in conformance with, the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice (USPAP), the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. It also conforms to Title XI Regulations and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) updated in 1994 and further updated by the Interagency Appraisal and Evaluation Guidelines promulgated in 2010.

The intended use and user of our report are specifically identified in our report as agreed upon in our contract for services and/or reliance language found in the report. No other use or user of the report is permitted by any other party for any other purpose. Dissemination of this report by any party to non-client, non-intended users does not extend reliance to any other party and CBRE will not be responsible for unauthorized use of the report, its conclusions or contents used partially or in its entirety.

It has been a pleasure to assist you in this assignment. If you have any questions concerning the analysis, or if CBRE can be of further service, please contact us.

Respectfully submitted,

CBRE - VALUATION & ADVISORY SERVICES

Thomas E. Zorn, MAI		Brian L. Finnell, MAI
Vice President		Managing Director – Orlando/Jacksonville
Cert Gen RZ2538		Cert Gen RZ914

Phone:	(904) 633-2618	Phone:	(407) 839-3117
Fax:	(904) 354-7489	Fax:	(407) 839-3132
Email:	tom.zorn@cbre.com	Email:	brian.l.finnell@cbre.com

© 2014 CBRE, Inc.

Certification

Certification

We certify to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in or bias with respect to the property that is the subject of this report and have no personal interest in or bias with respect to the parties involved with this assignment.

4.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

5.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

6.	This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice, as well as the requirements of the State of Florida.

8.	The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

9.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

10.	As of the date of this report, Thomas E. Zorn, MAI and Brian L. Finnell, MAI have completed the continuing education program for Designated Members of the Appraisal Institute.

11.	Thomas E. Zorn, MAI has and Brian L. Finnell, MAI has not made a personal inspection of the property that is the subject of this report.

12.	No one provided significant real property appraisal assistance to the persons signing this report.

13.	Valuation & Advisory Services operates as an independent economic entity within CBRE, Inc. Although employees of other CBRE, Inc. divisions may be contacted as a part of our routine market research investigations, absolute client confidentiality and privacy were maintained at all times with regard to this assignment without conflict of interest.

14.	Thomas E. Zorn, MAI and Brian L. Finnell, MAI have not provided any services, as an appraiser or in any other capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment.

Thomas E. Zorn, MAI	Brian L. Finnell, MAI
Cert Gen RZ2538	Cert Gen RZ914

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Subject Photographs

Subject Photographs

Plummers Cove
Scott Mill Rd
Crown Point Rd
Old St Augustine Rd
295
W Beltway 295
Hartley Rd
295
Scott Mill Rd
San Jose Blvd
Lake Mandarin
W Beltway 295
295
13
Mandarin Rd
Loretto Rd
Loretto Rd
1
Mandarin Rd
Brady Rd
Flynn Rd
Aladdin Rd
Mandarin
Marbon Rd
Orange Picker Rd
Brady Rd
San Jose Blvd
Julington Creek Rd
Mandarin Rd
13
Julington Creek
Bishop Estates Rd
Google
Old Bull Bay
andsat, The Florida Department of Environmental Protection, U.S. Geological Survey

Aerial View - Neighborhood

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Subject Photographs

Chariot Ln
Loretto Rd
Loretto Rd
13
San Jose Blvd
13
1
Google
Globe, The Florida Department of Environmental Protection, U.S. Geological Survey

Aerial View – Close Up

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Subject Photographs

Typical View of the Subject	Typical View of the Subject

Typical View of the Subject	Typical View of the Subject

Subject Signage	Parking Area

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Subject Photographs

Subject Storefronts	Anchor Interior

In-line Interior	In-line Interior

In-line Interior	In-Line Interior

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Subject Photographs

Storage Space	Rear Exterior

View along San Jose Boulevard	View along San Jose Boulevard

View along Loretto Road	View along Loretto Road

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Executive Summary

Executive Summary

Property Name	Mandarin South Shopping Center
Location	11700 San Jose Boulevard,
	Jacksonville, Florida 32223
Highest and Best Use
As If Vacant	Retail
As Improved	Retail
Property Rights Appraised	Leased Fee Interest
Date of Report	September 16, 2014
Date of Inspection	September 9, 2014
Estimated Exposure Time	6 Months
Estimated Marketing Time	6 Months
Land Area	4.96 AC	216,058 SF
Improvements
Property Type	Retail	(Neighborhood/Community Center	)
Number of Buildings	1
Number of Stories	1
Gross Leasable Area	65,085 SF
Year Built	1982
Condition	Average
Buyer Profile	Investor-Regional
Financial Indicators
Current Occupancy	36.3%
Stabilized Occupancy	93.0%
Stabilized Credit Loss	1.0%
Overall Capitalization Rate	7.00%
Discount Rate	12.00%
Terminal Capitalization Rate	7.25%

Pro Forma Operating Data	Total	Per SF
Effective Gross Income	$1,198,721	$18.42
Operating Expenses	$361,042	$5.55
Expense Ratio	30.12%
Net Operating Income	$837,679	$12.87

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Executive Summary

		Total	Per SF
VALUATION
Land Value		$2,970,000	$13.75
Market Value As Is On	September 9, 2014
Cost Approach		$5,900,000	$90.65
Sales Comparison Approach		$5,300,000	$81.43
Income Capitalization Approach		$6,000,000	$92.19
Insurable Value		$4,900,000	$75.29

CONCLUDED MARKET VALUE
Appraisal Premise	Interest Appraised	Date of Value	Value
As Is	Leased Fee Interest	September 9, 2014	$5,700,000
Compiled by CBRE

STRENGTHS, WEAKNESSES, OPPORTUNITIES AND THREATS (SWOT)

Strengths/ Opportunities

•	The subject is located in an area with very high barriers to entry.

•	The subject is located in an area with above average demographics (disposable income within a 3-mile radius of the subject is considered above average for the MSA).

•	Significant “Value Add” opportunity in an excellent location. Market participants indicate that adding an anchor tenant could significantly increase NOI.

•	Strong rental rate growth is projected, with an average rent growth of 6.4% over the next six years according to CBRE Econometrics Advisors.

•	The subject’s owner is in negotiations with several tenants (including Wal-Mart Neighborhood Market and Earth Fare) to back-fill the subject’s anchor space.

•	Surveyed brokers indicated the subject is a prime candidate to back-fill with a grocery anchor (tenants expanding in the area include Trader Joes, Aldi, Wal-Mart Neighborhood Market, and Earth Fare).

•	The subject’s estimated “As Is” market value is well below replacement cost.

•	Prior to the recent purchase, the subject was bank-owned and was distressed, resulting in deteriorating occupancy and physical condition.

Weaknesses/ Threats

•	The subject is only 36.3% leased.

•	The subject currently does not include an anchor tenant.

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Executive Summary

EXTRAORDINARY ASSUMPTIONS

An extraordinary assumption is defined as “an assumption directly related to a specific assignment, as of the effective date of the assignment results, which if found to be false, could alter the appraiser’s opinions or conclusions.” 1

•	None noted

HYPOTHETICAL CONDITIONS

A hypothetical condition is defined as “a condition, directly related to a specific assignment, which is contrary to what is known by the appraiser to exist on the effective date of the assignment results, but is used for the purposes of analysis.” 2

•	None noted

[1]	The Appraisal Foundation, USPAP, 2014-2015 ed., U-3.
[2]	The Appraisal Foundation, USPAP, 2014-2015 ed., U-3.

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Table of Contents

Table of Contents

Certification	i

Subject Photographs	ii

Executive Summary	vii

Table of Contents	x

Introduction	1

Area Analysis	4

Neighborhood Analysis	7

Site Analysis	13

Improvements Analysis	17

Zoning	20

Tax Assessment Data	21

Market Analysis	23

Highest and Best Use	35

Appraisal Methodology	36

Land Value	37

Cost Approach	40

Insurable Value	43

Sales Comparison Approach	45

Income Capitalization Approach	51

Reconciliation of Value	77

Assumptions and Limiting Conditions	78

ADDENDA

A	Land Sale Data Sheets
B	Improved Sale Data Sheets
C	Rent Comparable Data Sheets
D	Operating Data
E	ARGUS Supporting Schedules
F	Legal Description
G	Précis METRO Report - Economy.com, Inc.
H	Client Contract Information
I	Qualifications

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Introduction

Introduction

OWNERSHIP AND PROPERTY HISTORY

Title to the property is currently vested in the name of PGP Jacksonville LLC, who acquired title to the property in July 2014, as improved for $4,700,000; as recorded in Book 16837 Page 1572 of the Duval County Official Records. The subject was previously under contract to a different entity (Caladesi Group, LLC) for the recorded price but financing reportedly fell through, and the prospective purchaser assigned the contract to PGP for an assumption fee of $597,500. As such, the all-in purchase price was $5,297,500 or $81.39 per square foot. This most recent sale transaction of the subject appears to have been arm’s length. However, the transaction price appears to be slightly below market due to an all cash sale with a quick close. Furthermore, the property was bank owned at the time of sale. The buyer plans to redevelop the subject to include an anchor tenant, most likely a grocery store. The property was previously acquired by Bank of Ozarks via foreclosure and Certificate of Title in December 2013, as recorded in Book 16643 Page 2111 of the Duval County Official Records.

To the best of our knowledge, there have been no additional ownership transfers of the property during the previous three years and the property is not currently listed for sale.

INTENDED USE OF REPORT

This appraisal is to be used by the client for internal decision making purposes, and no other use is permitted.

INTENDED USER OF REPORT

This appraisal is to be used by PGP Jacksonville, LLC, and no other user may rely on our report unless as specifically indicated in the report.

Intended Users - the intended user is the person (or entity) who the appraiser intends will use the results of the appraisal. The client may provide the appraiser with information about other potential users of the appraisal, but the appraiser ultimately determines who the appropriate users are given the appraisal problem to be solved. Identifying the intended users is necessary so that the appraiser can report the opinions and conclusions developed in the appraisal in a manner that is clear and understandable to the intended users. Parties who receive or might receive a copy of the appraisal are not necessarily intended users. The appraiser’s responsibility is to the intended users identified in the report, not to all readers of the appraisal report. 3

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the market value of the subject property.

[3]	Appraisal Institute, The Appraisal of Real Estate, 14th ed. (Chicago: Appraisal Institute, 2013), 50.

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Introduction

DEFINITION OF VALUE

The current economic definition of market value agreed upon by agencies that regulate federal financial institutions in the U.S. (and used herein) is as follows:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	buyer and seller are typically motivated;

2.	both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	a reasonable time is allowed for exposure in the open market;

4.	payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5.	the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. [4]

INTEREST APPRAISED

The value estimated represents the Leased Fee Interest, which is defined as follows:

Leased Fee Interest - A freehold (ownership interest) where the possessory interest has been granted to another party by creation of a contractual landlord-tenant relationship (i.e., a lease). 5

SCOPE OF WORK

This Appraisal Report is intended to comply with the reporting requirements set forth under Standards Rule 2 of USPAP. The scope of the assignment relates to the extent and manner in which research is conducted, data is gathered and analysis is applied. CBRE, Inc. completed the following steps for this assignment:

Extent to Which the Property is Identified

The property is identified through the following sources:

•	postal address

•	assessor’s records

•	legal description

[4]	Interagency Appraisal and Evaluation Guidelines; December 10, 2010, Federal Register, Volume 75 Number 237, Page 77472.
[5]	Dictionary of Real Estate Appraisal, 113.

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Introduction

Extent to Which the Property is Inspected

CBRE, Inc. inspected the interior and exterior of the subject, as well as its surrounding environs on the effective date of appraisal. Our inspection sample was considered an adequate representation of the subject property and is the basis for our findings.

Type and Extent of the Data Researched

CBRE reviewed the following:

•	applicable tax data

•	zoning requirements

•	flood zone status

•	demographics

•	rent roll and leases

•	comparable data

Type and Extent of Analysis Applied

CBRE, Inc. analyzed the data gathered through the use of appropriate and accepted appraisal methodology to arrive at a probable value indication via each applicable approach to value. The steps required to complete each approach are discussed in the methodology section.

Data Resources Utilized in the Analysis

DATA SOURCES

Item:	Source(s):
Site Data
Size	Survey
Improved Data
Building Area	Rent Roll, Site Plan, Survey and Duval County Property Appraiser
Area Breakdown/Use	Rent Roll and Inspection
No. Bldgs.	Inspection
Parking Spaces	Survey
Year Built/Developed	Duval County Property Appraiser
Economic Data
Deferred Maintenance:	Property Condition Assessment
Building Costs:	MVS
Income Data:	Leases, Rent Roll, and Market Data
Expense Data:	Expense Comparables
Compiled by CBRE

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Area Analysis

Area Analysis

Moody’s Economy.com provides the following Jacksonville, FL metro area economic summary as of July 2014. The full Moody’s Economy.com report is presented in the Addenda.

	JACKSONVILLE, FL - ECONOMIC INDICATORS
Indicators	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Gross Metro Product (C$B)	59.5	55.9	56.2	55.8	56.8	57.9	59.0	60.7	62.6	64.4	65.7	66.4
% Change	-4.6	-6.0	0.5	-0.6	1.7	2.0	1.9	2.9	3.0	3.0	1.9	1.1
Total Employment (Ths)	618.5	583.5	580.0	586.4	594.6	608.5	625.4	639.9	656.9	669.9	677.8	684.6
% Change	-2.0	-5.7	-0.6	1.1	1.4	2.3	2.8	2.3	2.6	2.0	1.2	1.0
Unemployment Rate (%)	5.8	9.8	10.9	9.9	8.4	6.9	6.1	6.2	5.8	5.3	5.0	5.0
Personal Income Growth (%)	1.1	-4.7	3.9	3.9	4.2	2.6	4.9	6.8	7.0	6.2	5.1	4.5
Median Household Income ($ Ths)	53.2	50.4	50.5	50.4	51.2	51.8	53.0	54.9	56.9	58.9	60.7	62.4
Population (Ths)	1,322.7	1,335.0	1,349.1	1,361.3	1,378.0	1,394.6	1,407.8	1,424.3	1,443.8	1,465.9	1,488.8	1,511.5
% Change	1.2	0.9	1.1	0.9	1.2	1.2	0.9	1.2	1.4	1.5	1.6	1.5
Net Migration (000)	7.6	4.1	6.7	5.5	10.7	10.5	7.3	10.7	13.8	16.4	17.3	17.3
Single-Family Permits	5,149.0	3,323.0	3,387.0	3,245.0	4,579.0	6,281.0	4,889.1	7,212.4	10,128.4	10,820.4	10,058.9	9,603.2
Multifamily Permits	1,814.0	1,343.0	219.0	666.0	2,587.0	1,077.0	2,283.3	3,372.3	4,114.4	3,853.1	3,619.0	3,548.6
Existing-Home Price ($ Ths)	176.9	148.2	137.6	127.4	127.1	163.4	170.0	175.4	180.9	184.2	189.5	196.4

Source: Moody’s Economy.com

RECENT PERFORMANCE

Jacksonville’s recovery has slowed recently but remains on track. After falling steadily for four years, the area’s unemployment rate has hovered near 6% for the last six months. On the positive side, however, recent job gains have been concentrated in high-wage industries. In the first quarter, Jacksonville added more professional, scientific and technical service jobs than during any quarter since 2006. The resurgence of high-paying jobs is sustaining the housing market.

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Area Analysis

According to the Florida Association of Realtors, area home sales increased 5.9% and prices rose 4.6% in May; both measures slightly exceeded the statewide average.

DEMOGRAPHICS

Over the next five years, Jacksonville’s population should grow at a pace twice the national average. That is less than the state average, but it should nonetheless be enough to support a variety of demographically related industries such as housing, retail and education/healthcare. Still, the metro area will struggle to maintain its share in the sort of public spending on infrastructure and private investment in new businesses and tourist attractions that is transforming the state’s other large population centers. Fortunately, this should not imperil the area’s pivotal finance and insurance industry, which benefits from Jacksonville’s larger than average proportion of residents aged 25 to 54 with a bachelor’s degree. As an example, Deutsche Bank recently set up an international branch in the area that will employ 200 workers with an average annual salary of $62,000.

HARBOR

The Port of Jacksonville should experience gains in coming years that ultimately provide construction jobs. In June, port officials began preconstruction, engineering and design on the Jacksonville Harbor Deepening Project, which would deepen the St. John’s River channel from 40 to 47 feet. This improvement is needed to permit the port to accommodate Panamax ships, the supersize cargo vessels that are anticipated following the Panama Canal expansion. The design phase should be complete by 2016, and the actual project could be finished by 2019. But before any dredging can begin, state and local officials must also appropriate their half of the $700 million project. This spending is worthwhile. According to one study, the channel deepening would create 19,000 jobs at an average annual salary of $53,000.

DEBT DOWNGRADE

Fiscal problems of the City of Jacksonville have caused Moody’s Investors Service to downgrade the city’s bond rating, which in the near term will force the city to make higher interest payments on its debt and limit its ability to engage in new borrowing and spending. The ratings agency indicated that the downgrade reflects the city’s high fixed costs, elevated by weak pension funding levels. Despite a new pension reform plan that is in the final stages of ratification, these problems will persist at least for a while. On the positive side, the recovery in the metro area as a whole should ultimately support increased local revenues as rising residential property prices steadily expand the tax base.

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Area Analysis

CONCLUSION

Jacksonville’s recovery will be sustained by near-term growth in finance, insurance and real estate, and the metro area should grow in step with the nation over the next two years. After that, further gains in the housing market will lead to additional growth in construction employment. Jacksonville’s above-average population increases and well-trained workforce imply that the area will outperform the U.S. in the longer term.

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Neighborhood Analysis

Neighborhood Analysis

LOCATION

The neighborhood is located in the southern portion of Jacksonville, commonly known as Mandarin. The Jacksonville CBD is located about 11 miles to the north of the subject. The southern portion of the neighborhood is Julington Creek/ Fruit Cove, a high income demographic area. General neighborhood characteristics are summarized below.

NEIGHBORHOOD CHARACTERISTICS
Location:	(urban, suburban, rural)		Suburban
Built-Up:	(>75%, 25-50%, <25%)		Over 75%
Growth Rate / Change:	(rapid, stable, slow)		Stable
Change in Present Land Use:	(not likely, likely*, taking place*)		Not Likely
(*) From:	n/a	to	n/a

Neighborhood Boundaries
North:	I-295
South:	Julington Creek
East:	I-95
West:	St. Johns River

Source: CBRE

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Neighborhood Analysis

NEIGHBORHOOD HOUSING TRENDS

The neighborhood housing trends and home prices are summarized as follows:

NEIGHBORHOOD HOUSING TRENDS
Property Values:	(increasing, stable, declining)	Increasing
Demand/Supply:	(shortage, in balance, oversupply)	In Balance
Marketing Time:	(< 3 months, 3-6 months, > 6 months)	3 - 6 Months

	Low	High	Predominant
Price ($000’s):	$100	$1,000,000+	$200
Age (yrs.):	5	70	30

Source: CBRE

LAND USE

The neighborhood area is commonly known as the Mandarin and is an upscale residential enclave of the Jacksonville MSA. Much of the neighborhood appeal is due to the St. Johns River, which is a natural amenity with many riverfront estates and good public schools, attracting many high-income households into the area. The area is noted for its huge oaks and sizable waterfront estates.

Commercial land uses are primarily located along San Jose Boulevard. Most developments are neighborhood or community shopping centers with many national retailers represented. Major shopping centers in the corridor include Mandarin Landing, Courtyard Shopping Center, San Jose Plaza, Riverplace Center, Clair Lane Plaza, Mandarin Oaks, Medical & Merchants Plaza, Mandarin South, Mandarin Point, Shops at Julington Creek, Julington Village and Julington Square.

Land uses are primarily commercial in nature along San Jose Boulevard. The greatest density of commercial development in the neighborhood is found along San Jose Boulevard in the vicinity of the subject property. We estimate this commercial corridor to be over 95% developed. South of Julington Creek, commercial development becomes more scattered.

Almost all of the new commercial growth that has occurred in the neighborhood has been centered along the San Jose Boulevard corridor. However, due to the very limited amount of developable land along this corridor (the corridor appears to be about 95%+ developed), there are very few developable sites in the immediate area. Consequently, most of the new development over the past few years has taken place in the form of redevelopment of older property. A good example of this is the Wal-Mart anchored shopping center known as Mandarin Corners. The center was previously anchored by an 110,000 square foot Wal-Mart, however, the center is under redevelopment with a Wal-Mart Supercenter of over 206,000 square feet. While the redevelopment of the Wal-Mart store significantly increased the store’s size, it reduced the inventory of shop space in the local marketplace.

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Neighborhood Analysis

The local land use patterns are summarized as follows.

NEIGHBORHOOD LAND USE
Present Land Use %
Single Unit Residential:	50%	Industrial:	5%
Multi-Housing:	10%	Agricultural:	0%
Commercial:	30%	Other:	5%

Commercial Land Use Patterns
Primary Commercial Thoroughfares:	I-295, San Jose Boulevard (SR-13), Old
St. Augustine Road
Major Commercial Developments:	Various Shopping Centers along San
Jose Bouelvard

Source: CBRE

DEMOGRAPHICS

Selected neighborhood demographics in 1-, 3-, and 5-mile radii from the subject are shown in the following table:

SELECTED NEIGHBORHOOD DEMOGRAPHICS
11700 San Jose Blvd	1 Mile	3 Mile	5 Mile
Jacksonville, FL	Radius	Radius	Radius
Population
2019 Population	8,387	50,559	116,205
2014 Population	8,300	48,992	111,130
2010 Population	8,321	48,157	107,658
2000 Population	8,281	42,245	91,452
Annual Growth 2014 - 2019	0.21%	0.63%	0.90%
Annual Growth 2010 - 2014	-0.06%	0.43%	0.80%
Annual Growth 2000 - 2010	0.05%	1.32%	1.64%
Households
2019 Households	3,481	20,611	45,577
2014 Households	3,400	19,960	43,751
2010 Households	3,354	19,614	42,613
2000 Households	3,132	16,310	35,330
Annual Growth 2014 - 2019	0.47%	0.64%	0.82%
Annual Growth 2010 - 2014	0.34%	0.44%	0.66%
Annual Growth 2000 - 2010	0.69%	1.86%	1.89%
Income
2014 Median HH Inc	$64,448	$62,379	$63,546
2014 Estimated Average Household Income	$91,817	$86,194	$85,700
2014 Estimated Per Capita Income	$37,614	$35,118	$33,739
Age 25+ College Graduates - 2014	1,901	12,012	27,795
Age 25+ Percent College Graduates - 2014	32.2%	34.4%	36.1%

Source: Nielsen/Claritas

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Neighborhood Analysis

CONCLUSION

The subject neighborhood is a bedroom community of Jacksonville and is a desirable location for retail development, due to high income support demographics and high traffic volume on San Jose Boulevard. Neighborhood improvements are generally maintained in good condition with renovation of older property common. Overall, the outlook for the neighborhood is bright with slow growth in population and income levels expected over the next several years.

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Site Analysis

PLAT MAP

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Site Analysis

SURVEY

ALTA/ACSM LAND TITLE SURVEY
A PORTION OF SECTION 39 OF THE JUAN GARCIA GRANT, TOWNSHIP 4
SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA,
MORE PARTICULARLY DESCRIBED BELOW;
VICINITY MAP
(NOT TO SCALE)
LEGEND
GENERAL NOTES
GENERAL NOTES (CONTINUED)
SAN JOSE BOULEVARD
(STATE ROAD No. 13)
(PUBLIC 100' R/W)
LORETTO ROAD
POINT OF BEGINNING
POINT OF REFERENCE
GRAPHIC SCALE
RMA

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Site Analysis

Site Analysis

The following chart summarizes the salient characteristics of the subject site.

SITE SUMMARY AND ANALYSIS

Physical Description
Gross Site Area	4.96 Acres	216,058 Sq. Ft.
Net Site Area	4.96 Acres	216,058 Sq. Ft.
Primary Road Frontage	San Jose Blvd.	205 Feet
Secondary Road Frontage	Loretto Road	382 Feet
Additional Road Frontage	None
Average Depth	Varies
Excess Land Area	None	n/a
Surplus Land Area	None	n/a
Shape	Irregular
Topography	Level
Primary Traffic Counts (24 hrs.)	San Jose Blvd.	56,000
	N. of Mandarin Rd.	Year: 2013
Secondary Traffic Counts (24 hrs.)	Loretto Road	5,100
	E. of San Jose Blvd.	Year: 2013
Zoning District	CCG-1
Flood Map Panel No. & Date	12031C0542H	3-Jun-13
Flood Zone	Zone X
Adjacent Land Uses	Commercial and residential uses
Earthquake Zone	N/A

Comparative Analysis	Rating
Visibility	Good
Functional Utility	Assumed adequate
Traffic Volume	Good
Adequacy of Utilities	Assumed adequate
Landscaping	Average
Drainage	Assumed adequate

Utilities	Provider	Adequacy
Water	JEA	Yes
Sewer	JEA	Yes
Natural Gas	Sawyer/TECO	Yes
Electricity	JEA	Yes
Telephone	AT&T	Yes
Mass Transit	JTA	Yes

Other	Yes	No	Unknown
Detrimental Easements			X
Encroachments			X
Deed Restrictions			X
Reciprocal Parking Rights	X

Source: Various sources compiled by CBRE

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Site Analysis

INGRESS/EGRESS

Ingress and egress is available to the site via one curb cut along the west side of San Jose Boulevard and by two curb cuts along the south side of Loretto Road.

CONCLUSION

The site is well-located and afforded average to good access from roadway frontage. The size of the site is typical for the area and use, and there are no known detrimental uses in the immediate vicinity. Overall, there are no known factors which are considered to prevent the site from development to its highest and best use, as if vacant, or adverse to the existing use of the site.

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Site Analysis

FLOOD PLAIN MAP

InterFlood by a la mode

www.interflood.com • 1-800-252-6633

Prepared for:
CBRE, Inc.

11700 San Jose Blvd
Jacksonville, FL 32223-0753

DELOR DRIVE
YANLEE LANE
JOANCE LANE
ANAMOREE LANE
SWEETWATER OAKS
SILK OA
ADDIE LANE
N WAY
DGEMORE DRIVE
DGEMERE DRIVE
TRUXTON COURT
E ROAD
SEDGEMOORE DRIVE
LORMAN DRIVE
6104
Cormorant Branch
PURDOM DRIVE
LORETTO ROAD
DE6902
39
ZONE AE
MINA ROAD
LORETTO WOODS COURT
SEBRING CO
0.2% ANNUAL CHANCE FLOOD DISCHARGE CONTAINED IN CULVERT
61033
OLD ACOSTA ROAD
ZONE AE
PADDOCK GATES DRIVE
Cormorant Branch
11
10
61030
10
CULVERT
HIDDEN
STAGECOACH RD
61026L2
61027
ZONE AE
9
0'
300'
600'
900'
1200'
FLOODSCAPE
Flood Hazards Map
Map Number
12031C0542H
Effective Date
June 3, 2013
Powered by FloodSource
877.77.FLOOD
www.floodsource.com

© 1999-2014 SourceProse and/or FloodSource Corporations. All rights reserved. Patents 6,631,326 and 6,678,615. Other patents pending. For Info: info@floodsource.com.

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© 2014 CBRE, Inc.

Improvements Analysis

IMPROVEMENTS LAYOUT – EXISTING AND PROSPECTIVE/PROPOSED

LORETTO ROAD
(PUBLIC 60' R/W)
WALMART
NEIGHBORHOOD MARKET
47,550 SF
SAN JOSE BOULEVARD
(STATE ROAD No. 13)

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Improvements Analysis

Improvements Analysis

The following chart shows a summary of the improvements.

IMPROVEMENTS SUMMARY AND ANALYSIS

Property Type	Retail (Neighborhood/Community Center)
Number of Buildings	1
Number of Stories	1
Gross Leasable Area	65,085 SF
Area Breakdown by Market Rent Categories
In-line	29,990 SF
Anchors	31,675 SF
Storage	3,420 SF
Bay Depths	60’-70’ (Local Tenants) - 174’-185’ (Major Tenants)
Site Coverage	30.1%
Land-to-Building Ratio	3.32 : 1
Parking Spaces Owned:	181
Parking Spaces via Easement:	161
Total Parking Spaces Available:	342
Parking Ratio (per 1,000 SF GLA)	5.25
Year Built	1982
Actual Age	32 Years
Effective Age	10 Years
Total Economic Life	50 Years
Remaining Economic Life	40 Years
Age/Life Depreciation	20.0%
Functional Utility	Typical

Comparative Rating
Improvement Summary Description		Good	Avg.	Fair	Poor
Foundation	Reinforced concrete		X
Frame	Concrete Block		X
Exterior Walls	Painted masonry		X
Interior Walls	Textured and painted drywall		X
Roof	Built-up composition		X
Ceiling	Suspended acoustical tile		X
HVAC System	Roof mounted HVAC units		X
Exterior Lighting	Mercury vapor fixtures		X
Interior Lighting	Recessed fluorescent fixtures		X
Flooring	Carpet and vinyl tile		X
Plumbing	Assumed adequate		X
Elevators/Stairwells	None		X
Life Safety and Fire Protection	Partially sprinklered and smoke detectors		X
Furnishings	Personal property excluded		N/A
Parking	Asphalt paved open parking		X
Landscaping	Grass, gravel and natural forest courtyards with irrigated planted beds		X

Source: Various sources compiled by CBRE

The property features an adequate number of surface parking spaces, including an additional 161 spaces provided by an adjacent surface parking lot (giving the total center a parking ratio of about 5 spaces per 1,000 square feet).

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Improvements Analysis

DEFERRED MAINTENANCE

The following chart shows the deferred maintenance items identified and their respective estimated costs to cure, based upon all available information, as of the relevant dates.

ANALYSIS OF DEFERRED MAINTENANCE

Seal & Stripe Parking Areas	$10,160
Repair Damaged EIFS and Concrete	$5,000
Inspect Fire Suppression System	$2,500

Total Deferred Maintenance:	$17,660

Source: Property Condition Assessment

The total deferred maintenance estimate will be deducted from each approach in order to conclude the “as is” value for the subject.

CONCLUSION

The improvements are considered to be in average overall condition and are considered to be typical for the age and location in regard to improvement design and layout, as well as interior and exterior amenities. Overall, there are no known factors that could be considered to adversely impact the marketability of the improvements.

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Zoning

ZONING MAP

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Zoning

Zoning

The following chart summarizes the subject’s zoning requirements.

ZONING SUMMARY

Current Zoning	CCG-1
Legally Conforming	Yes
Uses Permitted	Shopping Center
Zoning Change	Not likely

Source: Planning & Zoning Dept.

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Tax Assessment Data

Tax Assessment Data

The following summarizes the local assessor’s estimate of the subject’s market value, assessed value, and taxes, and does not include any furniture, fixtures or equipment. The CBRE estimated tax obligation is also shown.

AD VALOREM TAX INFORMATION

Parcel ID	County Value	2013	Working 2014	Pro Forma - As Is
158874-0500	Assessed	$4,771,030	$3,947,100
158874-0500	Market	5,036,800	—

Subtotal		$0	$3,947,100	$3,947,100
Assessed Value @		100%	100%	100%

		$0	$3,947,100	$3,947,100
General Tax Rate	(per $1,000 A.V.)	19.192700	19.192700	19.192700
General Tax:		$93,532	$75,756	$75,756
Add Non-Ad Valorem Assessments:		3,755	3,755	3,755

Total Real Estate Taxes:		$97,288	$79,511	$79,511
Less 4.0% Early Payment Discount:		(3,892)	(3,180)	(3,180)

Net Real Estate Taxes:		$93,396	$76,330	$76,330
Date Paid		12/16/2013

Note: Assessed Value has 10% growth cap. School taxes are based on Market Value with no cap. No cap on sale re-assessment.

Source: Assessor’s Office

Real estate in Duval County is assessed at 100% of the assessor’s estimated “Just Value”. Just Value has been equated to market value less closing costs. The assessment for real estate purposes is made as of January 1 of each year. The county commission sets the millage rate to be used in calculating the tax bill in September or October of each year. The Duval County tax collector issues the tax bills providing for a 4% discount if the bill is paid in November, 3% for bills paid in December, 2% for bills paid in January, and a 1% discount for February payment. All tax bills are delinquent after March 31 of each year.

Prudent management normally pays taxes in November in order to save 4% on the tax bill. In our income projections, we have assumed the owner will take advantage of the early payment discount.

The 2013 taxes were paid on December 16, 2013.

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Tax Assessment Data

Based on the foregoing, the total taxes for the subject have been estimated as $76,330 for the base year of our analysis, based upon an assessed value of $3,947,100 or $61 per square foot. This is above the current and historical assessment, however, is considered a realistic scenario due to given our estimate is approximately 75% of the recent “all in” purchase price. In the case of a property sale/transfer, the Duval County Property Appraiser typically re-assesses properties at 70% to 85% of the sale price.

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Market Analysis

Market Analysis

The market analysis forms a basis for assessing market area boundaries, supply and demand factors, and indications of financial feasibility. Primary data sources utilized for this analysis include CoStar, CBRE Econometrics Advisors, Real Capital Analytics and CBRE’s own field research.

The subject is in the Jacksonville market and is considered a Class B neighborhood shopping center.

MARKET OVERVIEW

The following discussion illustrates some general observations in the surrounding retail market.

Market Summary

According to CoStar, the Jacksonville retail market did not experience much change in market conditions in the Second Quarter 2014. The vacancy rate remained at 7.7%. Net absorption was positive 86,058 square feet, and vacant sublease space decreased by (14,120) square feet. Quoted rental rates increased from First Quarter 2014 levels, ending at $12.47 per square foot per year. A total of eight retail buildings with 49,218 square feet of retail space were delivered to the market in the quarter, with 251,498 square feet still under construction at the end of the quarter.

Market statistics for the metro area per CoStar are shown in the following table:

Total Retail Market Statistics	Mid-Year 2014

	Existing Inventory		Vacancy			YTD Net	YTD	Under	Quoted
Market	# Blds	Total GLA	Direct SF	Total SF	Vac %	Absorption	Deliveries	Const SF	Rates
Arlington	414	7,262,477	619,863	619,863	8.5%	(3,443)	2,500	27,775	$12.12
Baker County	134	1,089,597	53,076	56,076	5.1%	5,750	0	0	$9.28
Beaches	504	5,097,188	473,766	473,766	9.3%	(47,084)	17,000	0	$16.88
Butler/Baymeadows	180	4,803,636	315,160	358,720	7.5%	(27,703)	0	0	$12.09
Downtown Northbank	552	3,813,294	475,865	475,865	12.5%	(12,728)	0	49,870	$7.59
Downtown Southbank	118	616,743	89,999	89,999	14.6%	(13,659)	0	0	$16.91
Mandarin	235	4,572,000	241,200	242,200	5.3%	13,815	1,842	3,635	$11.99
Nassau County	623	5,713,162	393,056	422,056	7.4%	(65,755)	6,794	0	$13.74
Northeast Jacksonville	256	3,300,453	234,455	274,400	8.3%	(15,494)	0	0	$12.30
Northwest Jacksonville	628	4,123,904	382,221	382,221	9.3%	12,697	5,311	0	$8.91
Orange Park/Clay County	765	10,560,236	791,030	836,102	7.9%	(33,409)	8,312	18,004	$11.88
Riverside	1,226	12,639,403	854,813	871,776	6.9%	28,202	12,494	11,922	$12.26
San Marco	294	2,630,173	267,169	267,169	10.2%	36,277	14,984	0	$11.98
Southside	903	13,783,058	1,064,039	1,113,425	8.1%	14,298	28,862	126,530	$13.34
St Johns County	1,008	9,420,800	378,172	379,372	4.0%	45,319	0	13,762	$13.74

Totals	7,840	89,426,124	6,633,884	6,863,010	7.7%	(62,917)	98,099	251,498	$12.47

Source: CoStar Property®

The subject is in the Mandarin submarket. The submarket is performing worse than the metro average in terms of rental rate but better in average occupancy; which is expected given the submarket includes many older shopping centers and unanchored strip centers. The subject is considered to be a neighborhood shopping center. As such, the following chart indicates the current statistics for the shopping center market segment.

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Market Analysis

Shopping Center Market Statistics	Mid-Year 2014

	Existing Inventory		Vacancy			YTD Net	YTD	Under	Quoted
Market	# Ctrs	Total GLA	Direct SF	Total SF	Vac %	Absorption	Deliveries	Const SF	Rates
Arlington	56	2,434,800	287,669	287,669	11.8%	24,755	0	27,775	$9.86
Baker County	14	520,416	35,446	38,446	7.4%	0	0	0	$9.50
Beaches	84	3,363,647	426,258	426,258	12.7%	(39,610)	17,000	0	$16.99
Butler/Baymeadows	25	1,414,829	199,425	199,425	14.1%	(42,871)	0	0	$12.41
Downtown Northbank	11	468,597	36,813	36,813	7.9%	(1,150)	0	49,870	$6.00
Downtown Southbank	8	63,537	11,500	11,500	18.1%	3,900	0	0	$27.50
Mandarin	51	3,523,813	230,024	230,024	6.5%	25,329	0	0	$11.99
Nassau County	59	2,301,140	268,640	297,640	12.9%	(52,906)	0	0	$14.93
Northeast Jacksonville	32	1,263,615	184,707	222,685	17.6%	(17,588)	0	0	$13.70
Northwest Jacksonville	48	1,284,252	266,037	266,037	20.7%	(11,393)	0	0	$8.49
Orange Park/Clay County	122	5,577,605	676,232	676,232	12.1%	(35,862)	0	0	$11.77
Riverside	138	5,224,897	539,423	549,632	10.5%	20,846	0	0	$12.53
San Marco	34	1,046,253	171,602	171,602	16.4%	1,883	0	0	$11.63
Southside	134	7,576,966	889,927	939,313	12.4%	28,166	4,080	0	$12.14
St Johns County	92	3,544,379	219,334	219,334	6.2%	35,908	0	13,762	$13.74

Totals	908	39,608,746	4,443,037	4,572,610	11.5%	(60,593)	21,080	91,407	$12.42

Source: CoStar Property®

Similar to the Total Retail Market segment, the submarket is performing better than the metro average in terms of occupancy but has a lower average rental rate.

Market Trends

The retail trend for the total retail market is presented as follows:

Total Retail Market Statistics	Mid-Year 2014

	Existing Inventory		Vacancy			Net	Deliveries		UC Inventory		Quoted
Period	# Blds	Total GLA	Direct SF	Total SF	Vac %	Absorption	# Blds	Total GLA	# Blds	Total GLA	Rates
2014 2q	7,840	89,426,124	6,633,884	6,863,010	7.7%	86,058	8	49,218	10	251,498	$12.47
2014 1q	7,833	89,380,386	6,660,084	6,903,330	7.7%	(148,975)	9	48,881	12	259,865	$12.45
2013 4q	7,824	89,331,505	6,456,428	6,705,474	7.5%	536,022	6	42,330	20	299,744	$12.42
2013 3q	7,820	89,312,301	6,969,646	7,222,292	8.1%	58,039	9	63,043	16	223,326	$12.61
2013 2q	7,814	89,267,569	6,983,453	7,235,599	8.1%	147,234	12	92,664	18	135,186	$12.52
2013 1q	7,803	89,176,153	6,974,969	7,291,417	8.2%	217,849	7	122,754	23	178,018	$12.62
2012 4q	7,797	89,059,789	7,104,397	7,392,902	8.3%	324,601	13	90,272	18	200,094	$12.67
2012 3q	7,784	88,969,517	7,347,545	7,627,231	8.6%	197,656	6	65,337	24	254,478	$12.95
2012 2q	7,778	88,904,180	7,459,430	7,759,550	8.7%	111,313	7	181,475	21	248,475	$12.95
2012 1q	7,771	88,722,705	7,471,697	7,689,388	8.7%	(285,377)	10	111,295	21	303,035	$12.96
2011	7,763	88,617,226	7,163,773	7,298,532	8.2%	715,403	34	258,513	19	346,353	$13.05
2010	7,731	88,371,284	7,661,895	7,767,993	8.8%	468,487	43	805,717	14	101,559	$13.46
2009	7.690	87,573,286	7,283,438	7,438,482	8.5%	(614,774)	73	1,263,17	30	589,752	$14.85
2008	7,619	86,502,469	5,592,855	5,752,891	6.7%	1,254,362	128	2,894,013	50	896,515	$15.51
2007	7,494	83,612,589	4,089,373	4,117,373	4.9%	2,004,656	145	2,467,587	93	2,304,496	$14.28
2006	7,352	81,151,163	3,607,292	3,660,608	4.5%	4,041,318	149	3,644,395	115	1,728,453	$13.46

Source: CoStar Property®

As indicated, the metro area posted strong positive absorption over the past four quarters. Because of this, rates increased during the Second Quarter 2014. Over the past year approximately 203,475 square feet have been added to the supply. Over the same time frame, net absorption totaled 531,144 square feet.

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Market Analysis

The retail trend for the shopping center segment is presented as follows:

Shopping Center Market Statistics	Mid-Year 2014

	Existing Inventory		Vacancy			Net	Deliveries		UC Inventory		Quoted
Period	# Ctrs	Total GLA	Direct SF	Total SF	Vac %	Absorption	# Blds	Total GLA	# Blds	Total GLA	Rates
2014 2q	908	39,608,746	4,443,037	4,572,610	11.5%	138,768	0	0	3	91,407	$12.42
2014 lq	908	39,608,746	4,581,805	4,711,378	11.9%	(199,361)	2	21,080	2	77,645	$12.41
2013 4q	906	39,587,666	4,355,564	4,490,937	11.3%	357,983	2	6,055	4	98,725	$12.49
2013 3q	905	39,581,61	4,703,892	4,842,865	12.2%	1,923	2	22,426	4	27,135	$12.69
2013 2q	905	39,559,185	4,682,689	4,822,362	12.2%	26,533	1	1,185	5	45,081	$12.56
2013 1q	904	39,558,000	4,643,735	4,847,710	12.3%	181,253	1	88,720	4	40,611	$12.64
2012 4q	903	39,469,280	4,724,179	4,940,243	12.5%	290,005	3	41,063	2	89,905	$12.61
2012 3q	901	39,428,217	4,985,730	5,189,185	13.2%	104,305	0	0	5	130,968	$12.87
2012 2q	901	39,428,217	5,052,101	5,293,490	13.4%	24,430	2	125,542	5	130,968	$12.95
2012 1q	901	39,302,675	5,033,418	5,192,378	13.2%	(391,454)	6	76,551	5	156,239	$13.16
2011	899	39,226,124	4,652,345	4,724,373	12.0%	385,109	12	114,358	10	231,605	$13.26
2010	896	39,111,766	4,944,840	4,995,124	12.8%	290,010	13	505,762	8	67,958	$13.77
2009	892	38,606,004	4,692,243	4,779,372	12.4%	(532,354)	30	548,395	14	458,858	$14.99
2008	874	38,057,609	3,610,267	3,698,623	9.7%	14,268	46	1,167,42	22	324,514	$15.81
2007	850	36,890,188	2,531,135	2,545,470	6.9%	603,690	66	1,195,066	38	901,960	$14.85
2006	823	35,695,122	1,919,955	1,954,094	5.5%	1,870,587	65	1,891,382	58	869,001	$13.71

Source: CoStar Property®

As indicated, the metro area posted positive absorption over the past four quarters. Rates decreased by negative (1.11%) from the Second Quarter 2013, and are up 0.08% from the First Quarter 2014. Over the past year approximately 49,561 square feet have been added to the supply. Over the same time frame, net absorption totaled 299,313 square feet.

Rental Rates

The following chart presents the historical metro average rental rate trend:

Overall, the metro average rental rates have shown a declining trend since the peak reached during 2008-2009. Currently, the highest rental rates are being achieved in the Downtown Southbank and Beaches submarkets.

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Market Analysis

CBRE Econometric Forecast

The Jacksonville metro retail market trends and forecast is presented as follows:

JACKSONVILLE RETAIL MARKET TRENDS

					Shopping Center Supply						Retail Sales (Millions of $)
	Year	Total Employment (Jobs x 1000)	Pers. Income (Billions of $)	Population (x 1000)	Stock (SF x 1000)	Completions (SF x 1000)	Est. Avail. Rate (%)	Est. Net Absorption (SF x 1000)	TW Rent Index ($/SF)	TW Rent Inflation (%)	Shopping Goods & Restaurants	Grocery Stores
	2007	629	53.9	1,316	32,511	902	7.8	307	14.83	-9.2	10,075.9	2,308.3
	2008	607	53.2	1,329	33,540	1,029	11.1	-187	15.28	3.0	9,992.8	2,304.3
	2009	577	51.5	1,342	33,845	305	13.3	-488	16.09	5.3	9,737.2	2,261.7
	2010	585	54.1	1,355	34,290	445	15.0	-205	14.22	-11.6	10,163.2	2,365.3
	2011	587	55.8	1,369	34,369	79	14.9	66	13.68	-3.8	10,451.8	2,438.7
	2012	598	59.7	1,387	34,416	47	16.1	-382	13.14	-3.9	11,099.3	2,596.6
	2013	617	59.7	1,401	34,534	118	15.2	399	13.04	-0.8	11,087.5	2,585.7

Forecast	2014	628	62.4	1,416	34,633	99	14.1	432	13.06	0.2	11,533.9	2,693.0
	2015	640	65.4	1,434	34,687	54	12.8	498	13.58	4.0	12,018.5	2,810.3
	2016	651	68.5	1,455	34,901	214	11.9	527	14.37	5.8	12,525.2	2,934.6
	2017	662	71.6	1,477	35,236	335	11.1	552	15.30	6.5	13,037.3	3,061.3
	2018	671	74.7	1,500	35,661	425	10.6	560	16.25	6.2	13,543.8	3,187.6
	2019	681	77.9	1,523	36,150	489	10.3	557	17.14	5.5	14,052.3	3,314.7

Source: CBRE EA - data as of 2Q-2014

Total employment in the Jacksonville metro area declined by 12,000 jobs during the 2008-2013 period. However, total employment in the metro is projected to grow by 63,600 jobs during the 2014-2019 period. During the same time period, new supply is expected to average 269,300 square feet, while net absorption is expected to average 521,000, out-pacing new supply. Availability rates are expected to improve to 10.3%, while rents are forecasted to rise to $17.14 per square foot. The following charts illustrate the Jacksonville market trends.

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Market Analysis

Mandarin Submarket

Retail trends for the subject submarket are presented as follows:

	Existing Inventory		Vacancy		Net	Delivered Inventory		UC Inventory		Quoted
Period	# Bldgs	Total RBA	Vacant SF	Vacancy %	Absorption	# Bldgs	Total RBA	# Bldgs	Total RBA	Rates
2014 2q	235	4,572,000	242,200	5.3%	16,473	0	0	1	3,635	$11.99
2014 1q	236	4,575,480	262,153	57%	(2,658)	1	1,842	0	0	$12.57
2013 4q	235	4,573,638	257,653	5.6%	51,361	1	4,480	1	1,842	$13.27
2013 3q	234	4,569,158	304,534	6.7%	589	1	4,950	1	4,480	$14.54
2013 2q	234	4,570,708	306,673	6.7%	49,999	1	20,596	1	4,950	$14.55
2013 1q	233	4,550,112	336,076	7.4%	2,938	0	0	2	25,546	$14.74
2012 4q	233	4,550,112	339,014	7.5%	9,974	0	0	2	25,546	$14.89
2012 3q	233	4,550,112	348,988	7.7%	21,709	0	0	2	25,546	$15.21
2012 2q	233	4,550,112	370,697	8.1%	(12,992)	0	0	0	0	$15.46
2012 1q	233	4,550,112	357,705	7.9%	1,068	2	18,606	0	0	$15.76
2011 4q	231	4,531,506	340,167	7.5%	29,272	1	3,377	2	18,606	$14.86
2011 3q	230	4,528,129	366,062	8.1%	26,149	1	7,500	3	21,983	$15.08
2011 2q	229	4,520,629	384,711	8.5%	4,518	0	0	2	10,877	$15.36
2011 1q	229	4,520,629	389,229	8.6%	(33,094)	0	0	2	10,877	$16.13
2010 4q	229	4,520,629	356,135	7.9%	14,877	0	0	2	10,877	$16.61
2010 3q	229	4,520,629	371,012	8.2%	(8,972)	0	0	2	10,877	$17.30

Source: CoStar Property®

This data indicates the submarket rental rates have decreased -11.6% from Second Quarter 2013 levels. However, vacancy dropped from 6.7% to 5.3% over the same period. Over the past year approximately 11,272 square feet have been added to the submarket’s supply. Over the same time frame, net absorption totaled 65,765 square feet. The following graph illustrates historical, delivery, absorption and vacancy trends for the subject submarket.

Barriers to Entry

The primary barrier to entry in the subject’s immediate neighborhood area is lack of developable sites that are suitable for shopping center development. That is, most of the commercially-zoned parcels of land, located at or near major signalized intersections, have already been developed.

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Market Analysis

Demand Generators

Retail demand in the subject’s neighborhood is primarily driven by the household density and income levels in the area (19,960 households with a median income of $62,379 in a three-mile radius) and by the heavy commuter traffic flow along San Jose Boulevard.

Proposed/New Construction

There is no proposed/new shopping center construction within the subject’s primary trade area (i.e. three-mile radius). As indicated in the following table, most new construction has been pre-leased.

Construction Activity Markets Ranked by Under Construction Square Footage

	Under Construction Inventory				Average Bldg Size
Market	# Bldgs	Total GLA	Preleased SF	Preleased %	All Existing	U/C
Southside	2	126,530	126,530	100.0%	15,264	63,265
Downtown Northbank	1	49,870	20,447	41.0%	6,908	49,870
Arlington	1	27,775	27,775	100.0%	17,542	27,775
Orange Park/Clay County	2	18,004	18,004	100.0%	13,804	9,002
St Johns County	1	13,762	0	0.0%	9,346	13,762
Riverside	2	11,922	11,922	100.0%	10,309	5,961
Mandarin	1	3,635	3,635	100.0%	19,455	3,635
Beaches	0	0	0	0.0%	10,113	0
Downtown Southbank	0	0	0	0.0%	5,227	0
Butler/Baymeadows	0	0	0	0.0%	26,687	0
All Other	0	0	0	0.0%	8,712	0

Totals	10	251,498	208,313	82.8%	11,406	25,150

Source: CoStar Property®

Mandarin Forecast

According to CBRE Econometric Advisors, the subject is located in the Mandarin submarket. The table below presents the annual trends and forecast in completions, availability, absorption, and rental rates for the submarket:

MANDARIN SUBMARKET RETAIL MARKET TRENDS

		Shopping Center Supply
				Est. Avail.	Est. Net	TW	TW Rent
		Stock	Completions	Rate	Absorption	Rent Index	Inflation
	Year	(SF x 1000)	(SF x 1000)	(%)	(SF x 1000)	($/SF)	(%)
Forecast	2014	3,360	0	7.3	43	14.28	0.0
	2015	3,362	2	7.0	13	15.23	6.7
	2016	3,369	7	6.7	16	16.47	8.1
	2017	3,381	12	6.5	16	17.88	8.6
	2018	3,397	16	6.5	17	19.33	8.1
	2019	3,417	20	6.5	20	20.71	7.1

Source: CBRE EA - data as of 2Q-2014

During the 2014 to 2019 period new supply is expected to average 9,500 square feet, while net absorption is expected to average 20,800 square feet, out-pacing new supply. Vacancy rates are expected to improve to 6.5%, while rents are forecasted to rise to $20.71.

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Market Analysis

Investment Rates

With regard to investment criteria for anchored strip centers, the most recent RealtyRates.com Investor Survey, dated 2nd Quarter 2014, reported typical going-in overall capitalization rates for anchored shopping centers ranged from 4.71% to 13.26% with an average of 10.33%. Discount rates for acquisitions ranged from 6.09% to 13.72%, with an average of 11.24%.

The PwC Real Estate Investor Survey, 2nd Quarter 2014 reports going-in overall capitalization rates for the National strip center market in the range of 5.00% to 10.00% for an average of 7.09%, a 14 basis point increase from a year ago. Terminal capitalization rates ranged from 6.00% to 10.00% for an average of 7.44%, a -9 basis point decrease from a year ago. Discount rates ranged from 6.25% to 11.00%, with an average of 8.31%, a 12 basis point increase from a year ago.

Investment Trends

According to Real Capital Analytics, sales of significant retail properties totaled $14.4 billion in the 2nd Quarter 2014, up slightly year over year The pipeline if deals involving retail properties is strong with over $12.0 billion of transactions pending at the end of the 2nd Quarter 2014. Sales of strip centers were $7.0 billion in the 2nd Quarter 2014, up 17% year over year. Overall, cap rates changed little in the 2nd Quarter 2014 with a 10 basis point decline in the 6 major metros. While investors continue to bid down yields for top assets across other property types, there has been surprisingly little change this year in top quartile yields for strip centers. The following graphs illustrate month volume and price trends.

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Market Analysis

Quarterly Volume & Pricing Trends
Mall & Other
Strip Center
All Retail
Cap Rates
10.0%
9.0%
8.0%
7.0%
6.0%
'09
'10
'11
'12
'13
'14
Transaction Volume
billions
$25
$20
$15
$10
$5
$0
Year-Over-Year Change
300%
100%
-100%

©2014 Real Capital Analytics, Inc. All rights reserved. Data believed to be accurate but not guaranteed; subject to future revision; based on properties & portfolios $2.5M and greater.

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Local Jacksonville investment trends, per Real Capital Analytics, are detailed in the following table.

Historical Market Performance

		Jacksonville		United States
		Actual	Chg vs Prior	Actual	Chg vs Prior
Volume (mil)	Prior 12 mos (thru Q2 ‘14)	$730.8	394%	$76,254.3	41%
	Q2 ‘14	$452.1	1082%	$14,748.1	-35%
No. of props	Prior 12 mos (thru Q2 ‘14)	32	23%	7,331	38%
	Q2 ‘14	10	43%	1,404	-44%
Total sf	Prior 12 mos (thru Q2 ‘14)	4,047,085	241%	418,117,034	33%
	Q2 ‘14	1,430,723	14%	76,169,646	-34%
Avg Price/sf	Prior 12 mos (thru Q2 ‘14)	$300	154%	$191	3%
	Q2 ‘14	$732	2305%	$212	4%
Avg Cap Rate (Yield)	Prior 12 mos (thru Q2 ‘14)	7.1%	64 bps	6.9%	-21 bps
	Q2 ‘14	—%	N/A	6.9%	5 bps

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Market Analysis

As shown in the previous table, the volume during 2nd Quarter 2014 in Jacksonville was $452.1 million with 10 properties selling. The average per square foot price in Jacksonville during the 2nd Quarter 2014 was $316.

Over the past 12 months, the average capitalization rate in Jacksonville witnessed an increase of 64 basis points. However, the average price per square foot, at $300, was up 154% over the same time frame. The following chart indicates quarter to date pricing in Jacksonville.

Market Snapshot

Current Market Statistics
	Q3 ‘14 to Date	Deals Pending	Combined Total	Last Quarter
Volume (mil)	$38.9	$10.2	$49.1	$452.1
No. of props	4	1	5	10
Total sf	238,180	63,200	301,380	1,430,723
Avg Price/sf*	$149	$0	$149	$732
Avg Cap Rate*	—%	—%	—%	—%

*	Pricing and Cap-Rate figures are calculated based on well-qualified deals that also include area statistics

Cumulative Monthly Volume $ (mil)

Preliminary volume during 3rd Quarter 2014 in Jacksonville was $38.9 million with 238,180 square feet, indicating an average of $149 per square foot.

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Market Analysis

COMPETITIVE PROPERTIES

Comparable properties were surveyed in order to identify the current occupancy within the competitive market. The comparable data is summarized in the following table:

SUMMARY OF COMPARABLE RETAIL RENTALS

Comp. No.	Name	Location	Local Occupancy	Overall Occupancy
1	Shops at Julington Creek	12795 San Jose Blvd., Jacksonville, FL	93%	96%
2	San Jose Plaza	10950 San Jose Blvd., Jacksonville, FL	100%	89%
3	Claire Lane Center	11112 San Jose Boulevard, Jacksonville, FL	66%	80%
4	Julington Village	450 SR 13 North, Jacksonville, FL	100%	100%
5	Mandarin Oaks	11406 San Jose Blvd., Jacksonville, FL	100%	100%
6	Medical & Merchants	11701 San Jose Boulevard, Jacksonville, FL	83%	97%
7	Mandarin Pointe	12200 San Jose Blvd., Jacksonville, FL	88%	97%
8	Julington Square	445 State Road 13 North, Jacksonville, FL	87%	94%
Subject	Mandarin South Shopping Center	11700 San Jose Boulevard, Jacksonville, Florida	36%	36%
Compiled by CBRE

The majority of comparable properties surveyed reported occupancy rates of 80% or better, and all are currently in average to good condition. Comparable Three recently lost several tenants. Nonetheless, this property is a direct competitor.

SUBJECT ANALYSIS

Tenant Analysis

The subject is physically considered a Class B neighborhood center. The property’s ability to add an anchor tenant and increase rental rates are both considered positive aspects of the facility.

Absorption

There are currently 41,445 square feet vacant at the subject. There has been limited recent leasing activity at the subject given the property had been in foreclosure. We have assigned a market rent based on the rent comparables and the thoughts of market participants. Currently the subject is 36.3% leased. As such, approximately 36,889 square feet of the vacant space will have to be leased to attain stabilized occupancy.

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Market Analysis

Taking into consideration that the current leasing environment and the recent interest in the anchor space (negotiations started with Wal-Mart Neighborhood Market and Earth Fare), we estimated a lease up period of 24 Months. This estimate is consistent with the opinions over several market participants who were interviewed. The participants generally believed that it will take at 12 to 36 months redevelop and stabilize the subject (including the rollover of existing tenants).

Occupancy

The subject’s occupancy is detailed in the following chart.

OCCUPANCY

Year	% PGI
Current	36%
CBRE Estimate	93%
CBRE Estimate (In-Place)	36%
Compiled by CBRE

Based on the foregoing analysis, CBRE’s conclusion of stabilized occupancy for the subject is illustrated in the following table. This estimate considers both the physical and economic factors of the market.

OCCUPANCY CONCLUSIONS

Jacksonville - Total Retail	92.3%
Jacksonville - Shopping Centers	88.5%
Mandarin Submarket - Total Retail	94.7%
Mandarin Submarket - Shopping Centers	93.5%
Rent Comparables	93.6%
Subject’s Current Occupancy	36.3%

Subject’s Stabilized Occupancy	93.0%
Lease-up Period	24 Months
Compiled by CBRE

COST TO ACHIEVE STABILIZED OPERATIONS

The cost estimates employed for this approach are reflective of a property operating at a stabilized level. A stabilized occupancy for the subject has been estimated to be 93.0% while the subject is currently operating at 36.3%. Consequently, an adjustment is warranted.

As the subject is currently below a stabilized occupancy position, it requires a deduction for lease-up to stabilization. This analysis utilizes assumptions developed in the market analysis and income capitalization approach and will be deducted as a line item from each approach in order to render an “as is” value estimate.

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Market Analysis

LEASE-UP SUMMARY

Estimated Downtime	24 Months
NOI Differential - Stabilized YR 3 vs. YRs 1 & 2 of DCF	$997,656
Leasing Commissions - Years 1 and 2 of DCF	$435,770
Tenant Improvement Allowance - Years 1 and 2 of DCF	$2,383,000

Sub-Total	$3,816,426
Plus: Profit @ 15% of stabilized value	$1,800,000

Total	$5,616,426
Rounded	$5,616,000

Compiled by CBRE

CONCLUSION

Overall, the characteristics of the retail market, examined at macro and micro levels, support our conclusion that the subject is operating in an environment that should witness gradual improvement over the short term. Demographic analysis of the trade area shows slight expansion relative to households and population is projected into the near future. The average household income will continue to reflect middle-income groups, and retail sales are projected to exhibit a positive level of increase. Given the area demographics, it appears that demand for both comparable surrounding area retail properties and the subject will likely be stable. Furthermore, no new construction was identified in the area, and competitive threats through new building are not anticipated during the near term. The overall market is expected to experience long term improvement.

The subject property is a neighborhood shopping center that is situated along the primary commercial corridor within the neighborhood; and offers good access. Based upon our analysis, the subject should achieve good market acceptance, assuming competent management.

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Highest and Best Use

Highest and Best Use

In appraisal practice, the concept of highest and best use represents the premise upon which value is based. The four criteria the highest and best use must meet are:

•	legally permissible;

•	physically possible;

•	financially feasible; and

•	maximally productive.

The highest and best use analysis of the subject is discussed below.

AS VACANT

The property is zoned for retail use and is of sufficient size to accommodate various types of development. The immediate area includes various retail land uses. Considering the surrounding land uses, location attributes, legal restrictions and other factors, it is our opinion that a retail oriented use would be reasonable and appropriate. Therefore, it is our opinion that the highest and best use would be for retail-related use, time and circumstances warranting.

AS IMPROVED

As improved, the subject involves a retail-oriented facility. The current use is legally permissible and physically possible. The improvements continue to contribute value to the property and based on our analysis, the existing use is financially feasible. Therefore, it is our opinion that the highest and best use of the subject, as improved, is for continued retail related use.

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Appraisal Methodology

Appraisal Methodology

In appraisal practice, an approach to value is included or omitted based on its applicability to the property type being valued and the quality and quantity of information available.

COST APPROACH

The cost approach is based on the proposition that the informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements that represent the highest and best use of the land, or when it is improved with relatively unique or specialized improvements for which there exist few sales or leases of comparable properties.

SALES COMPARISON APPROACH

The sales comparison approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject. Valuation is typically accomplished using physical units of comparison such as price per square foot, price per unit, price per floor, etc., or economic units of comparison such as gross rent multiplier. Adjustments are applied to the physical units of comparison derived from the comparable sale. The unit of comparison chosen for the subject is then used to yield a total value. Economic units of comparison are not adjusted, but rather analyzed as to relevant differences, with the final estimate derived based on the general comparisons.

INCOME CAPITALIZATION APPROACH

The income capitalization approach reflects the subject’s income-producing capabilities. This approach is based on the assumption that value is created by the expectation of benefits to be derived in the future. Specifically estimated is the amount an investor would be willing to pay to receive an income stream plus reversion value from a property over a period of time. The two common valuation techniques associated with the income capitalization approach are direct capitalization and the discounted cash flow (DCF) analysis.

METHODOLOGY APPLICABLE TO THE SUBJECT

In valuing the subject, all three approaches are applicable and have been utilized.

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Land Value

Land Value

The following map and table summarize the comparable data used in the valuation of the subject site. A detailed description of each transaction is included in the addenda.

SUMMARY OF COMPARABLE LAND SALES

		Transaction			Actual Sale	Adjusted Sale	Size	Price
No.	Property Location	Type	Date	Proposed Use	Price	Price [1]	(SF)	Per SF
1	11340 Phillips Highway, Jacksonville, FL	Sale	Mar-12	Auto Dealership	$6,012,900	$6,012,900	445,401	$13.50
2	332 N SR 13, Jacksonville, FL	Sale	Jul-12	Primary Care Clinic	$2,464,541	$2,464,541	157,757	$15.62
3	SEC SR 9B & US 1, Jacksonville, FL	Sale	Nov-13	Retail	$2,700,000	$2,700,000	566,280	$4.77
4	51 Oak Street, Jacksonville, FL	Sale	Nov-13	Retail, Multi-Family	$7,000,000	$7,000,000	303,613	$23.06
5	13427 Beach Boulevard, Jacksonville, FL	Sale	Dec-13	Retail	$2,000,000	$2,000,000	125,017	$16.00
6	NEC Oak Leaf & Argyle Forest, Jacksonville, FL	Sale	Apr-14	Retail/Commercial	$3,500,000	$3,500,000	507,910	$6.89
7	8159 Arlington Expressway, Jacksonville, FL	Listing	Aug-14	Commercial	$7,000,000	$7,000,000	804,989	$8.70
Subject	11700 San Jose Boulevard, Jacksonville, Florida	—	—	Retail	—	—	216,058	—

[1]	Adjusted sale price for cash equivalency and/or development costs (where applicable)

Compiled by CBRE

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Land Value

The sales utilized represent the best data available for comparison with the subject and were selected from the greater Jacksonville area. Given the economic climate, there have been minimal land transactions over the past few years and there has been no recent development of shopping centers comparable to the subject. We searched CoStar and Loopnet and had discussion with several local brokers in an attempt to find the best available data. Overall, there has been a lack of good vacant commercial land sales in the past few years.

SUMMARY OF ADJUSTMENTS

Based on our comparative analysis, the following chart summarizes the adjustments warranted to each comparable.

LAND SALES ADJUSTMENT GRID
Comparable Number	1	2	3	4	5	6	7	Subject
Transaction Type	Sale	Sale	Sale	Sale	Sale	Sale	Listing	—
Transaction Date	Mar-12	Jul-12	Nov-13	Nov-13	Dec-13	Apr-14	Aug-14	—
Proposed Use	Auto Dealership	Primary Care Clinic	Retail	Retail, Multi-Family	Retail	Retail/ Commercial	Commercial	Retail
Actual Sale Price	$6,012,900	$2,464,541	$2,700,000	$7,000,000	$2,000,000	$3,500,000	$7,000,000	—
Adjusted Sale Price [1]	$6,012,900	$2,464,541	$2,700,000	$7,000,000	$2,000,000	$3,500,000	$7,000,000	—
Size (Acres)	10.22	3.62	13.00	6.97	2.87	11.66	18.48	4.96
Size (SF)	445,401	157,757	566,280	303,613	125,017	507,910	804,989	216,058
Price Per SF	$13.50	$15.62	$4.77	$23.06	$16.00	$6.89	$8.70	—

Price ($ PSF)	$13.50	$15.62	$4.77	$23.06	$16.00	$6.89	$8.70

Property Rights Conveyed	0%	0%	0%	0%	0%	0%	0%
Financing Terms [1]	0%	0%	0%	0%	0%	0%	0%
Conditions of Sale	0%	0%	0%	0%	0%	0%	-10%
Market Conditions (Time)	10%	10%	0%	0%	0%	0%	0%

Subtotal	$14.85	$17.18	$4.77	$23.06	$16.00	$6.89	$7.83

Size	0%	0%	10%	0%	0%	10%	20%
Shape	0%	0%	0%	0%	0%	0%	0%
Corner	0%	15%	15%	0%	0%	0%	15%
Frontage	0%	0%	0%	0%	0%	0%	0%
Topography	0%	0%	0%	0%	0%	0%	0%
Location	15%	0%	30%	-20%	0%	20%	20%
Zoning/Density	0%	0%	0%	0%	0%	0%	0%
Utilities	0%	0%	0%	0%	0%	0%	0%
Highest & Best Use	-10%	-10%	0%	-10%	0%	0%	0%

Total Other Adjustments	5%	5%	55%	-30%	0%	30%	55%

Value Indication for Subject	$15.59	$18.04	$7.39	$16.14	$16.00	$8.96	$12.13

Absolute Adjustment	35%	35%	55%	30%	0%	30%	65%

Low Indication							$7.39
Average Indication							$13.46
High Indication							$18.04

[1]	Adjusted sale price for cash equivalency and/or development costs (where applicable)

Compiled by CBRE

MARKET PARTICIPANTS

Several market participants were surveyed regarding the subject’s land value. The indicated range was $10.00 to $16.00 per square foot. The site was considered favorable given the high barriers to entry, its corner location, good traffic counts, and above average demographics in the area.

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Land Value

CONCLUSION

Comparables 4, 5 and 6 were considered the most representative of the subject site, and warranted greatest consideration because they required the least cumulative adjustment. These four comparables had an adjusted average of $13.70 per square foot. Furthermore, excluding the low and high outliers, the adjusted average was $13.76 per square foot. The following table presents the valuation conclusion:

CONCLUDED LAND VALUE
$ PSF		Subject SF		Total
$13.50	x	216,058	=	$2,916,778
$14.00	x	216,058	=	$3,024,806

Indicated Value:				$2,970,000
		(Rounded $ PSF)		$13.75

Compiled by CBRE

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Cost Approach

Cost Approach

REPLACEMENT COST NEW

To estimate the replacement cost new for the subject, the comparative unit method has been employed. Direct and indirect building costs, and entrepreneurial profit are estimated based on Marshall Valuation Service (MVS) cost data.

MARSHALL VALUATION SERVICE COST SCHEDULE
Primary Building Type:	Retail	Height per Story:	14’-20’
Effective Age:	10 YRS	Number of Buildings:	1
Condition:	Average	Gross Building Area:	65,085 SF
Exterior Wall:	Concrete Block	Net Rentable Area:	65,085 SF
Number of Stories:	1	Average Floor Area:	65,085 SF

MVS Sec/Page		13/20&26	13/33
Quality/Bldg. Class		Average/C	Average/C
Building Component		Supermarket/ Retail Store	Neighborhood Center
Component Sq. Ft.		42,465 SF	22,620 SF
Base Square Foot Cost		$80.61	$85.38

Square Foot Refinements
Canopy		$1.21	$8.14
Sprinklers		$2.75	$0.00

Subtotal		$84.57	$93.52

Height and Size Refinements
Number of Stories Multiplier		1.000	1.000
Height per Story Multiplier		1.170	1.042
Floor Area Multiplier		0.850	0.850

Subtotal		$84.10	$82.83

Cost Multipliers
Current Cost Multiplier		1.03	1.03
Local Multiplier		0.97	0.97

Final Square Foot Cost		$84.03	$82.76

Base Component Cost		$3,568,303	$1,872,029

Base Building Cost	(via Marshall Valuation Service cost data)		$5,440,332
Additions
Signage, Landscaping & Misc. Site Improvements (not included above)			$73,613
Parking/Walks (not included above)			$249,780
Other			$0

Direct Building Cost			$5,763,725

Indirect Costs	30.0% of Direct Building Cost		$1,729,117

Direct and Indirect Building Cost			$7,492,842
Rounded			$7,493,000

Compiled by CBRE

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Cost Approach

COST APPROACH CONCLUSION

The value estimate is calculated as follows.

COST APPROACH CONCLUSION
Primary Building Type:	Retail	Height per Story:	14’-20’
Effective Age:	10 YRS	Number of Buildings:	1
Condition:	Average	Gross Building Area:	65,085 SF
Exterior Wall:	Concrete Block	Net Rentable Area:	65,085 SF
Number of Stories:	1	Average Floor Area:	65,085 SF

Direct and Indirect Building Cost			$7,493,000

Entrepreneurial Profit	30.0% of Total Land and Building Cost		$3,138,900

Replacement Cost New			$10,631,900

Accrued Depreciation
Unfinished Shell Space		$0
Incurable Physical Deterioration	20.0% of Replacement Cost New less Curable Physical Deterioration	($2,122,848)
Functional Obsolescence		$0
External Obsolescence		$0

Total Accrued Depreciation	20.0% of Replacement Cost New		($2,122,848)
Contributory Value of FF&E			$0

Depreciated Replacement Cost			$8,509,052

Land Value			$2,970,000

Indicated Stabilized Value			$11,479,052
Rounded			$11,500,000
Curable Physical Deterioration			($17,660)
Lease-Up Discount			($5,616,000)

Indicated As Is Value			$5,866,340
Rounded			$5,900,000
Value Per SF			$90.65

Compiled by CBRE

COST TO ACHIEVE STABILIZED OPERATIONS

The cost estimates employed for this approach are reflective of a property operating at a stabilized level. A stabilized occupancy for the subject has been estimated to be 93.0% while the subject is currently operating at 36.3%. Consequently, an adjustment is warranted.

As the subject is currently below a stabilized occupancy position, it requires a deduction for lease-up to stabilization. This analysis utilizes assumptions developed in the market analysis and income capitalization approach and will be deducted as a line item from each approach in order to render an “as is” value estimate.

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Cost Approach

LEASE-UP SUMMARY
Estimated Downtime	24 Months
NOI Differential - Stabilized YR 3 vs. YRs 1 & 2 of DCF	$997,656
Leasing Commissions - Years 1 and 2 of DCF	$435,770
Tenant Improvement Allowance - Years 1 and 2 of DCF	$2,383,000

Sub-Total	$3,816,426
Plus: Profit @ 15% of stabilized value	$1,800,000

Total	$5,616,426
Rounded	$5,616,000

Compiled by CBRE

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Insurable Value

Insurable Value

Insurable value is defined as follows:

1.	the value of an asset or asset group that is covered by an insurance policy; can be estimated by deducting costs of noninsurable items (e.g., land value) from market value.

2.	value used by insurance companies as the basis for insurance. Often considered to be replacement or reproduction cost plus allowances for debris removal or demolition less deterioration and noninsurable items. Sometimes cash value or market value, but often entirely a cost concept. [6]

3.	a type of value for insurance purposes. [7]

CBRE, Inc. has followed traditional appraisal standards to develop a reasonable calculation based upon industry practices and industry-accepted publications such as the Marshall Valuation Service. The methodology employed is a derivation of the cost approach and is not reliable for insurable value estimates. Actual construction costs and related estimates can vary greatly from this estimate.

The insurable value estimate presented herein is intended to reflect the value of the destructible portions of the subject, based on the replacement of physical items that are subject to loss from hazards (excluding indestructible items such as basement excavation, foundation, site work, land value and indirect costs). In the case of the subject, this estimate is based upon the base building costs (direct costs) as obtained via the Marshall Valuation Service cost guide, with appropriate deductions.

This analysis should not be relied upon to determine proper insurance coverage as only consultants considered experts in cost estimation and insurance underwriting are qualified to provide an insurable value. It is provided to aid the client/reader/user as part of their overall decision making process and no representations or warranties are made by CBRE, Inc. regarding the accuracy of this estimate. It is strongly recommended that other sources be utilized to develop any estimate of insurable value.

[6]	Marshall & Swift/Boeckh, LLC, Marshall Valuation Service, (Los Angeles: Marshall & Swift/Boeckh, LLC, 2010), Sec 3, p 2.
[7]	Appraisal Institute, The Dictionary of Real Estate Appraisal, 5th ed. (Chicago: Appraisal Institute, 2010), 102.

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Insurable Value

INSURABLE VALUE

Primary Building Type:	Retail	Height per Story:	14’-20’
Effective Age:	10 YRS	Number of Buildings:	1
Condition:	Average	Gross Building Area:	65,085 SF
Exterior Wall:	Concrete Block	Net Rentable Area:	65,085 SF
Number of Stories:	1	Average Floor Area:	65,085 SF

MVS Sec/Page		13/20&26	13/33
Quality/Bldg. Class		Average/C	Average/C
Building Component		Supermarket/ Retail Store	Neighborhood Center
Component Sq. Ft.		42,465 SF	22,620 SF
Base Square Foot Cost		$80.61	$85.38

Square Foot Refinements
Canopy		$1.21	$8.14
Sprinklers		$2.75

Subtotal		$84.57	$93.52

Height and Size Refinements
Number of Stories Multiplier		1.000	1.000
Height per Story Multiplier		1.170	1.042
Floor Area Multiplier		0.850	0.850

Subtotal		$84.10	$82.83

Cost Multipliers
Current Cost Multiplier		1.03	1.03
Local Multiplier		0.97	0.97

Final Square Foot Cost		$84.03	$82.76

Base Component Cost		$3,568,303	$1,872,029

Base Building Cost	(via Marshall Valuation Service cost data)		$5,440,332

Insurable Exclusions	10.0% of Total Building Cost		($544,033)

Indicated Insurable Value			$4,896,299
Rounded			$4,900,000
Value Per SF			$75.29

Compiled by CBRE

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Sales Comparison Approach

Sales Comparison Approach

The following map and table summarize the comparable data used in the valuation of the subject. A detailed description of each transaction is included in the addenda.

SUMMARY OF COMPARABLE RETAIL SALES
		Transaction		Year	GLA	Actual Sale	Adjusted Sale	Price		NOI
No.	Name	Type	Date	Built	(SF)	Price	Price [1]	Per SF [1]	Occ.	Per SF	OAR
1	Crossroads at Mandarin, 10550 Old St. Augustine Road, Jacksonville, FL	Sale	Sep-12	1987	75,040	$5,200,000	$5,200,000	$69.30	42%	$2.40	3.46%

2	Medical & Merchants - As Is, 1444 Beach Boulevard, Jacksonville, FL	Sale	Jun-13	1993	156,153	$12,000,000	$12,000,000	$76.85	58%	$4.50	5.86%

3	Plantation Commons, 4495 Commons Drive West, Destin, FL	Sale	Oct-13	2007	126,075	$13,325,000	$13,325,000	$105.69	70%	$6.00	5.68%

4	Bellair Plaza, 2500 North Atlantic Avenue, Daytona Beach, FL	Sale	Dec-13	1960	246,249	$23,000,000	$23,000,000	$93.40	66%	$6.52	6.98%

5	Palm Harbor Shopping Center, 100 Palm Coast Parkway, Palm Coast, FL	Sale	May-14	1990	165,995	$12,375,000	$12,375,000	$74.55	49%	$4.02	5.40%

Subj. Pro Forma	Mandarin South, 11700 San Jose Boulevard, Jacksonville, FL	—	—	1982	65,085	—	—	—	36%	$4.93	—

[1]	Adjusted sale price for cash equivalency, lease-up and/or deferred maintenance (where applicable)

Compiled	by CBRE

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Sales Comparison Approach

The sales utilized represent the best data available for comparison with the subject. Given the subject’s current occupancy and investor expectations in the market, we have utilized “un-stabilized” properties in our Sale Comparison Approach to arrive at an “As Is” value indication. They were primarily selected from our research of comparable improved sales from East Central and North Florida. These sales were chosen based upon quality, occupancy, and tenancy.

DISCUSSION/ANALYSIS OF IMPROVED SALES

Improved Sale One

This comparable represents a 75,040-square-foot neighborhood center that is situated on a 10.58-acre parcel at 10550 Old St. Augustine Road, in Jacksonville. The improvements were originally constructed in 1987 and were considered in good condition at the time of sale. The property sold in September 2012 for $5,200,000, or $69.30 per square foot. Existing net operating income at the time of sale was $179,976, or $2.40 per square foot, for an overall capitalization rate of 3.46%. Occupancy at the time of sale was 42%. The comparable was formerly anchored by Food Lion, which was vacant at the time of sale.

The upward market conditions (time) adjustment reflects the improved market conditions since the date of sale. In terms of age/condition, this comparable was judged superior due to its newer year of construction and received a downward adjustment for this characteristic. An upward adjustment for traffic counts/exposure was considered appropriate for this comparable given its lower traffic counts. An upward other category adjustment was considered appropriate for this comparable given its income at the time of sale. Overall, this comparable was deemed inferior in comparison to the subject and an upward net adjustment was warranted to the sales price indicator.

Improved Sale Two

This comparable represents a 156,153-square-foot neighborhood center that is situated on a 22.91-acre parcel at 1444 Beach Boulevard, in Jacksonville. The improvements were originally constructed in 1993 and were considered in average condition at the time of sale. The property sold in June 2013 for $12,000,000, or $76.85 per square foot. Existing net operating income at the time of sale was $702,676, or $4.50 per square foot, for an overall capitalization rate of 5.86%. Occupancy at the time of sale was 58%. The actual local in-place rental rates range from $15.50 to $25.50 per square foot based on size and location in the center. Publix’s initial lease expired in February 2013 and is in its first option period (3 five-year remaining). There were two in-line spaces available at 3,500 square feet and 1,200 square feet. Memorial Healthcare’s lease expired in March 2013 which left a 61,000 square foot anchor vacant (medical build out). The comparable also includes a boarded up former Taco Bell, on an outparcel, which is included in the sale. Taco Bell continues to pay rent through January 2017. The sale also included an outparcel with a 3,392 bank branch and a vacant 0.71 acre outparcel.

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Sales Comparison Approach

Upon comparison with the subject, this comparable was considered inferior in terms of size and received an upward adjustment for this characteristic due to its larger square footage. In terms of age/condition, this comparable was judged superior due to its newer year of construction and received a downward adjustment for this characteristic. An upward adjustment for traffic counts/exposure was considered appropriate for this comparable given its exposure. With respect to tenancy, this comparable was considered superior in this aspect and received a downward adjustment because of its anchor tenant. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

Improved Sale Three

This comparable represents a 126,075-square-foot neighborhood center that is situated on a 15.15-acre parcel at 4495 Commons Drive West, in Destin. The improvements were originally constructed in 2007 and were considered in good condition at the time of sale. The property sold in October 2013 for $13,325,000, or $105.69 per square foot. Existing net operating income at the time of sale was $756,860, or $6.00 per square foot, for an overall capitalization rate of 5.68%. Occupancy at the time of sale was 70%. This community center is anchored by Marshalls and Fresh Market and shadow anchored by Home Depot. It has significant frontage and good access from U.S. Highway 98 W with daily traffic count estimated at 43,850 vehicles. The property has struggled to obtain a stable occupancy level and was only 70% occupied at the time of sale. CBRE Retail Investment Group had been actively marketing the property for at least 6 months. The buyers purchased the property for the upside potential associated with leasing up the space in a strong market area. The buyers felt the property had been poorly managed and lacked aggressive leasing. While the center is physically in average to good condition and has good access, its interior configuration is considered to hinder marketing according to a local property manager familiar with this center. There were nine spaces available ranging in size from 1,200 SF up to 26,333 SF (which may be sub-divided if necessary).

Upon comparison with the subject, this comparable was considered inferior in terms of size and received an upward adjustment for this characteristic due to its larger square footage. In terms of age/condition, this comparable was judged superior due to its newer year of construction and received a downward adjustment for this characteristic. A downward other category adjustment was considered appropriate for this comparable given its income and occupancy at the time of sale. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

Improved Sale Four

This comparable represents a 246,249-square-foot community center that is situated on a 28.44-acre parcel at 2500 North Atlantic Avenue, in Daytona Beach. The improvements were originally constructed in 1960 and were considered in average condition at the time of sale. The property sold in December 2013 for $23,000,000, or $93.40 per square foot. Existing net operating

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Sales Comparison Approach

income at the time of sale was $1,606,379, or $6.52 per square foot, for an overall capitalization rate of 6.98%. Occupancy at the time of sale was 66%. This comparable was anchored by Publix, Bealls, Bealls Outlet, Bowl Daytona, Walgreens, Dollar Tree and Ruby Tuesdays. The subjects anchor’s and outparcel retail (Ruby Tuesdays) have 7+ years remaining on their base terms and all had options to extend at below market rents. They buyer during the negotiation process was in talks with Marshalls and Hibbetts Sports to backfill an anchor and junior anchor spot after the property closed. The Marshalls lease would be for 25,600 square feet for a 10 years term at a base rent of $6.50 per square foot. Hibbetts Sports would be for 5,250 square feet and a term of 10 years at a base contract rent of $11.00 per square foot.

Upon comparison with the subject, this comparable was considered inferior in terms of size and received an upward adjustment for this characteristic due to its larger square footage. In terms of age/condition, this comparable was judged superior due to its renovations and received a downward adjustment for this characteristic. With respect to tenancy, this comparable was considered superior in this aspect and received a downward adjustment because of its anchor tenants. A downward other category adjustment was considered appropriate for this comparable given its income and occupancy at the time of sale. Overall, this comparable was deemed superior in comparison to the subject and a downward net adjustment was warranted to the sales price indicator.

Improved Sale Five

This comparable represents a 165,995-square-foot neighborhood center that is situated on a 26.58-acre parcel at 100 Palm Coast Parkway, in Palm Coast. The improvements were originally constructed in 1990 and were considered in average condition at the time of sale. The exterior walls depict concrete block construction components. The property sold in May 2014 for $12,375,000, or $74.55 per square foot. Existing net operating income at the time of sale was $667,997, or $4.02 per square foot, for an overall capitalization rate of 5.4%. Occupancy at the time of sale was 49%. The property is anchored by Publix that accounts for about 28% of the property’s in-place effective gross income. Publix lease expires in March 2016, with three-five year options remaining. Publix has a rental rate of $5.95 per square foot. In-line spaces have actual lease rates in the $17 to $25 per square foot range. The property was purchased with the intent of completely redeveloping for Publix and surrounding in-line space. The projected value upon completion was about $40 million.

The upward adjustment for location reflects this comparable’s inferior feature with respect to barriers to entry, underlying land value, and investor preferences. Upon comparison with the subject, this comparable was considered inferior in terms of size and received an upward adjustment for this characteristic due to its larger square footage. In terms of age/condition, this comparable was judged superior due to its newer year of construction and received a downward adjustment for this characteristic. An upward adjustment for traffic counts/exposure was considered appropriate for this comparable given its exposure. Because of this inferior trait, an

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Sales Comparison Approach

upward adjustment was considered appropriate. With respect to tenancy, this comparable was considered superior in this aspect and received a downward adjustment because of its anchor tenant. Overall, this comparable was deemed inferior in comparison to the subject and an upward net adjustment was warranted to the sales price indicator.

SUMMARY OF ADJUSTMENTS

Based on our comparative analysis, the following chart summarizes the adjustments warranted to each comparable.

RETAIL SALES ADJUSTMENT GRID
Comparable Number	1	2	3	4	5	Subj. Pro Forma
Transaction Type	Sale	Sale	Sale	Sale	Sale	—
Transaction Date	Sep-12	Jun-13	Oct-13	Dec-13	May-14	—
Year Built	1987	1993	2007	1960	1990	1982
GLA (SF)	75,040	156,153	126,075	246,249	165,995	65,085
Actual Sale Price	$5,200,000	$12,000,000	$13,325,000	$23,000,000	$12,375,000	—
Adjusted Sale Price [1]	$5,200,000	$12,000,000	$13,325,000	$23,000,000	$12,375,000	—
Price Per SF [1]	$69.30	$76.85	$105.69	$93.40	$74.55	—
Occupancy	42%	58%	70%	66%	49%	36%
NOI Per SF	$2.40	$4.50	$6.00	$6.52	$4.02	$4.93
OAR	3.46%	5.86%	5.68%	6.98%	5.40%

Adj. Price Per SF	$69.30	$76.85	$105.69	$93.40	$74.55

Property Rights Conveyed	0%	0%	0%	0%	0%
Financing Terms [1]	0%	0%	0%	0%	0%
Conditions of Sale	0%	0%	0%	0%	0%
Market Conditions (Time)	5%	0%	0%	0%	0%

Subtotal - Price Per SF	$72.77	$76.85	$105.69	$93.40	$74.55

Location	0%	0%	0%	0%	10%
Size	0%	5%	5%	10%	5%
Age/Condition	-10%	-10%	-15%	-10%	-5%
Quality of Construction	0%	0%	0%	0%	0%
Traffic Counts/Exposure	10%	5%	0%	0%	5%
Parking	0%	0%	0%	0%	0%
Tenancy	0%	-5%	0%	-10%	-5%
Other	10%	0%	-10%	-10%	0%

Total Other Adjustments	10%	-5%	-20%	-20%	10%

Indicated Value Per SF	$80.04	$73.01	$84.55	$74.72	$82.01

Absolute Adjustment	35%	25%	30%	40%	30%

Low Indication					$73.01
Average Indication					$78.87
High Indication					$84.55

[1]	Adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable)

Compiled by CBRE

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Sales Comparison Approach

SALE PRICE PER SQUARE FOOT CONCLUSION

After adjustment, all comparables were considered representative of the subject and warranted consideration. The following chart presents the valuation conclusion:

SALES COMPARISON APPROACH - AS IS
GLA (SF)	X	Value Per SF	=	Value
65,085	X	$75.00	=	$4,881,375
65,085	X	$85.00	=	$5,532,225

VALUE CONCLUSION

Indicated Stabilized Value				$5,300,000
Deferred Maintenance				($17,660)
Lease-Up Discount				$0

Indicated As Is Value				$5,282,340
Rounded				$5,300,000
Value Per SF				$81.43

Compiled by CBRE

Subject Sale

Title to the property is currently vested in the name of PGP Jacksonville LLC, who acquired title to the property in July 2014, as improved for $4,700,000; as recorded in Book 16837 Page 1572 of the Duval County Official Records. The subject was previously under contract to a different entity (Caladesi Group, LLC) for the recorded price but financing reportedly fell through, and the prospective purchaser assigned the contract to PGP for an assumption fee of $597,500. As such, the all-in purchase price was $5,297,500 or $81.39 per square foot. This most recent sale transaction of the subject appears to have been arm’s length. However, the transaction price appears to be slightly below market due to an all cash sale with a quick close. Furthermore, the property was bank owned at the time of sale. The buyer plans to redevelop the subject to include an anchor tenant, most likely a grocery store.

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Income Capitalization Approach

Income Capitalization Approach

The following map and table summarize the primary comparable data used in the valuation of the subject. A detailed description of each transaction is included in the addenda.

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SUMMARY OF COMPARABLE RETAIL RENTALS
Comp. No.	Property Name and Location	Year Built	Overall Occ.	GLA (SF)	Quoted Rental Rate	Expense Basis	Pass Thru Amount	Tenant Name	Lease Area (SF)	Lease Date	Lease Term	Base Rent
1	Shops at Julington Creek 12795 San Jose Blvd., Jacksonville, FL	2010	96%	40,207	$26.00-$27.00 PSF	NNN+	$8.31/SF	Barber	1,424	Jun-12	5.0 Yrs.	$22.00PSF
								Atlantic AV	1,423	Jan-12	5.0 Yrs.	$24.00PSF
								Sprint Cellular	1,264	Jan-12	5.0 Yrs.	$24.00PSF
								Quoted	—	—	—	$26.00-$27.00 PSF

2	San Jose Plaza 10950 San Jose Blvd., Jacksonville, FL	1988	89%	95,700	$14.00-$16.00 PSF	NNN	$4.00/SF	Radio Shack Ren.	3,000	Mar-12	5.0 Yrs.	$17.50PSF
								Spa New	2,400	Jan-12	3.0 Yrs.	$15.00PSF
								Quoted	—	—	—	$14.00-$16.00 PSF

3	Claire Lane Center 11112 San Jose Boulevard, Jacksonville, FL	1995	80%	103,934	$18.00 PSF	NNN	$4.52/SF	Liberty Mutual	3,022	Apr-11	5.0 Yrs.	$16.00PSF
								Barnes & Noble Renewal	25,090	Feb-11	5.0 Yrs.	$12.95PSF
								Quoted	—	—	—	$18.00PSF

4	Julington Village 450 SR 13 North, Jacksonville, FL	2000	100%	81,820	$26.00 PSF	NNN	$5.72/SF	Aliiance & Assoc.	1,400	Jun-13	5.0 Yrs.	$18.00PSF
								Saucy Taco	2,800	Dec-12	5.0 Yrs.	$18.00PSF
								Quoted	—	—	—	$26.00PSF

5	Mandarin Oaks 11406 San Jose Blvd., Jacksonville, FL	1998	100%	56,700	$24.00-$27.00 PSF	NNN	$6.85/SF	Pizza - Renew	1,600	Apr-12	3.0 Yrs.	$22.00PSF
								Credit Union - Renew	2,880	Feb-12	5.0 Yrs.	$25.00PSF
								Quoted	—	—	—	$24.00-$27.00 PSF

6	Medical & Merchants 11701 San Jose Boulevard, Jacksonville, FL	1995	97%	158,632	$17.50 PSF	NNN	$5.00/SF	I Fix Cellular	1,400	May-12	3.0 Yrs.	$17.50PSF
								Quoted	—	—	—	$17.50PSF

7	Mandarin Pointe 12200 San Jose Blvd., Jacksonville, FL	1986	97%	90,335	$18.00 PSF	NNN	$3.25/SF	Quoted	—	—	—	$18.00PSF

8	Julington Square 445 State Road 13 North, Jacksonville, FL	1988	94%	80,134	$24.00-$26.00 PSF	NNN	$2.75/SF	Wal-Mart Neighborhood Market	45,054	Apr-13	20.0 Yrs.	$8.65 PSF
								Smoothie King	1,120	Sep-12	5.0 Yrs.	$20.00PSF
								Quoted	—	—	—	$24.00-$26.00 PSF

Subj.	Mandarin South 11700 San Jose Boulevard, Jacksonville, FL	1982	36%	65,085	—	—						—

Compiled by CBRE

The rentals utilized represent the best data available for comparison with the subject. They were selected from our research within a three-mile radius of the subject. These comps were chosen based upon quality, tenancy and location. The following table shows a summary of the space allocation for the subject.

MARKET RENT CATEGORIES
Space Allocation	Size
In-line	29,990 SF
Anchors	31,675 SF
Storage	3,420 SF

Compiled by CBRE

DISCUSSION/ANALYSIS OF RENT COMPARABLES

Rent Comparable One

This comparable represents a 40,207-square-foot neighborhood center at 12795 San Jose Boulevard. The improvements were originally constructed in 2010 and were considered in excellent condition at the time of our research. The center is anchored by Fresh Market. According to a representative for this property, asking base rent is $26.00 to $27.00 per square foot annually, based upon a typical lease term of five years. However, actual signings have been in the low to mid $20.00’s. Expenses are based upon a NNN+ structure with a pass-thru amount of $8.31 per square foot. No free rent was quoted, however a tenant improvement allowance of $10.00 per square foot is typically provided. The property is currently 96% leased.

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Income Capitalization Approach

Rent Comparable Two

This comparable represents a 95,700-square-foot neighborhood center at 10950 San Jose Boulevard. The improvements were originally constructed in 1988 and were considered in average condition at the time of our research. The center is anchored by Bonefish Grill and Just Fitness. According to a published sources, asking base rent for in-line space is $14.00 to $16.00 per square foot annually, based upon a typical lease term of five years. The leasing agent indicated there is a junior anchor available for $8.00 per square foot. Expenses are based upon a triple net structure with a pass-thru amount of $4.00 per square foot. Free rent and TI allowances are negotiable. The property is currently 89% leased.

Rent Comparable Three

This comparable represents a 103,934-square-foot neighborhood center at 11112 San Jose Boulevard. The improvements were originally constructed in 1995 and were considered in average condition at the time of our research. The center is anchored by Barnes & Noble and World Market (dark but paying). According to a representative for this property, asking base rent is $18.00 per square foot annually, based upon a typical lease term of three to five years. Expenses are based upon a triple net structure with a pass-thru amount of $4.52 per square foot. Free rent and TI allowance are quoted as negotiable. The property is currently 80% leased.

Rent Comparable Four

This comparable represents an 81,820-square-foot neighborhood center at 450 SR 13 North. The improvements were originally constructed in 2000 and were considered in good condition at the time of our research. The center is anchored by Publix. According to a representative for this property, asking base rent is $26.00 per square foot annually, based upon a typical lease term of five years. Expenses are based upon a triple net structure with a pass-thru amount of $5.72 per square foot. Three months of free rent are typically provided. The property is currently 100% leased.

Rent Comparable Five

This comparable represents a 56,700-square-foot neighborhood center at 11406 San Jose Boulevard. The improvements were originally constructed in 1998 and were considered in good condition at the time of our research. The center is anchored by Publix. According to a representative for this property, asking base rent is $24.00 to $27.00 per square foot annually, based upon a typical lease term of years. Expenses are based upon a triple net structure with a pass-thru amount of $6.85 per square foot. Two months of free rent and a tenant improvement allowance of $20.00 per square foot are typically provided. The property is currently 100% leased.

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Income Capitalization Approach

Rent Comparable Six

This comparable represents a 158,632-square-foot neighborhood center at 11701 San Jose Boulevard. The improvements were originally constructed in 1995 and were considered in good condition at the time of our research. The center is anchored by Winn Dixie and Memorial Healthcare. According to a representative for this property, asking base rent is $17.50 per square foot annually, based upon a typical lease term of five years. Expenses are based upon a triple net structure with a pass-thru amount of $5.00 per square foot. Two months of free rent and a tenant improvement allowance of $10.00 per square foot are typically provided. The property is currently 97% leased.

Rent Comparable Seven

This comparable represents a 90,335-square-foot neighborhood center at 12200 San Jose Boulevard. The improvements were originally constructed in 1986 and were considered in average condition at the time of our research. The center is anchored by Bealls. According to a representative for this property, asking base rent is $18.00 per square foot annually, based upon a typical lease term of five years. Expenses are based upon a triple net structure with a pass-thru amount of $3.25 per square foot. Free rent and tenant improvement allowances were reported as negotiable. The property is currently 97% leased.

Rent Comparable Eight

This comparable represents an 80,134-square-foot neighborhood center at 445 State Road 13 North. The improvements were originally constructed in 1988 and were considered in good condition at the time of our research. The center is anchored by Walmart Neighborhood Market. According to a representative for this property, asking base rent is $24.00 to $26.00 per square foot annually, based upon a typical lease term of five years. Expenses are based upon a triple net structure with a pass-thru amount of $2.75 per square foot. Two months of free rent and a tenant improvement allowance of $5.00 per square foot are typically provided. The property is currently 94% leased.

ADDITIONAL COMPARABLES

Due to the limited amount of information for the anchor/grocery space category in the primary comparables, additional rental data has been used to determine market rent. This information is presented below.

Anchors

In addition to analyzing in-retail space in the local market we have also analyzed second generation anchor leases in the local market in order to determine market rent for the subject’s anchor space. Our survey is presented as follows:

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COMPARABLE ANCHOR/JR.ANCHOR LEASES
Tenant	Location	Lease Date	Annual Rent	Size (SF)	Rent PSF	Term
Ross	Jax MSA	Feb-14	$300,348	25,029	$12.00	10 Yrs.
PetsMart	Jax MSA	Feb-14	$191,214	14,164	$13.50	10 Yrs.
Staples	Jax MSA	Feb-14	$201,812	15,524	$13.00	10 Yrs.
Ulta	Jax MSA	Jan-14	$199,680	10,009	$19.95	10 Yrs.
Aldi	Jax MSA	Sep-14	$193,281	16,807	$11.50	10 Yrs.
L.A. Fitness	Jax MSA	Jan-13	$606,874	39,795	$15.25	15 Yrs.
Jo-Ann Fabrics	Jax MSA	Feb-14	$100,980	10,998	$9.18	3 Yrs.
Mayo Clinic	Jax MSA	Jun-12	$132,997	9,281	$14.33	5 Yrs.
Ross	Jax MSA	Aug-11	$166,074	30,125	$5.51	10 Yrs.
Stein Mart	Jax MSA	Jan-10	$336,322	40,472	$8.31	4 Yrs.
Staples	Jax MSA	Jun-10	$290,736	18,171	$16.00	10 Yrs.
Aveda Institute	Jax MSA	Oct-10	$161,280	10,080	$16.00	75 Yrs.
Cost Plus	Jax MSA	2014	$246,750	21,000	$11.75	10 Yrs.
Bealls	Jax MSA	Feb-13	$374,248	58,023	$6.45	10 Yrs.
Beals Outlet	Jax MSA	Feb-13	$174,899	28,719	$6.09	7 Yrs.
Planet Fitness	Jax MSA	Jan-11	$187,188	19,704	$9.50	10 Yrs.
Dollar Tree	Jax MSA	Jul-13	$114,730	10,430	$11.00	5 Yrs.

Low Indication					$5.51
Average Indication					$11.77
High Indication					$19.95
Compiled by CBRE

Given the subject’s age, quality, location and area demographics, the subject should lease at a rate near the middle to upper aspect of the comparable range.

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Grocery Stores

In addition to analyzing in-retail space in the local market we have also analyzed supermarket leases in the local market in order to determine market rent for the subject’s anchor space. Our survey is presented as follows:

SUMMARY OF JACKSONVILLE AREA SUPERMARKET LEASES
	Commence	Size	Rental Rate		Expense
Tenant	Date	(SF)	$/SF/Yr.	$/Yr.	Reimb.
Actual Winn Dixie Leases
St. Johns Commons	2003	45,802	$10.95	$501,532	NNN
Asbury Commons	2004	37,673	$12.77	$481,084	NNN
Jacksonville Regional	2001	47,084	$5.29	$249,074	NNN
Monument Pointe	2005	46,772	$4.67	$218,425	NNN
Actual Publix Leases
Reedy Branch	2000	44,270	$9.20	$407,284	Taxes & Fixed CAM
Cobblestone Village	2003	44,271	$10.10	$447,137	Taxes & Fixed CAM
San Jose-Freestanding	2006	62,942	$7.85	$494,095	NNN
Publix @ Riverside Market	2002	27,888	$13.20	$368,122	NNN
Deerwood Lakes	2003	44,271	$9.65	$427,215	Taxes & Fixed CAM
Mission Trace	2009	45,600	$12.95	$590,520	Taxes & Fixed CAM
Johns Creek Center	2004	44,840	$9.50	$425,980	NNN
Julington Village	2000	51,420	$9.65	$496,203	NNN
Mandarin Oaks	2004	45,860	$9.61	$440,715	NNN
St. Johns Town Center	2006	45,600	$13.50	$615,600	NNN
Shoppes at Palm Valley	2005	28,800	$16.75	$482,400	Taxes & Fixed CAM
Plantation Plaza	2004	44,840	$11.90	$533,596	Taxes & Fixed CAM
Fleming Island	2002	47,955	$10.00	$479,550	NNN
Middleburg Crossing	2000	44,270	$10.25	$453,768	Taxes & Fixed CAM
Normandy Crossing	2005	45,681	$11.20	$511,627	Taxes & Fixed CAM
Windsor Commons	2000	37,866	$8.75	$331,328	Taxes & Fixed CAM
Actual Wal-Mart Neighborhood Market Leases
Julington Square	2013	45,054	$8.65	$389,717	NNN
Shoppes at Drs. Inlet	2013	38,700	$8.95	$346,365	NNN
San Pablo	2014	49,433	$8.95	$442,425	NNN
Crossroads at Mandarin	2013	39,600	$8.95	$354,420	NNN
Wilson Square	2014	40,600	$7.95	$322,770	NNN
Merrill Station	2013	39,665	$7.95	$315,337	NNN
Actual Other Grocery Leases
The Fresh Market - Julington	2009	21,038	$13.00	$273,494	NNN
The Fresh Market - Ponte Vedra	2007	26,306	$8.80	$231,493	Modified Net
Trader Joes - Jax Beach	2014	12,517	$25.00	$312,925	NNN
Whole Foods - Mandarin	2008	50,000	$18.50	$925,000	NNN

Low Indication					$4.67
Average Indication					$10.81
High Indication					$25.00

Compiled by CBRE

Given the subject’s age, quality, location and area demographics, the subject should lease at a rate near the middle to upper aspect of the comparable range.

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SUBJECT RENTAL INFORMATION

MARKET RENT ESTIMATE

Base Rental Rate

The estimate of base rental rates is shown in the following chart.

BASE RENTAL RATES
Category ($/SF/Yr.)	In-line	Anchors	Storage
Subject’s Quoted Terms	N/A	$7.21-$15.15	$2.00
Rent Comparable Data	$14-$27.00	$4.67-$25.00	$2.00-$4.00
CBRE Estimate	$18.00	$12.00	$2.00
CBRE Estimate-Stabilized	$22.00	$12.00	$2.00

Compiled by CBRE

With regard to the subject’s anchor space, most market participants indicated the subject’s anchor space would be best utilized for a grocery store. Several grocers are expanding in the area including Trader Joes, Wal-Mart Neighborhood Market, Aldi, and Earth Fare.

The subject also includes approximately 3,420 square feet of back room storage/warehouse space. This space is located behind Auto Zone (which has over 10 years remaining on its lease, including options). Given its location and limited potential users, we estimated a rental rate toward the lower end of the range.

Concessions

The estimate of concessions is shown in the following chart.

CONCESSIONS
Category	In-line	Anchors	Storage
Rent Comparable Data	0-3 Months	None	None
CBRE Estimate	1 Month	None	None

Compiled by CBRE

Reimbursements

The estimate of reimbursements is shown in the following chart.

REIMBURSEMENTS
Category	In-line	Anchors	Storage
Rent Comparable Data	NNN	NNN	NNN
CBRE Estimate	NNN	NNN	NNN

Compiled by CBRE

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Escalations

At the present time, annual escalations in the range of CPI to 3.0% are common in the local market. As such, we have concluded market rental escalations of 3.0% annually over the term of the lease.

Tenant Improvements

The estimate of tenant improvements is shown in the following chart.

TENANT IMPROVEMENTS
Category	In-line	Anchors	Storage
Broker Interviews
New Tenants - Redevelopment	$20.00-$30.00	$20.00-$90.00	$0.00
Rent Comparable Data
New Tenants	$10.00-$20.00	$5.00-$30.00	$0.00
Renewals	$1.00	$1.00	$0.00
CBRE Estimate
New Tenants - Redevelopment	$25.00-$30.00	$60.00	$0.00
New Tenants - 2nd Generation	$10.00	$10.00	$0.00
Renewals	$1.00	$1.00	$0.00

Compiled by CBRE

Lease Term

The estimate of lease terms is shown in the following chart.

LEASE TERM
Category	In-line	Anchors	Storage
Rent Comparable Data	3-5 YRS	10-20 YRS	1-5 YRS
CBRE Estimate	5 YRS	15 YRS	3 YRS

Compiled by CBRE

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MARKET RENT CONCLUSIONS

The following chart shows the market rent conclusions for the subject:

MARKET RENT CONCLUSIONS
Category	In-line	Anchors	Storage
GLA (SF)	29,990	31,675	3,420
Percent of Total SF	46.1%	48.7%	5.3%
Market Rent ($/SF/Yr.)	$18.00	$12.00	$2.00
Stabilized Market Rent ($/SF/Yr.)	$22.00	$12.00	$2.00
Concessions	1 Month	None	None
Reimbursements	NNN	NNN	NNN
Annual Escalation	3.0%	None	3.0%
Tenant Improvements (Redevelopment)	$25.00-$30.00	$60.00	$0.00
Tenant Improvements (2nd Generation)	$10.00	$10.00	$0.00
Tenant Improvements (Renewals)	$1.00	$1.00	$0.00
Average Lease Term	5 Years	15 Years	3 Years

Compiled by CBRE

RENT ROLL ANALYSIS

The subject’s rent roll is illustrated as follows:

RENT ROLL ANALYSIS
Suite			Lease	Lease	Term	Size (GLA)		Mkt Rent	Expense	Contract Rent
No.	Tenant	Tenant Type	Start	Expiration	(Mos.)	SF	% Total	$/SF/Yr.	Basis	$/SF/Yr.	$/Yr.
3-5	LaNopalera	In-line	Sep-03	Oct-13	MTM	3,800	5.8%	$17.00	NNN	$35.84	$136,192
7	Auto Zone	In-line	Dec-09	Nov-19	120	7,370	11.3%	$17.00	NNN	$12.00	$88,440
9	Wood You	In-line	Dec-10	Oct-16	70	4,000	6.1%	$12.00	NNN	$18.17	$72,680
11	Guitars United	In-line	Jul-08	Jun-13	MTM	970	1.5%	$17.00	NNN	$48.00	$46,560
12	Planet Beach	In-line	Nov-11	Oct-16	60	1,200	1.8%	$17.00	NNN	$18.17	$21,804
13	New York Nails	In-line	Mar-10	Feb-15	60	1,200	1.8%	$17.00	NNN	$24.50	$29,400
14	Poochie Spa	In-line	Apr-05	Aug-18	161	900	1.4%	$17.00	NNN	$25.90	$23,310
15-17	Pool Mart	In-line	Oct-05	Dec-14	110	2,700	4.1%	$17.00	NNN	$13.00	$35,100
21	Verde Eco-Salon	In-line	Oct-09	Jun-04	-64	1,500	2.3%	$17.00	NNN	$20.26	$30,390

Occupied Subtotals						23,640	36.3%	$16.15		$20.47	$483,876

	Vacant	In-line	—	—	—	10,350	15.9%	$17.00	NNN	—	$175,950
	Vacant	Storage	—	—	—	3,420	5.3%	$2.00	NNN	—	$6,840
	Vacant	Anchors	—	—	—	27,675	42.5%	$12.00	NNN	—	$332,100

Vacant Subtotals						41,445	63.7%	$12.42		$12.42	$514,890

Property Totals - Contract Rent						65,085	100.0%			$15.35	$998,766
Property Totals - Market Rent						65,085	100.0%	$13.78

Compiled by CBRE

Specific Anticipated Changes to Rent Roll

Property management indicated that Wood You is occupying considerably more space than the 4,000 square feet in the lease and are in default. They reportedly can’t afford to pay for all the space that they’re using and property management is letting them do it until they define the anchor situation and exactly what they need. According to property management, Wood You will be defaulted and terminated. As such, we assumed this space will be reabsorbed into the adjacent vacant anchor space.

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Lease Expiration Schedule

The subject’s scheduled lease expiration for the holding period is shown as follows:

LEASE EXPIRATION SCHEDULE
		— Contract Only —
Year	Ending	Sq. Ft.	% of Total
Year 1	May-2014	14,170	21.77%
Year 2	May-2015	0	0.00%
Year 3	May-2016	1,200	1.84%
Year 4	May-2017	900	1.38%
Year 5	May-2018	0	0.00%
Year 6	May-2019	17,540	26.95%
Year 7	May-2020	10,350	15.90%
Year 8	May-2021	4,620	7.10%
Year 9	May-2022	0	0.00%
Year 10	May-2023	900	1.38%
Year 11	May-2024	14,690	22.57%

Compiled by CBRE

POTENTIAL RENTAL INCOME CONCLUSION

Within this analysis, we analyzed both proforma rental income upon stabilized and current in-place income:

the proforma income upon stabilization (YR 3 of the DCF)

the actual income in-place

OPERATING HISTORY

The subject was formerly bank owned, via foreclosure from a distressed owner. As such, actual operating history was not available. The current owner is in negotiations with several grocer anchors (including Wal-Mart Neighborhood Market and Earth Fare). The following table presents a stabilized budget under the Earth Fare scenario. This has been provided primarily for informational purposes. Our proforma income and expenses were primarily estimated from available market data.

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OPERATING HISTORY
Year-Occupancy	Stabilized Budget		CBRE Estimate	92.0%
	Total	$/SF	Total [2]	$/SF
Income
Effective Gross Income	$1,329,883	$20.43	$1,198,721	$18.42
Expenses
Real Estate Taxes	$183,000	$2.81	$177,537	$2.73
Property Insurance	51,256	0.79	44,882	0.69
Common Area Maintenance	116,311	1.79	93,216	1.43
Management Fee ¹	55,715	0.86	41,955	0.64
Nonreimbursable Landlord Expense	4,440	0.07	3,452	0.05

Operating Expenses	$410,722	$6.31	$361,042	$5.55

Net Operating Income	$919,161	$14.12	$837,679	$12.87
¹ (Mgmt. typically analyzed as a % of EGI)	4.2%		3.5%
[2] (Some revenue categories may reflect net figures)

Source: Operating statements

VACANCY

The subject’s estimated stabilized occupancy rate was previously discussed in the market analysis. The subject’s vacancy is detailed as follows:

VACANCY
Year	Total	% PGI
Current	—	64%
CBRE Estimate	$66,526	7%
CBRE Estimate (In-Place)	N/A	N/A

Compiled by CBRE

CREDIT LOSS

The credit loss estimate is an allowance for nonpayment of rent or other income. The subject’s credit loss is detailed as follows:

CREDIT LOSS
Year	Total	% PGI
CBRE Estimate	$9,504	1.0%
CBRE Estimate (In-Place)	N/A	N/A

Compiled by CBRE

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EXPENSE REIMBURSEMENTS

The subject’s leases are typically based on a triple net structure whereby the tenant reimburses the owner for a pro rata share of all operating expenses (except non-reimbursable). The subject’s expense reimbursements are detailed as follows:

EXPENSE REIMBURSEMENTS
Year	Total	$/SF
CBRE Estimate	$352,590	$5.42
CBRE Estimate (In-Place)	$65,796	$1.01

Compiled by CBRE

EFFECTIVE GROSS INCOME

The subject’s effective gross income is detailed as follows:

EFFECTIVE GROSS INCOME
Year	Total	$/SF
Stabilized Budget	$1,329,883	$20.43
CBRE Estimate	$1,198,721	$18.42
CBRE Estimate (In-Place)	$549,672	$8.45

Compiled by CBRE

OPERATING EXPENSE ANALYSIS

Expense Comparables

The following chart summarizes expenses obtained from recognized industry publications and/or comparable properties.

EXPENSE COMPARABLES
Comparable Number	1	2	3	4	Subject
Location	Jax MSA	Jax MSA	Jax MSA	Jax MSA	Jacksonville, FL
GLA (SF)	100,559	68,846	81,820	69,348	65,085
Expense Year	2013	2013	T-6(6/13)	T-6(6/13)	Pro Forma

	$/SF	$/SF	$/SF	$/SF	$/SF
Revenues
Effective Gross Income	$11.27	$10.48	$17.42	$14.55	$18.42
Expenses
Real Estate Taxes	$1.42	$0.91	$1.17	$1.77	$2.73
Property Insurance	0.76	0.50	0.57	0.87	0.69
Common Area Maintenance	1.81	0.94	1.00	1.68	1.43
Management Fee ¹	0.31	0.34	0.70	0.50	0.64
Nonreimbursable Landlord Expense	0.04	0.03	0.04	0.04	0.05

Operating Expenses	$4.34	$2.72	$3.47	$4.87	$5.55
Operating Expense Ratio	38.5%	25.9%	19.9%	33.5%	30.1%
¹(Mgmt. typically analyzed as a % of EGI)	2.8%	3.2%	4.0%	3.4%	3.5%

Compiled by CBRE

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A discussion of each expense category is presented on the following pages.

Real Estate Taxes

The comparable data and projections for the subject are summarized as follows:

REAL ESTATE TAXES
Year	Total	$/SF
Stabilized Budget	$183,000	$2.81
Expense Comparable 1	N/A	$1.42
Expense Comparable 2	N/A	$0.91
Expense Comparable 3	N/A	$1.17
Expense Comparable 4	N/A	$1.77
CBRE Estimate	$177,537	$2.73
CBRE Estimate (In-Place)	$76,330	$1.17

Compiled by CBRE

Property Insurance

Property insurance expenses typically include fire and extended coverage and owner’s liability coverage. The comparable data and projections for the subject are summarized as follows:

PROPERTY INSURANCE
Year	Total	$/SF
Stabilized Budget	$51,256	$0.79
Expense Comparable 1	N/A	$0.76
Expense Comparable 2	N/A	$0.50
Expense Comparable 3	N/A	$0.57
Expense Comparable 4	N/A	$0.87
CBRE Estimate	$44,882	$0.69
CBRE Estimate (In-Place)	$42,305	$0.65

Compiled by CBRE

Common Area Maintenance

Common area maintenance expenses typically include utilities, parking lot sweeping and maintenance, and routine repairs and maintenance of the building and site improvements. The comparable data and projections for the subject are summarized as follows:

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COMMON AREA MAINTENANCE
Year	Total	$/SF
Stabilized Budget	$116,311	$1.79
Expense Comparable 1	N/A	$1.81
Expense Comparable 2	N/A	$0.94
Expense Comparable 3	N/A	$1.00
Expense Comparable 4	N/A	$1.68
CBRE Estimate	$93,216	$1.43
CBRE Estimate (In-Place)	$87,865	$1.35

Compiled by CBRE

Management Fee

Management expenses are typically negotiated as a percentage of collected revenues (i.e., effective gross income). The comparable data and projections for the subject are summarized as follows:

MANAGEMENT FEE
Year	Total	% EGI
CBRE Estimate	$41,955	3.5%
CBRE Estimate (In-Place)	$19,239	1.6%

Compiled by CBRE

Professional management fees in the local market range from 3.0% to 4.0%. Given the subject’s size and the competitiveness of the local market area, we believe an appropriate management expense for the subject would be towards the lower end of the range.

Nonreimbursable Landlord Expense

Landlord expenses that are not eligible for tenant reimbursement typically include legal fees, advertising and other administrative costs. The comparable data and projections for the subject are summarized as follows:

NONREIMBURSABLE LANDLORD EXPENSE
Year	Total	$/SF
Stabilized Budget	$4,440	$0.07
Expense Comparable 1	N/A	$0.04
Expense Comparable 2	N/A	$0.03
Expense Comparable 3	N/A	$0.04
Expense Comparable 4	N/A	$0.04
CBRE Estimate	$3,452	$0.05
CBRE Estimate (In-Place)	$3,254	$0.05

Compiled by CBRE

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Reserves for Replacement

Reserves for replacement are not typically included “above the line” for properties like the subject. As such, we have not included a reserves estimate in our direct capitalization. However, we did include $0.15 per square foot “below the line” in our Discounted Cash Flow analysis based on discussions with knowledgeable market participants who indicate a range from $0.10 to $0.20 per square foot for comparable properties.

OPERATING EXPENSE CONCLUSION

The comparable data and projections for the subject are summarized as follows:

OPERATING EXPENSES
Year	Total	$/SF
Stabilized Budget	$410,722	$6.31
Expense Comparable 1	N/A	$4.34
Expense Comparable 2	N/A	$2.72
Expense Comparable 3	N/A	$3.47
Expense Comparable 4	N/A	$4.87
CBRE Estimate	$361,042	$5.55
CBRE Estimate (In-Place)	$228,993	$3.52

Compiled by CBRE

The subject’s per square foot operating expense pro forma is in line the total per square foot operating expenses indicated by the expense comparables (except for stabilized taxes which are based on an estimated assessment upon stabilization).

NET OPERATING INCOME CONCLUSION

The comparable data and projections for the subject are summarized as follows:

NET OPERATING INCOME
Year	Total	$/SF
Stabilized Budget	$919,161	$14.12
CBRE Estimate	$837,679	$12.87
CBRE Estimate (In-Place)	$320,679	$4.93

Compiled by CBRE

DIRECT CAPITALIZATION

Direct capitalization is a method used to convert a single year’s estimated stabilized net operating income into a value indication. The following subsections represent different techniques for deriving an overall capitalization rate.

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Comparable Sales

The overall capitalization rates (OARs) confirmed for the comparable sales analyzed in the sales comparison approach are as follows:

COMPARABLE CAPITALIZATION RATES
Sale	Sale Date	Sale Price $/SF	Occupancy	OAR Basis	OAR
1	Sep-12	$69.30	42%	Existing	3.46%
2	Jun-13	$76.85	58%	Existing	5.86%
3	Oct-13	$105.69	70%	Existing	5.68%
4	Dec-13	$93.40	66%	Existing	6.98%
5	May-14	$74.55	49%	Existing	5.40%
Indicated OAR - In Place:			36%		3.46%-6.98%

Compiled by: CBRE

The overall capitalization rates for these sales were derived based upon the actual income characteristics of the property. Each of these sales shows a similar tenancy structure with regard to stability and credit rating, whereby little if any adjustment adjustments are required when compared with the subject.

Published Investor Surveys

The results of the most recent investor surveys are summarized in the following chart.

OVERALL CAPITALIZATION RATES
Investment Type	OAR Range	Average
CBRE Jacksonville (Grocery Anchored)
Class A	5.75% - 7.00%	6.38%
Class B	6.75% - 8.00%	7.38%
Class C	8.00% - 9.00%+	N/A
CBRE Neighborhood Centers
Class A	4.00% - 8.00%	6.27%
Class B	4.50% - 9.50%	7.21%
Class C	5.00% - 11.00%	8.62%
RealtyRates.com
Retail	4.62% - 14.63%	10.10%
Anchored	4.62% - 13.20%	10.25%
Un-Anchored	5.49% - 14.63%	11.06%
PwC Strip Shopping Center
National Data	5.00% - 10.00%	7.09%
Indicated OAR - As Stabilized:		7.00% - 8.00%

Compiled by: CBRE

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The subject is considered to be a Class B property. Because of the subject’s location with high barriers to entry and upside potential, an OAR near the lower aspect of the range indicated in the preceding table is considered appropriate.

Market Participants

The results of recent interviews with knowledgeable real estate professionals are summarized in the following table.

OVERALL CAPITALIZATION RATES
Respondent	Company	OAR	Income	Date of Survey
Confidential	CBRE	6.00%-6.50%	Stabilized w/ grocer	Sep-14
Confidential	CBRE	7.00%-7.50%	Stabilized w/soft anchor	Sep-14
Confidential	CBRE	5.00%-5.50%	In-Place	Sep-14
Confidential	Cushman & Wakefield	7.00%	Stabilized w/grocer	Sep-14
Confidential	Cushman & Wakefield	8.00%	Stabilized w/soft anchor	Sep-14
Confidential	Cushman & Wakefield	Based on price per SF	In-Place	Sep-14
Indicated OAR - As Stabilized:				6.00%-8.00%
Indicated OAR - In Place:				5.00%-5.50%

Compiled by: CBRE

Band of Investment

The band of the investment technique has been utilized as a crosscheck to the foregoing techniques. The Mortgage Interest Rate and the Equity Dividend Rate (EDR) are based upon current market yields for similar investments. The analysis is shown in the following table.

BAND OF INVESTMENT
Mortgage Interest Rate	4.50%
Mortgage Term (Amortization Period)	30 Years
Mortgage Ratio (Loan-to-Value)	75%
Mortgage Constant (monthly payments)	0.06080
Equity Dividend Rate (EDR)	10%

Mortgage Requirement	75%	x	0.0608	=	0.04560
Equity Requirement	25%	x	0.10000	=	0.02500

	100%				0.07060

Indicated OAR:					7.10%

Compiled by: CBRE

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Capitalization Rate Conclusion

The following chart summarizes the OAR conclusions.

OVERALL CAPITALIZATION RATE - CONCLUSION
Source	Indicated OAR
Comparable Sales - In Place	3.46%-6.98%
Comparable Sales (Secondary Stabilized)	6.50%-7.50%
Published Surveys	7.00%-8.00%
Market Participants - As Stabilized	6.00%-8.00%
Market Participants - In Place	5.00%-5.50%
Band of Investment	7.10%
CBRE Estimate - Proforma	7.00%
CBRE Estimate - In Place	5.50%

Compiled by: CBRE

Direct Capitalization Summary – Proforma Income

A summary of the proforma direct capitalization, upon stabilization in YR 3 of the DCF, is illustrated in the following chart.

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DIRECT CAPITALIZATION SUMMARY - PROFORMA YR 3 STABILIZED
		$/SF/Yr	Total
Income
Potential Rental Income		$14.60		$950,368
Vacancy	7.00%	(1.02)		(66,526)
Credit Loss	1.00%	(0.15)		(9,504)

Net Rental Income		$13.43		$874,339

Expense Reimbursements		5.42		352,590
Vacancy & Credit Loss	8.00%	(0.43)		(28,207)

Effective Gross Income		$18.42		$1,198,721

Expenses
Real Estate Taxes		$2.73		$177,537
Property Insurance		0.69		44,882
Common Area Maintenance		1.43		93,216
Management Fee	3.50%	0.64		41,955
Nonreimbursable Landlord Expense		0.05		3,452

Operating Expenses		$5.55		$361,042

Operating Expense Ratio				30.12%
Net Operating Income		$12.87		$837,679
OAR			/	7.00%

Indicated Stabilized Value				$11,966,844
Rounded				$12,000,000
Deferred Maintenance				(17,660)
Lease-Up Discount				(5,616,000)

Indicated As Is Value				$6,333,184
Rounded				$6,300,000
Value Per SF				$96.80

Compiled by CBRE

COST TO ACHIEVE STABILIZED OPERATIONS

The cost estimates employed for this approach are reflective of a property operating at a stabilized level. A stabilized occupancy for the subject has been estimated to be 93.0% while the subject is currently operating at 36.3%. Consequently, an adjustment is warranted.

As the subject is currently below a stabilized occupancy position, it requires a deduction for lease-up to stabilization. This analysis utilizes assumptions developed in the market analysis and income capitalization approach and will be deducted as a line item from each approach in order to render an “as is” value estimate.

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Income Capitalization Approach

LEASE-UP SUMMARY
Estimated Downtime	24 Months
NOI Differential - Stabilized YR 3 vs. YRs 1 & 2 of DCF	$997,656
Leasing Commissions - Years 1 and 2 of DCF	$435,770
Tenant Improvement Allowance -Years 1 and 2 of DCF	$2,383,000

Sub-Total	$3,816,426
Plus: Profit @ 15% of stabilized value	$1,800,000

Total	$5,616,426
Rounded	$5,616,000

Compiled by CBRE

Direct Capitalization Summary – In Place Income

A summary of the in place direct capitalization is illustrated in the following chart.

DIRECT CAPITALIZATION SUMMARY - IN PLACE
		$/SF/Yr	Total
Income
Potential Rental Income		$7.43		$483,876
Vacancy		0.00		—
Credit Loss		0.00		—

Net Rental Income		$7.43		$483,876

Expense Reimbursements		1.01		65,796
Vacancy & Credit Loss				—

Effective Gross Income		$8.45		$549,672

Expenses
Real Estate Taxes		$1.17		$76,330
Property Insurance		0.65		42,305
Common Area Maintenance		1.35		87,865
Management Fee	3.50%	0.30		19,239
Nonreimbursable Landlord Expense		0.05		3,254

Operating Expenses		$3.52		$228,993

Operating Expense Ratio				41.66%
Net Operating Income		$4.93		$320,679
OAR			/	5.50%

Indicated Stabilized Value				$5,830,524
Rounded				$5,800,000
Deferred Maintenance				(17,660)
Lease-Up Discount				—

Indicated As Is Value				$5,812,864
Rounded				$5,800,000
Value Per SF				$89.11

Compiled by CBRE

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Income Capitalization Approach

DISCOUNTED CASH FLOW ANALYSIS (DCF)

The DCF assumptions for the subject are summarized as follows:

SUMMARY OF DISCOUNTED CASH FLOW INPUT
General

Start Date	Sep-14
Terms of Analysis	10 Years
Software	ARGUS

Growth Rates
Income Growth	3.00%
Expense Growth	3.00%
Inflation (CPI)	2.50%
Real Estate Tax Growth	3.00%

Market Leasing

Category	In-line	Anchors	Storage
Market Rent ($/SF/Yr.)	$18.00	$12.00	$2.00
Concessions	1 Month	None	None
Reimbursements	NNN	NNN	NNN
Annual Escalation	3.0%	None	3.0%
Tenant Improvements (Redevelopment)	$25.00-$30.00	$60.00	$0.00
Tenant Improvements (2nd Generation)	$10.00	$10.00
Tenant Improvements (Renewals)	$1.00	$1.00	$0.00
Average Lease Term	5 Years	15 Years	3 Years
Renewal Probability	70%	70%	50%
Leasing Commissions (Cashed-Out)
New Leases	6.0%	6.0%	6.0%
Renewal Leases	2.0%	2.0%	2.0%
Down Time Before New Tenant Leases	9 Months	12 Months	12 Months
Blended Down Time Between Leases	3 Months	4 Months	6 Months

Occupancy

Total Operating Expenses ($/SF/Yr.)	$5.55
Current Occupancy	36.32%
Stabilized Occupancy	93.00%
Credit Loss	1.00%
Stabilized Occupancy (w/Credit Loss)	92.00%
Estimated Lease-up Period	24 Months

Financial

Discount Rate	12.00%
Terminal Capitalization Rate	7.25%

Other

Cost of Sale	3.00%
Capital Expenses (Deferred Maintenance)	$17,660

Compiled by CBRE

Provided on the following pages is a discussion of additional assumptions used in the discounted cash flow analysis.

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Income Capitalization Approach

General Assumptions

The DCF analysis utilizes a 10-year projection period. This is consistent with current investor assumptions.

Growth Rate Assumptions

Published investor surveys are shown below.

SUMMARY OF GROWTH RATES
Investment Type	Rent	Expenses	Inflation

U.S. Bureau of Labor Statistics (CPI-U)
10-Year Snapshot Average as of Jul-14			2.32%

PwC Strip Shopping Center
National Data	1.78%	2.97%	n/a

CBRE EA Jax Forecast	0.20%-6.50%	n/a	n/a

CBRE EA Submarket Forecast	0.00%-8.60%

CBRE Estimate	See Comments	3.00%	2.50%

Compiled by: CBRE

The estimated growth rates indicated above are based primarily on market parameters. The surveyed market participants indicated the potential for income growth is favorable due to the potential addition of an anchor and the high barriers to entry in the area. As such, rent growth is projected to be flat during the first two years until the property is projected to stabilize. Year 3 rent bumps from $17.00 per square foot to $22.00 per square foot (with anchor). Subsequent years are projected to witness 3.0% annual rent growth.

Leasing Assumptions

The contract lease terms for the existing tenants are utilized within the DCF analysis, with market leasing assumptions applied for renewals and absorption tenants. All subsequent years vary according to the growth rate assumptions applied to the Year 1 estimate.

LEASING COMMISSIONS

The following table presents the leasing commissions quoted for the subject, those prevalent in the market as derived through the comparable properties, and our pro forma estimate. In estimating the market rate for leasing commissions, primary emphasis has been placed on broker surveys and market data.

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LEASING COMMISSIONS
Category	In-line	Anchors	Storage
Rent Comparables and/or Broker Data
New Tenants	6.0%	6.0%	6.0%
Renewals	2.0%	2.0%	2.0%
CBRE Estimate
New Tenants	6.0%	6.0%	6.0%
Renewals	2.0%	2.0%	2.0%

Compiled by CBRE

RENEWAL PROBABILITY

The renewal probability incorporated within the market leasing assumptions has been estimated at 70% for all space except the storage, which has a 50% renewal probability. These rates are considered reasonable based on the rent comparable data, a survey of market participants and the subject.

DOWNTIME BETWEEN LEASES

The downtime estimate at lease rollover incorporated within the market leasing assumptions has been estimated at 9 to 12 months. These rates are considered reasonable based on the rent comparable data, a survey of market participants and the subject.

Specific Tenant Assumptions

Property management indicated that Wood You is occupying considerably more space than the 4,000 square feet in the lease and are in default. They reportedly can’t afford to pay for all the space that they’re using and property management is letting them do it until they define the anchor situation and exactly what they need. According to property management, Wood You will be defaulted and terminated. As such, we assumed this space will be reabsorbed into the adjacent vacant anchor space.

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Financial Assumptions

DISCOUNT RATE ANALYSIS

The results of the most recent investor surveys are summarized in the following chart.

DISCOUNT RATES
Investment Type	Rate Range	Average
CBRE Neighborhood Centers
Class A	6.00% - 17.00%	8.94%
Class B	4.86% - 19.31%	10.67%
Class C	n/a - n/a	n/a
RealtyRates.com
Retail	5.87% - 14.74%	10.96%
Anchored	5.87% -13.54%	11.03%
Un-Anchored	6.52% -14.74%	11.62%
PwC Strip Shopping Center
National Data	6.25% - 11.00%	8.31%
CBRE Estimate		12.00%

Compiled by: CBRE

The subject is considered to be a Class B property. Our estimate includes an allowance for profit and risk during lease up.

TERMINAL CAPITALIZATION RATE

TERMINAL CAPITALIZATION RATES
Investment Type	Rate Range	Average
PwC Strip Shopping Center
National Data - OAR	5.00% - 10.00%	7.09%
National Data - Residual OAR	6.00% - 10.00%	7.44%
Spread: Basis Points (BP)	100 - 0	35
Concluded BP Spread		25
CBRE Estimate		7.25%

Compiled by: CBRE

Our estimate assumes the subject will be stabilized upon reversion.

Discounted Cash Flow Conclusion

The DCF schedule and value conclusion is depicted on the following page.

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MANDARIN SOUTH

CASH FLOW REPORT BEGINNING SEPTEMBER 1, 2014

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Reversion Aug-2025
Potential Gross Revenue
Base Rental Revenue	$409,853	$675,687	$955,965	$968,985	$982,008	$1,015,732	$1,076,910	$1,102,528	$1,120,047	$1,139,034	$1,166,426
Absorption & Turnover Vacancy	-59,265		-7,002		-5,571	-51,518	-61,809	-32,807		-6,459	-17,135
Base Rent Abatements	-15,255	-15,712	-5,597		-1,857	-5,738	-26,915	-15,163		-2,153

Scheduled Base Rental Revenue	335,333	659,975	943,366	968,985	974,580	958,476	988,186	1,054,558	1,120,047	1,130,422	1,149,291

Expense Reimbursement Revenue
Real Estate Taxes	19,170	52,301	175,943	182,862	187,699	187,980	192,594	197,064	211,990	217,592	218,422
Property Insurance	10,803	29,979	44,498	46,227	47,449	47,520	48,689	49,817	53,591	55,011	55,217
Common Area Maintenance	21,220	61,013	91,130	94,685	98,549	98,699	101,120	103,468	111,304	114,248	114,681
Management Fee	3,260	17,823	41,019	42,397	43,556	43,308	44,620	45,747	49,805	50,517	50,194

Total Reimbursement Revenue	54,453	161,116	352,590	366,171	377,253	377,507	387,023	396,096	426,690	437,368	438,514

Total Potential Gross Revenue	389,786	821,091	1,295,956	1,335,156	1,351,833	1,335,983	1,375,209	1,450,654	1,546,737	1,567,790	1,587,805
General Vacancy		-57,476	-84,205	-93,461	-89,447	-45,607	-38,782	-71,035	-108,272	-103,738	-95,211
Collection Loss	-3,898	-8,211	-12,960	-13,352	-13,518	-13,360	-13,752	-14,507	-15,467	-15,678	-15,878

Effective Gross Revenue	385,888	755,404	1,198,791	1,228,343	1,248,868	1,277,016	1,322,675	1,365,112	1,422,998	1,448,374	1,476,716

Operating Expenses
Real Estate Taxes	76,330	76,330	177,537	182,863	188,349	193,999	199,819	205,814	211,988	218,348	224,899
Property Insurance	42,305	43,574	44,882	46,228	47,615	49,043	50,515	52,030	53,591	55,199	56,855
Common Area Maintenance	87,865	90,501	93,216	96,012	98,893	101,859	104,915	108,063	111,304	114,644	118,083
Management Fee	13,506	26,439	41,958	42,992	43,710	44,696	46,294	47,779	49,805	50,693	51,685
Non Reimbursable	3,254	3,352	3,452	3,556	3,663	3,773	3,886	4,002	4,122	4,246	4,373

Total Operating Expenses	223,260	240,196	361,045	371,651	382,230	393,370	405,429	417,688	430,810	443,130	455,895

Net Operating Income	162,628	515,208	837,746	856,692	866,638	883,646	917,246	947,424	992,188	1,005,244	1,020,821

Leasing & Capital Costs
Tenant Improvements	254,250	2,128,750	49,165		3,676	11,303	52,755	29,578		4,159
Leasing Commissions	34,563	401,207	19,142		3,727	11,515	54,010	31,469		4,320
Reserves	9,763	10,007	10,257	10,513	10,776	11,046	11,322	11,605	11,895	12,192	12,497
Deferred Maintenance	17,660

Total Leasing & Capital Costs	316,236	2,539,964	78,564	10,513	18,179	33,864	118,087	72,652	11,895	20,671	12,497

Cash Flow Before Debt Service & Taxes	-153,608	-2,024,756	759,182	846,179	848,459	849,782	799,159	874,772	980,293	984,573	1,008,324

IMPLIED OVERALL RATE	2.70%	8.56%	13.91%	14.23%	14.39%	14.67%	15.23%	15.73%	16.48%	16.69%
CASH ON CASH RETURN	-2.55%	-33.62%	12.61%	14.05%	14.09%	14.11%	13.27%	14.53%	16.28%	16.35%

NOI and Cash Flow Trend

Year

Sale / Yield	Terminal Capitalization Rate
Discount Rate	6.75%	7.25%	7.75%
11.50%	$6,641,382	$6,300,737	$6,004,047
12.00%	$6,347,349	$6,021,611	$5,737,903
12.50%	$6,066,708	$5,755,160	$5,483,812

Cost of Sale at Reversion:			3.00%
Building Size (SF):			65,085
Percent Residual:			73.0%

Reconciled Value Indication (Rounded):			$6,000,000
Value Per Square Foot:			$92.19

© 2014 CBRE, Inc.

Income Capitalization Approach

CONCLUSION OF INCOME CAPITALIZATION APPROACH

The conclusions via the valuation methods employed for this approach are as follows:

INCOME CAPITALIZATION APPROACH VALUES
As Is on September 9, 2014
Direct Capitalization Method - Proforma Income	$6,300,000
Direct Capitalization Method - In Place Income	$5,800,000
Discounted Cash Flow Analysis	$6,000,000
Reconciled Value	$6,000,000

Compiled by CBRE

We gave emphasis to all indications in our analysis. These methods are all considered to reflect the actions of buyers and sellers currently active in this market.

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Reconciliation of Value

Reconciliation of Value

The value indications from the approaches to value are summarized as follows:

SUMMARY OF VALUE CONCLUSIONS
As Is on September 9, 2014
Land Value	$2,970,000
Cost Approach	$5,900,000
Sales Comparison Approach	$5,300,000
Income Capitalization Approach	$6,000,000
Reconciled Value	$5,700,000

Compiled by CBRE

In valuing the subject, the Income Approach and Sales Comparable approach are considered reliable and has been given emphasis.

Although the Cost Approach is generally applicable for this property type, it is not considered to be the most reliable approach to value for the subject.

Based on the foregoing, the market value of the subject has been concluded as follows:

MARKET VALUE CONCLUSION
Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion
As Is	Leased Fee Interest	September 9, 2014	$5,700,000

Compiled by CBRE

Based on discussion with brokers and investors in the market, many buyers analyze values based on a percentage of replacement cost excluding depreciation (it does include land, direct and indirect construction). This analysis is based on the premise that buyers want to acquire assets at deep discounts to the replacement cost, which should restrict new construction (i.e. new construction will not occur until market conditions improve such that new development is financially feasible). The non-depreciated replace cost is $13.6 million and the reconciled value is -58 percent below this figure. This provides additional support to the value conclusion.

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Assumptions and Limiting Conditions

Assumptions and Limiting Conditions

1.	Unless otherwise specifically noted in the body of the report, it is assumed that title to the property or properties appraised is clear and marketable and that there are no recorded or unrecorded matters or exceptions to title that would adversely affect marketability or value. CBRE, Inc. is not aware of any title defects nor has it been advised of any unless such is specifically noted in the report. CBRE, Inc., however, has not examined title and makes no representations relative to the condition thereof. Documents dealing with liens, encumbrances, easements, deed restrictions, clouds and other conditions that may affect the quality of title have not been reviewed. Insurance against financial loss resulting in claims that may arise out of defects in the subject’s title should be sought from a qualified title company that issues or insures title to real property.

2.	Unless otherwise specifically noted in the body of this report, it is assumed: that the existing improvements on the property or properties being appraised are structurally sound, seismically safe and code conforming; that all building systems (mechanical/electrical, HVAC, elevator, plumbing, etc.) are in good working order with no major deferred maintenance or repair required; that the roof and exterior are in good condition and free from intrusion by the elements; that the property or properties have been engineered in such a manner that the improvements, as currently constituted, conform to all applicable local, state, and federal building codes and ordinances. CBRE, Inc. professionals are not engineers and are not competent to judge matters of an engineering nature. CBRE, Inc. has not retained independent structural, mechanical, electrical, or civil engineers in connection with this appraisal and, therefore, makes no representations relative to the condition of improvements. Unless otherwise specifically noted in the body of the report: no problems were brought to the attention of CBRE, Inc. by ownership or management; CBRE, Inc. inspected less than 100% of the entire interior and exterior portions of the improvements; and CBRE, Inc. was not furnished any engineering studies by the owners or by the party requesting this appraisal. If questions in these areas are critical to the decision process of the reader, the advice of competent engineering consultants should be obtained and relied upon. It is specifically assumed that any knowledgeable and prudent purchaser would, as a precondition to closing a sale, obtain a satisfactory engineering report relative to the structural integrity of the property and the integrity of building systems. Structural problems and/or building system problems may not be visually detectable. If engineering consultants retained should report negative factors of a material nature, or if such are later discovered, relative to the condition of improvements, such information could have a substantial negative impact on the conclusions reported in this appraisal. Accordingly, if negative findings are reported by engineering consultants, CBRE, Inc. reserves the right to amend the appraisal conclusions reported herein.

3.	Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property was not observed by the appraisers. CBRE, Inc. has no knowledge of the existence of such materials on or in the property. CBRE, Inc., however, is not qualified to detect such substances. The presence of substances such as asbestos, urea formaldehyde foam insulation, contaminated groundwater or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

We have inspected, as thoroughly as possible by observation, the land; however, it was impossible to personally inspect conditions beneath the soil. Therefore, no representation is made as to these matters unless specifically considered in the appraisal.

4.	All furnishings, equipment and business operations, except as specifically stated and typically considered as part of real property, have been disregarded with only real property being considered in the report unless otherwise stated. Any existing or proposed improvements, on or off-site, as well as any alterations or repairs considered, are assumed to be completed in a workmanlike manner according to standard practices based upon the information submitted to CBRE, Inc. This report may be subject to amendment upon re-inspection of the subject subsequent to repairs, modifications, alterations and completed new construction. Any estimate of Market Value is as of the date indicated; based upon the information, conditions and projected levels of operation.

5.

It is assumed that all factual data furnished by the client, property owner, owner’s representative, or persons designated by the client or owner to supply said data are accurate and correct unless otherwise specifically noted in the appraisal report. Unless otherwise specifically noted in the appraisal report, CBRE, Inc. has no reason to believe that any of the data furnished contain any material error. Information and data referred to in this paragraph include, without being limited to, numerical street addresses, lot and block numbers, Assessor’s Parcel Numbers, land dimensions, square footage area of the land, dimensions of the improvements, gross building areas, net rentable areas, usable areas, unit count, room count, rent schedules, income data, historical operating expenses, budgets, and related data. Any material error in any of the above data could have a substantial impact

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Assumptions and Limiting Conditions

on the conclusions reported. Thus, CBRE, Inc. reserves the right to amend conclusions reported if made aware of any such error. Accordingly, the client-addressee should carefully review all assumptions, data, relevant calculations, and conclusions within 30 days after the date of delivery of this report and should immediately notify CBRE, Inc. of any questions or errors.

6.	The date of value to which any of the conclusions and opinions expressed in this report apply, is set forth in the Letter of Transmittal. Further, that the dollar amount of any value opinion herein rendered is based upon the purchasing power of the American Dollar on that date. This appraisal is based on market conditions existing as of the date of this appraisal. Under the terms of the engagement, we will have no obligation to revise this report to reflect events or conditions which occur subsequent to the date of the appraisal. However, CBRE, Inc. will be available to discuss the necessity for revision resulting from changes in economic or market factors affecting the subject.

7.	CBRE, Inc. assumes no private deed restrictions, limiting the use of the subject in any way.

8.	Unless otherwise noted in the body of the report, it is assumed that there are no mineral deposit or subsurface rights of value involved in this appraisal, whether they be gas, liquid, or solid. Nor are the rights associated with extraction or exploration of such elements considered unless otherwise stated in this appraisal report. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

9.	CBRE, Inc. is not aware of any contemplated public initiatives, governmental development controls, or rent controls that would significantly affect the value of the subject.

10.	The estimate of Market Value, which may be defined within the body of this report, is subject to change with market fluctuations over time. Market value is highly related to exposure, time promotion effort, terms, motivation, and conclusions surrounding the offering. The value estimate(s) consider the productivity and relative attractiveness of the property, both physically and economically, on the open market.

11.	Any cash flows included in the analysis are forecasts of estimated future operating characteristics are predicated on the information and assumptions contained within the report. Any projections of income, expenses and economic conditions utilized in this report are not predictions of the future. Rather, they are estimates of current market expectations of future income and expenses. The achievement of the financial projections will be affected by fluctuating economic conditions and is dependent upon other future occurrences that cannot be assured. Actual results may vary from the projections considered herein. CBRE, Inc. does not warrant these forecasts will occur. Projections may be affected by circumstances beyond the current realm of knowledge or control of CBRE, Inc.

12.	Unless specifically set forth in the body of the report, nothing contained herein shall be construed to represent any direct or indirect recommendation of CBRE, Inc. to buy, sell, or hold the properties at the value stated. Such decisions involve substantial investment strategy questions and must be specifically addressed in consultation form.

13.	Also, unless otherwise noted in the body of this report, it is assumed that no changes in the present zoning ordinances or regulations governing use, density, or shape are being considered. The property is appraised assuming that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, nor national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimates contained in this report is based, unless otherwise stated.

14.	This study may not be duplicated in whole or in part without the specific written consent of CBRE, Inc. nor may this report or copies hereof be transmitted to third parties without said consent, which consent CBRE, Inc. reserves the right to deny. Exempt from this restriction is duplication for the internal use of the client-addressee and/or transmission to attorneys, accountants, or advisors of the client-addressee. Also exempt from this restriction is transmission of the report to any court, governmental authority, or regulatory agency having jurisdiction over the party/parties for whom this appraisal was prepared, provided that this report and/or its contents shall not be published, in whole or in part, in any public document without the express written consent of CBRE, Inc. which consent CBRE, Inc. reserves the right to deny. Finally, this report shall not be advertised to the public or otherwise used to induce a third party to purchase the property or to make a “sale” or “offer for sale” of any “security”, as such terms are defined and used in the Securities Act of 1933, as amended. Any third party, not covered by the exemptions herein, who may possess this report, is advised that they should rely on their own independently secured advice for any decision in connection with this property. CBRE, Inc. shall have no accountability or responsibility to any such third party.

15.	Any value estimate provided in the report applies to the entire property, and any pro ration or division of the title into fractional interests will invalidate the value estimate, unless such pro ration or division of interests has been set forth in the report.

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16.	The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. Component values for land and/or buildings are not intended to be used in conjunction with any other property or appraisal and are invalid if so used.

17.	The maps, plats, sketches, graphs, photographs and exhibits included in this report are for illustration purposes only and are to be utilized only to assist in visualizing matters discussed within this report. Except as specifically stated, data relative to size or area of the subject and comparable properties has been obtained from sources deemed accurate and reliable. None of the exhibits are to be removed, reproduced, or used apart from this report.

18.	No opinion is intended to be expressed on matters which may require legal expertise or specialized investigation or knowledge beyond that customarily employed by real estate appraisers. Values and opinions expressed presume that environmental and other governmental restrictions/conditions by applicable agencies have been met, including but not limited to seismic hazards, flight patterns, decibel levels/noise envelopes, fire hazards, hillside ordinances, density, allowable uses, building codes, permits, licenses, etc. No survey, engineering study or architectural analysis has been made known to CBRE, Inc. unless otherwise stated within the body of this report. If the Consultant has not been supplied with a termite inspection, survey or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranty is made concerning obtaining these items. CBRE, Inc. assumes no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for the Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

19.	Acceptance and/or use of this report constitutes full acceptance of the Contingent and Limiting Conditions and special assumptions set forth in this report. It is the responsibility of the Client, or client’s designees, to read in full, comprehend and thus become aware of the aforementioned contingencies and limiting conditions. Neither the Appraiser nor CBRE, Inc. assumes responsibility for any situation arising out of the Client’s failure to become familiar with and understand the same. The Client is advised to retain experts in areas that fall outside the scope of the real estate appraisal/consulting profession if so desired.

20.	CBRE, Inc. assumes that the subject analyzed herein will be under prudent and competent management and ownership; neither inefficient or super-efficient.

21.	It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined and considered in the appraisal report.

22.	No survey of the boundaries of the property was undertaken. All areas and dimensions furnished are presumed to be correct. It is further assumed that no encroachments to the realty exist.

23.	The Americans with Disabilities Act (ADA) became effective January 26, 1992. Notwithstanding any discussion of possible readily achievable barrier removal construction items in this report, CBRE, Inc. has not made a specific compliance survey and analysis of this property to determine whether it is in conformance with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the ADA. If so, this fact could have a negative effect on the value estimated herein. Since CBRE, Inc. has no specific information relating to this issue, nor is CBRE, Inc. qualified to make such an assessment, the effect of any possible non-compliance with the requirements of the ADA was not considered in estimating the value of the subject.

24.	Client shall not indemnify Appraiser or hold Appraiser harmless unless and only to the extent that the Client misrepresents, distorts, or provides incomplete or inaccurate appraisal results to others, which acts of the Client approximately result in damage to Appraiser. Notwithstanding the foregoing, Appraiser shall have no obligation under this Section with respect to any loss that is caused solely by the active negligence or willful misconduct of a Client and is not contributed to by any act or omission (including any failure to perform any duty imposed by law) by Appraiser. Client shall indemnify and hold Appraiser harmless from any claims, expenses, judgments or other items or costs arising as a result of the Client’s failure or the failure of any of the Client’s agents to provide a complete copy of the appraisal report to any third party. In the event of any litigation between the parties, the prevailing party to such litigation shall be entitled to recover, from the other, reasonable attorney fees and costs.

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Addenda

ADDENDA

© 2014 CBRE, Inc.

Addenda

Addendum A

LAND SALE DATA SHEETS

© 2014 CBRE, Inc.

LAND SALE No. 1

Coggin Auto Dealership

Location Data

Location:	11340 Phillips Highway
Jacksonville, FL 32258
County:	Duval
Parcel No:	Multiple
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	10.220	10.220
Square Feet:	445,401	445,401
Topography:	Level, At Street Grade
Shape:	Rectangular
Utilities:	All Available
Zoning:	IL
Allowable Bldg Area:
Floor Area Ratio:
No. of units:
Max FAR:	0.00
Frontage:	Phillips Highway - 1185;FECR -
1185;
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Auto Dealership
Price Per Acre:	$588,059
Price Per SF of Land:	$13.50
Price Per Unit:
Price Per SF of Bldg:

Financial Data
Transaction Type:	Sale
Date:	3/2012
Marketing Time:	NA
Grantor:	Barbara Peterson et al
Grantee:	Coggin Cars LLC
Document No.:	15882-587
Sale Price:	$6,012,900
Financing:	Cash to Seller
Cash Eq. Price:	$6,012,900
Onsite/Offsite Costs:
Adj. Sale Price:	$6,012,900
Verification:	Copy of Contract, Recent
Appraisal

Comments

This comparable is located along the west side of Phillips Highway, south of SR 9A. This site was purchased for development of an auto dealership use that will require rezoning or a special exception. According to the contract, the price was based calculated at $13.50 per square foot of net usable acreage.

© 2014 CBRE, Inc.

LAND SALE No. 2

Mayo Primary Care

Location Data

Location:	332 N SR 13
Jacksonville, FL 32259
County:	Duval
Parcel No:	004240-0080
Atlas Ref:
Physical Data
Type:	Office
Land Area:	Gross	Usable
Acres:	3.622	3.622
Square Feet:	157,757	157,757
Topography:	Level, At Street Grade
Shape:	Irregular
Utilities:	All Available
Zoning:	PUD
Allowable Bldg Area:	38,000 SF
Floor Area Ratio:	0.24
No. of units:
Max FAR:	NA
Frontage:
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Primary Care Clinic
Price Per Acre:	$680,512
Price Per SF of Land:	$15.62
Price Per Unit:
Price Per SF of Bldg:	$64.86

Financial Data
Transaction Type:	Sale
Date:	7/2012
Marketing Time:	NA
Grantor:	Racetrack Road Associates
Grantee:	Mayo Clinic Jacksonville
Document No.:	3594-639
Sale Price:	$2,464,541
Financing:	Cash to Seller
Cash Eq. Price:	$2,464,541
Onsite/Offsite Costs:
Adj. Sale Price:	$2,464,541
Verification:	Rep. of Grantee and St. Johns
County Property Appraiser

Comments

This comparable is located in the northwest quadrant of SR 13 and Race Track Road/Fruit Cove Road, within the Bartram Walk West development. The site was purchased by the Mayo Clinic for the future development of primary care facility. The parcel was broken out from a larger site (004240-0000) that originally included 16.80 acres. There is offsite retention and the site was generally cleared and ready for development.

© 2014 CBRE, Inc.

LAND SALE No. 3

SR 9B & US 1 Retail Site

Location Data

Location:	SEC SR 9B & US 1
Jacksonville, FL 32256
County:	Duval
Parcel No:	168128-0000
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	37.610	13.000
Square Feet:	1,638,292	566,280
Topography:	Generally Level
Shape:	Irregular
Utilities:	All
Zoning:	PUD-CGC
Allowable Bldg Area:
Floor Area Ratio:
No. of units:
Max FAR:	NA
Frontage:	US 1 - 2100;
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Retail
Price Per Acre:	$207,692
Price Per SF of Land:	$4.77
Price Per Unit:
Price Per SF of Bldg:

Financial Data
Transaction Type:	Sale
Date:	11/2013
Marketing Time:	24 Months
Grantor:	Diocese of St. Augustine
Grantee:	Gate Petroleum
Document No.:	16607/950
Sale Price:	$2,700,000
Financing:	Cash to Seller
Cash Eq. Price:	$2,700,000
Onsite/Offsite Costs:
Adj. Sale Price:	$2,700,000
Verification:	Paul Porter, Watson Commercial

Comments

This comparable is located along the east side of US1, just south of State Road 9B in Jacksonville, FL.

The property consists of 37.61 gross acres, though the broker reported that the usable area was approximately 13 acres due to wetlands. Approvals in place at the time of sale included the development of 6 1-2 acre outparcels, fronting along US 1. The property sold in November 2013 for $2,700,000 or $4.77 per usable square foot. The buyer, Gate Petroleum, plans to develop one of the outparcels as a gas station/c-store and sell the remaining land.

© 2014 CBRE, Inc.

LAND SALE No. 4

Land Site 30 Parcels 6.97ac

Location Data

Location:	51 Oak Street
Jacksonville, FL 32204
County:	Duval
Parcel No:	16568-00656 + 29 parcels
Atlas Ref:
Physical Data
Type:	Mixed-Use
Land Area:	Gross	Usable
Acres:	6.970	6.970
Square Feet:	303,613	303,613
Topography:	Generally Level
Shape:	Irregular
Utilities:	Available
Zoning:	RHD-A
Allowable Bldg Area:
Floor Area Ratio:
No. of units:
Max FAR:	NA
Frontage:	Oak Street - ;Magnolia Street -
;Park Street - ;Jackson Street - ;
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Retail, Multi-Family
Price Per Acre:	$1,004,304
Price Per SF of Land:	$23.06
Price Per Unit:
Price Per SF of Bldg:

Financial Data
Transaction Type:	Sale
Date:	11/2013
Marketing Time:	12 Months
Grantor:	P&L Jax Riverside LP
Grantee:	NW/PSREG Brooklyn Owner LLC
Document No.:	16588-00432
Sale Price:	$7,000,000
Financing:	Market Terms
Cash Eq. Price:	$7,000,000
Onsite/Offsite Costs:
Adj. Sale Price:	$7,000,000
Verification:	Buyer, Public Records

Comments

This vacant 30 parcel 6.97ac site is located between Park Street to the north, Magnolia Street to the south, Jacksonville, Florida. The site was purchased in November 2013 for $7,000,000 or $23.06 per square foot. The land is zoned RHD-A (Residential High Density).

© 2014 CBRE, Inc.

LAND SALE No. 5

Gordon’s Food Services

Location Data

Location:	13427 Beach Boulevard
Jacksonville, FL 32246
County:	Duval
Parcel No:	166560-0000+
Atlas Ref:
Physical Data
Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	2.870	2.870
Square Feet:	125,017	125,017
Topography:	Level, At Street Grade
Shape:	Irregular
Utilities:	All Available
Zoning:	CCG-1
Allowable Bldg Area:
Floor Area Ratio:
No. of units:
Max FAR:	NA
Frontage:	Beach Boulevard - 400;
Analysis
Use At Sale:	Vacant
Proposed Use or Dev.	Retail
Price Per Acre:	$696,864
Price Per SF of Land:	$16.00
Price Per Unit:
Price Per SF of Bldg:

Financial Data
Transaction Type:	Sale
Date:	12/2013
Marketing Time:	12 Months
Grantor:	Prosperity Bank
Grantee:	Gordons Food Services
Document No.:	16650-1584
Sale Price:	$2,000,000
Financing:	All Cash
Cash Eq. Price:	$2,000,000
Onsite/Offsite Costs:
Adj. Sale Price:	$2,000,000
Verification:	Selling Brokers
John Kiddy & Tim Benner

Comments

This comparable includes five contiguous parcels, totaling 2.87 acres, located along the north side of Beach Boulevard, just west of Hodges Boulevard. The site was bank owned at the time of sale but given its exposure that sale price as considered market oriented by the selling brokers. Gordons Food Services was to construct a 16,000 square foot retail store on the site, which will leave an additional usable outparcel. Prior to the sale, the site was close to being leased to IHop and Texas Roadhouse. The seller re-zoned the site to CCG 1 and the parcels were fully permitted at sale. However, Gordon’s was required to mitigate approximately 3/4 of an acre on the site.

© 2014 CBRE, Inc.

LAND SALE No. 6

Oak Leaf Commercial

Location Data

Location:	NEC Oak Leaf & Argyle Forest
Jacksonville, FL 32222
County:	Duval
Parcel No:	061416-1510
Atlas Ref:

Physical Data

Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	11.660	11.660
Square Feet:	507,910	507,910
Topography:	Level, At Street Grade
Shape:	Irregular
Utilities:	All Available
Zoning:	PUD
Allowable Bldg Area:	120,000 SF
Floor Area Ratio:	0.24
No. of units:
Max FAR:	NA
Frontage:	Oakleaf Plantation Parkway - 1095; Argyle Forest Boulevard - 680;

Analysis

Use At Sale:	Vacant
Proposed Use or Dev.	Retail/Commercial
Price Per Acre:	$300,172
Price Per SF of Land:	$6.89
Price Per Unit:
Price Per SF of Bldg:	$29.17

Financial Data

Transaction Type:	Sale
Date:	4/2014
Marketing Time:	NA
Grantor:	AFI Associates Inc.
Grantee:	LTI Property Jacksonville LLC
Document No.:	16754-1261
Sale Price:	$3,500,000
Financing:	Cash to Seller
Cash Eq. Price:	$3,500,000
Onsite/Offsite Costs:
Adj. Sale Price:	$3,500,000
Verification:	Deed, Public Records, Real Capital Analytics, Other Published Sources

Comments

This comparable is located at the northeast corner of Oakleaf Plantation Parkway and Argyle Forest Boulevard. The parcel includes development rights for up to 120,000 square feet of commercial space. The site is a hard corner in a growing area of southwest Jacksonville.

© 2014 CBRE, Inc.

LAND SALE No. 7

Arlington Listing

Location Data

Location:	8159 Arlington Expressway
Jacksonville, FL 32211
County:	Duval
Parcel No:	136563-0000/136563-0100
Atlas Ref:

Physical Data

Type:	Retail/Commercial
Land Area:	Gross	Usable
Acres:	18.480	18.480
Square Feet:	804,989	804,989
Topography:	Level, At Street Grade
Shape:	Irregular
Utilities:	All Available
Zoning:	CCG-1
Allowable Bldg Area:
Floor Area Ratio:
No. of units:
Max FAR:	NA
Frontage:	Arlington Expressway - ;

Analysis

Use At Sale:	Vacant
Proposed Use or Dev.	Commercial
Price Per Acre:	$378,788
Price Per SF of Land:	$8.70
Price Per Unit:
Price Per SF of Bldg:

Financial Data

Transaction Type:	Listing
Date:	8/2014
Marketing Time:	NA
Grantor:	Cathedral Ventures
Grantee:	Listing
Document No.:	LISTING
Sale Price:	$7,000,000
Financing:	Not Available
Cash Eq. Price:	$7,000,000
Onsite/Offsite Costs:
Adj. Sale Price:	$7,000,000
Verification:	Broker Listing

Comments

This comparable is located along the north side of the Arlington Expressway, just west of the Southside Connector. A Concurrency Review was done in October 2007 that indicated there is sufficient traffic capacity for up to 220,000 square feet of Retail use. This a re-development site, which included a former neighborhood shopping center - all improvements have been removed - Good access via new Arlington Expressway Round-About - Traffic Count on Arlington Expressway: 52,000 CPD - Seller Financing Available

© 2014 CBRE, Inc.

Addenda

Addendum B

IMPROVED SALE DATA SHEETS

© 2014 CBRE, Inc.

RETAIL SALE No. 1

Crossroads at Mandarin

Location Data

Location:	10550 Old St. Augustine Road
Jacksonville, FL 32259
County:	Duval
Parcel No:	155707-0100
Atlas Ref:

Physical Data

Type:	Neighborhood/Community
Land Area:	10.580 Acres
Excess Land:
Gross Leaseable Area:
Total GLA:	75,040 SF
GLA Purchased:	75,040 SF
Local Tenant GLA:	26,663 SF
Anchor Tenant GLA:	48,377 SF
Anchors:
Vacant Food Lion	38,640 SF
Family Dollar	9,737 SF

Year Built:	1987
Parking:	Open Asphalt
Condition:	Good
Exterior Walls:	Stucco

Sales Data:

Transaction Type:	Sale
Date:	9/2012
Marketing Time:	NA
Grantor:	FR Crossroads LLC
Grantee:	GDC Jax 3 LLC
Document No.:	16064-2419
Sale Price:	$5,200,000
Financing:	Cash to Seller
Cash Eq. Price:	$5,200,000
Req. Capital Cost:
Adj. Sale Price:	$5,200,000
Verification:	Appraisal files, Mortgage Broker, Rep. of Grantee

Occupancy / Lease Data

Source:	Buyer
Occupancy at Sale:	42%
Based On:	Existing Income

	Total	Per SF
Potential Gross Inc:	$442,452	$5.90
Vacancy & Credit Loss:	$0	$0.00
Effective Gross Inc:	$442,452	$5.90
Expenses & Reserves:	$262,476	$3.50
Net Operating Inc:	$179,976	$2.40

Analysis

Underwriting Criteria:	Price Per S.F.
Overall Cap Rate (OAR):	3.46%
Projected IRR:
Eff Gross Inc Mult	11.75
(EGIM):
Op Exp Ratio (OER):	59.32%
Price Per SF:	$69.29

© 2014 CBRE, Inc.

RETAIL SALE No. 1

Comments

This comparable is located at the northwest corner of Old St. Augustine Road and Hartley Road, in Jacksonville. The comparable was approximately 42% leased at the time of sale due to its vacant anchor (former Food Lion). The purchase price was previously negotiated by the buyer and seller and was considered market oriented given the vacant anchor. Primary consideration was placed on price per square foot. In place rents at the comparable generally ranged from $10 to $15 per square foot, with an average of $11.02 per square foot. The center also included income from a BellSouth Cell Tower and a Vystar ATM kiosk. The income and expenses are in-place with information provided from a recent appraisal. The expenses include a 4.0% management fee and $0.05 per square foot in reserves. Prior to closing the buyer had lined-up up Wal-Mart to lease the former Food Lion Space. However, the lease was negotiated by the buyer and was not factored into the purchase price. The proposed Wal-Mart lease included an initial 15 year term, paying $8.95 per square foot net.

© 2014 CBRE, Inc.

RETAIL SALE No. 2

Medical & Merchants - As Is

Location Data

Location:	1444 Beach Boulevard
Jacksonville, FL 32250
County:	Duval
Parcel No:	177033 0200; 177032 1000
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	22.910 Acres
Excess Land:
Gross Leaseable Area:
Total GLA:	156,153 SF
GLA Purchased:	156,153 SF
Local Tenant GLA:	19,450 SF
Anchor Tenant GLA:	136,703 SF
Anchors:
Publix	55,999 SF
Vacant Medical	61,000 SF
Planet Fitness	19,704 SF

Year Built:	1993
Parking:	Open Asphalt
Condition:	Average
Exterior Walls:	Concrete Block
Sales Data:
Transaction Type:	Sale
Date:	6/2013
Marketing Time:	5 Months
Grantor:	Equity One, Inc.
Grantee:	Carriere RE Holdings II, LLC
Document No.:	16418-0435
Sale Price:	$12,000,000
Financing:	Cash to Seller
Cash Eq. Price:	$12,000,000
Req. Capital Cost:
Adj. Sale Price:	$12,000,000
Verification:	Offering Memorandum, Broker

Occupancy / Lease Data

Source:	Broker
Occupancy at Sale:	58%
Based On:	Existing Income

	Total	Per SF
Potential Gross Inc:	$1,273,522	$8.16
Vacancy & Credit Loss:	$0	$0.00
Effective Gross Inc:	$1,273,522	$8.16
Expenses & Reserves:	$570,846	$3.66
Net Operating Inc:	$702,676	$4.50

Analysis
Underwriting Criteria:	Price Per S.F.
Overall Cap Rate (OAR):	5.86%
Projected IRR:	0.00%
Eff Gross Inc Mult	9.42
(EGIM):
Op Exp Ratio (OER):	44.82%
Price Per SF:	$76.85

© 2014 CBRE, Inc.

RETAIL SALE No. 2

Comments

This comparable is located at the southeast corner of Beach Boulevard and San Pablo Road. The actual local in-place rental rates range from $15.50 to $25.50 per square foot based on size and location in the center. Publix’s initial lease expired in February 2013 and is in its first option period (3 five-year remaining). Their current lease rate is $7.90 per square foot, paying a prorata share of taxes and insurance with a fixed CAM of $1.25 per square foot. Publix most recent sales wert $439 per square foot. There are currently two in-line spaces available at 3,500 square feet and 1,200 square feet. Memorial Healthcare’s lease expired in March 2013 which left a 61,000 square foot anchor vacant (medical build out). The comparable includes a boarded up former Taco Bell on an outparcel which is included in the sale. Taco Bell continues to pay rent through January 2017. The sale also included a 3,392 bank branch on an outparcel (paying $26.76/DF) and a vacant 0.71 acre outparcel. The in-place income and expenses with fiscal year ending March 2014, were estimated at $702,676 by the selling broker, resulting in an in-place cap rate of 5.86%. The buyer is a doctor who reportedly intends to lease up much of the former Memorial Healthcare space to other medical groups.

© 2014 CBRE, Inc.

RETAIL SALE No. 3

Plantation Commons

Location Data

Location:	4495 Commons Drive West
Destin, FL 32541
County:	Okaloosa
Parcel No:	00-2S22-0000-0001-A173
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	15.150 Acres
Excess Land:
Gross Leaseable Area:
Total GLA:	126,075 SF
GLA Purchased:	126,075 SF
Local Tenant GLA:	50,500 SF
Anchor Tenant GLA:	75,575 SF
Anchors:
Marshalls	28,300 SF
Fresh Market	20,428 SF
HomeGoods	26,847 SF

Year Built:	2007
Parking:	Open Asphalt
Condition:	Good
Exterior Walls:	EIFS
Sales Data:
Transaction Type:	Sale
Date:	10/2013
Marketing Time:	6 Months
Grantor:	Plantation Plaza at Kelly
Plantation
Grantee:	CR Plantation Commons
Document No.:	3122/3440
Sale Price:	$13,325,000
Financing:	Cash to Seller
Cash Eq. Price:	$13,325,000
Req. Capital Cost:
Adj. Sale Price:	$13,325,000
Verification:	Broker - CBRE - Casey Rosen, Cliff Taylor, Dennis Carson.

Occupancy / Lease Data
Source:	Broker
Occupancy at Sale:	70%
Based On:	Existing Income

	Total	Per SF
Potential Gross Inc:
Vacancy & Credit Loss:
Effective Gross Inc:
Expenses & Reserves:
Net Operating Inc:	$756,860	$6.00

Analysis
Underwriting Criteria:	Direct Cap
Overall Cap Rate (OAR):	5.68%
Projected IRR:
Eff Gross Inc Mult
(EGIM):
Op Exp Ratio (OER):
Price Per SF:	$105.69

© 2014 CBRE, Inc.

RETAIL SALE No. 3

Comments

This community center is anchored by Marshalls and Fresh Market and shadow anchored by Home Depot. It has significant frontage and good access from U.S. Highway 98 W with daily traffic count estimated at 43,850 vehicles. The property has struggled to obtain a stable occupancy level and was only 70% occupied at the time of sale. CBRE Retail Investment Group had been actively marketing the property for at least 6 months. The transaction closed in October of 2013 for a recorded purchase price of $13,325,000 or $109.76. Reportedly, income at the time of sale was $756,860 indicating an overall capitalization rate of 5.68%. The buyers purchased the property for the upside potential associated with leasing up the space in a strong market area. The buyers felt the property had been poorly managed and lacked aggressive leasing. While the center is physically in average to good condition and has good access, its interior configuration is considered to hinder marketing according to a local property manager familiar with this center. There are nine spaces available ranging in size from 1,200 SF up to 26,333 SF (which may be sub-divided if necessary). Small tenant spaces are reportedly available at from $15.00 per square foot with NNN expenses of $5.00 per square foot.

© 2014 CBRE, Inc.

RETAIL SALE No. 4

Bellair Plaza Location Data
Location:	2500 North Atlantic Avenue
Daytona Beach, FL 32118
County:	Volusia
Parcel No:	25-14-32-01-12-0010
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	28.440 Acres
Excess Land:	None
Gross Leaseable Area:
Total GLA:	346,249 SF
GLA Purchased:	246,249 SF
Local Tenant GLA:	104,954 SF
Anchor Tenant GLA:	241,295 SF
Anchors:
Publix	44,270 SF
Beall’s & B. Outlet	79,001 SF
Daytona Bowl	30,225 SF
Walgreens	15,120 SF
Dollar Tree	13,875 SF
Vacant Anchors	58,804 SF
Year Built:	1960, 2006 Renovation
Parking:	Surface
Condition:	Average
Exterior Walls:	Masonry
Sales Data:
Transaction Type:	Sale
Date:	12/2013
Marketing Time:	12 Months
Grantor:	PMAT Bellair, LLC
Grantee:	G&I VII Bellair Plaza, LLC
Document No.:	6938/1112
Sale Price:	$23,000,000
Financing:	All Cash
Cash Eq. Price:	$23,000,000
Req. Capital Cost:	$0
Adj. Sale Price:	$23,000,000
Verification:	Review of Contract

Occupancy / Lease Data
Source:	Broker
Occupancy at Sale:	66%
Based On:	Existing Income

	Total	Per SF
Potential Gross Inc:	$4,198,209	$17.05
Vacancy & Credit Loss:	$1,427,391	$5.80
Effective Gross Inc:	$2,770,818	$11.25
Expenses & Reserves:	$1,164,439	$4.73
Net Operating Inc:	$1,606,379	$6.52

Analysis
Underwriting Criteria:	Direct Cap
Overall Cap Rate (OAR):	6.98%
Projected IRR:	0.00%
Eff Gross Inc Mult	8.30
(EGIM):
Op Exp Ratio (OER):	42.03%
Price Per SF:	$93.40

© 2014 CBRE, Inc.

RETAIL SALE No. 4

Comments

This comparable represents a 346,249-square foot retail property (neighborhood/community center) located at 2499 N. Atlantic Avenue in Daytona Beach, Florida. The improvements were constructed in 1960, renovated in 2006 and are situated on a 28.447-acre site. The property at the time of sale was 66.5% occupied and is considered to be in average overall condition. This comparable was anchored by Publix, Bealls, Bealls Outlet, Bowl Daytona, Walgreens, Dollar Tree and Ruby Tuesdays. The property is a larger retail center located on a barrier Island which is predominately developed with small retail uses geared toward tourism and support for vacationers to Daytona and Ormond Beach. All but two of the properties main competitors are located on the mainland. While close in proximity, the Halifax River (Intracoastal Waterway) forms a natural divide and thus the comparable has a captive market. The center was acquire based upon in-place income to which we estimated a small landlord expense estimate in the amount of $0.04 per square foot and a reserve allowance of $0.15 per square foot. The subjects anchor’s and outparcel retail (Ruby Tuesdays) have 7+ years remaining on their base terms and all had options to extend at below market rents. They buyer during the negotiation process was in talks with Marshalls and Hibbetts Sports to backfill an anchor and junior anchor spot after the property closed. The Marshalls lease would be for 25,600 square feet for a 10 years term at a base rent of $6.50 per square foot. Hibbetts Sports would be for 5,250 square feet and a term of 10 years at a base contract rent of $11.00 per square foot.

© 2014 CBRE, Inc.

RETAIL SALE No. 5

Palm Harbor Shopping Center Location Data
Location:	100 Palm Coast Parkway
Palm Coast, FL 32137
County:	Flagler
Parcel No:	41-11-31-4975-00000-0010+0040
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Land Area:	26.580 Acres
Excess Land:
Gross Leaseable Area:
Total GLA:	165,995 SF
GLA Purchased:	165,995 SF
Local Tenant GLA:	75,072 SF
Anchor Tenant GLA:	90,923 SF
Anchors:
Publix	45,254 SF
Vacant (former Bealls)	35,600 SF
Vacant (former CVS)	10,069 SF

Year Built:	1990
Parking:	Open Asphalt
Condition:	Average
Exterior Walls:	Concrete Block
Sales Data:
Transaction Type:	Sale
Date:	5/2014
Marketing Time:	NA
Grantor:	Inland American Palm
Grantee:	Branch Island Walk Associates LP
Document No.:	2004-737
Sale Price:	$12,375,000
Financing:	All Cash
Cash Eq. Price:	$12,375,000
Req. Capital Cost:
Adj. Sale Price:	$12,375,000
Verification:	Cliff Taylor, CBRE-Broker
Offering Memorandum

Occupancy / Lease Data
Source:	Broker
Occupancy at Sale:	49%
Based On:	N/A

	Total	Per SF
Potential Gross Inc:
Vacancy & Credit Loss:
Effective Gross Inc:	$1,285,542	$7.74
Expenses & Reserves:	$617,545	$3.72
Net Operating Inc:	$667,997	$4.02

Analysis
Underwriting Criteria:	Price Per S.F.
Overall Cap Rate (OAR):	5.40%
Projected IRR:
Eff Gross Inc Mult	9.63
(EGIM):
Op Exp Ratio (OER):	48.04%
Price Per SF:	$74.55

© 2014 CBRE, Inc.

RETAIL SALE No. 5

Comments

This is the sale of a community shopping center located along the north side of Palm Coast Parkway, two blocks east of Interstate 95. The property is anchored by Publix that accounts for about 28% of the property’s in-place effective gross income. Publix lease expires in March 2016, with three-five year options remaining. Publix has a rental rate of $5.95 per square foot. In-line spaces have actual lease rates in the $17 to $25 per square foot range. According to the offering memorandum, the NOI based on in-place income was $667,997, resulting in a cap rate of about 5.4%. The property was purchased with the intent of completely redeveloping for Publix and surrounding in-line space. The projected value upon completion was about $40 million.

© 2014 CBRE, Inc.

Addenda

Addendum C

RENT COMPARABLE DATA SHEETS

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 1

Shops at Julington Creek

Location Data

Location:	12795 San Jose Blvd.
Jacksonville, FL 32223
County:	Duval
Parcel No:	159159-2200+
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	40,207 SF
Year Built:	2010
Exterior Walls:	Stucco
Condition:	Excellent
Parking:	Open Asphalt
Anchors:
Fresh Market	21,038 SF

Anchor Tenant GLA:	21,038 SF
Local Tenant GLA:	19,169 SF
Total GLA:	40,207 SF

Lease Data

Occupancy:
Local:	93%
Overall:	96%
Typical Size:	1,400 SF
Term:	60 Months
Base Rent PSF:	$26.50
Rent Escalations:	3%
Basis:	NNN+
Expense Pass-Thru:	$8.31
Free Rent:
Tenant Improvement:	$10.00
Leasing Agent:	Nancy S., Shopping Center Group
Phone No.:	904-899-0451
Survey Date:	9/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
1/1/2012	1,423	Atlantic AV	$24.00	$0.00	4	3%	5.00
1/1/2012	1,264	Sprint Cellular	$24.00	$0.00	1	3%	5.00
6/1/2012	1,424	Barber	$22.00	$0.00	2	3%	5.00

Comments

This property is located at the southeast corner of SR 13 and Julington Creek Road, adjacent to the Julington Creek Marina in Mandarin.

This is a 40,207 square foot neighborhood shopping center built in 2000 on a 4.64 acre site. The center is anchored with a 21,038 square foot Fresh Market grocery store, leased to October 2019, plus options. Other notable tenants include Hurricane Grill and Metro Diner on an out-parcel. The property has direct access from both directions of travel and visibility is good with no out parcels provided. Adjacent traffic is 50,000 vehicles per day and average household income is $99,000 in three mile ring. The intersection is signalized and a large pylon sign is provided. The asking rent ranges from $26 to $27 per square foot. However, actual signings have been in the low to mid $20.00’s.

The working 2014 assessed value is $6,102,182.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 2

San Jose Plaza

Location Data

Location:	10950 San Jose Blvd.
Jacksonville, FL 32223
County:	Duval
Parcel No:	156026 0400
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	95,700 SF
Year Built:	1988
Exterior Walls:	Concrete Block
Condition:	Average
Parking:
Anchors:
Bonefish Grill	19,000 SF
Just Fitness	21,751 SF
Vacant Junior	10,575 SF

Anchor Tenant GLA:	51,326 SF
Local Tenant GLA:	44,374 SF
Total GLA:	95,700 SF

Lease Data
Occupancy:
Local:	100%
Overall:	89%
Typical Size:	1,500 SF
Term:	60 Months
Base Rent PSF:	$15.00
Rent Escalations:	3%
Basis:	NNN
Expense Pass-Thru:	$4.00
Free Rent:
Tenant Improvement:
Leasing Agent:	Cheryl Smith, Pelican Group
Phone No.:	251-342-8600
Survey Date:	9/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
1/1/2012	2,400	Spa New	$15.00	$0.00	3	3%	3.00
3/1/2012	3,000	Radio Shack Ren.	$17.50	$0.00	3	Flat	5.00

Comments

This comparable is located in the northwest quadrant of San Jose Boulevard and Claire Lane, just south of Interstate 295.

This is a 91,950 square foot neighborhood shopping center built in 1988. Major tenants are currently Bonefish Grill and Just Fitness. A First Guarantee bank is on an out parcel. There are is currently one vacant space, a junior anchor, with an asking rate of $8.00 per square foot. The most recent asking rates for the shop space ranged from $14 to $16 per square foot, triple net. Free rent and TI allowances are negotiable.

The working 2014 assessed value is $7,001,500.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 3

Claire Lane Center

Location Data

Location:	11112 San Jose Boulevard
Jacksonville, FL 32223
County:	Duval
Parcel No:	156045 0000
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	103,934 SF
Year Built:	1995
Exterior Walls:	Concrete Block
Condition:	Average
Parking:	Open Asphalt
Anchors:
Barnes & Noble	25,090 SF
World Market (dark but paying)	18,300 SF

Anchor Tenant GLA:	43,390 SF
Local Tenant GLA:	60,544 SF
Total GLA:	103,934 SF

Lease Data
Occupancy:
Local:	66%
Overall:	80%
Typical Size:	1,500 SF
Term:	60 Months
Base Rent PSF:	$18.00
Rent Escalations:	3% Annual
Basis:	NNN
Expense Pass-Thru:	$4.52
Free Rent:
Tenant Improvement:
Leasing Agent:	Alex Main, Sleiman
Phone No.:	(904)731.8806
Survey Date:	9/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
4/1/2011	3,022	Liberty Mutual	$16.00	$0.00	2	3.0%	5.00
2/1/2011	25,090	Barnes & Noble Renewal	$12.95	$0.00		Flat	5.00
3/1/2010	4,000	Mattress Giant	$35.00	$0.00		$3.00 in Year 3	5.00

Comments

This is a community shopping center located at the southwest corner of Claire Lane and San Jose Boulevard, opposite a Super Wal-Mart.

The center is anchored by Barnes & Noble and World Market (would vacated but is paying until the lease expires in 2015), with other notable tenants including Party City, Pet Supplies and Mandarin Ale House. Six spaces are currently available, at an asking rate of $18 per square foot. Pass-thru expenses are currently $4.52/SF and typical lease deals are for 3 or 5 year terms with 3% annual escalations. Free rent and TI allowance are quoted as negotiable. The agent reported these larger size units have been difficult to lease.

The working 2014 assessed value is $12,067,400.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 4

Julington Village

Location Data

Location:	450 SR 13 North
Jacksonville, FL 32259
County:	St. Johns
Parcel No:	004240-0010
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	81,820 SF
Year Built:	2000
Exterior Walls:	Concrete Block
Condition:	Good
Parking:	Open Asphalt
Anchors:
Publix	51,420 SF

Anchor Tenant GLA:	51,420 SF
Local Tenant GLA:	30,400 SF
Total GLA:	81,820 SF

Lease Data
Occupancy:
Local:	100%
Overall:	100%
Typical Size:	1,600 SF
Term:	60 Months
Base Rent PSF:	$26.00
Rent Escalations:	3%
Basis:	NNN
Expense Pass-Thru:	$5.72
Free Rent:	3 Months
Tenant Improvement:
Leasing Agent:	Patrick McKinley, Regency
Phone No.:	904-598-7468
Survey Date:	9/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
12/31/2012	2,800	Saucy Taco	$18.00		3	$1.00/SF Annual	5.00
6/30/2013	1,400	Aliiance & Assoc.	$18.00		3	3.0% Annually	5.00

Comments

This property is located at the southwest corner of San Jose Boulevard (SR 13) and Fruit Cove Boulevard.

This is a 81,820 square foot neighborhood shopping center built in 2000. The center is anchored with Publix supermarket. Access is good via three drives on SR 13 and one drive on Fruit Cove Road with a signal at the intersection. Out-parcels include CVS, Sonic, Wells Fargo and McDonalds. The asking rent for future availability is $26.00 per square foot, plus $5.72 per square foot for CAM.

The working 2014 assessed value is $6,274,200.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 5

Mandarin Oaks

Location Data

Location:	11406 San Jose Blvd.
Jacksonville, FL 32223
County:	Duval
Parcel No:	156085 0010
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	56,700 SF
Year Built:	1998
Exterior Walls:	Concrete Block
Condition:	Good
Parking:	Open Asphalt
Anchors:
Publix	45,860 SF

Anchor Tenant GLA:	45,860 SF
Local Tenant GLA:	10,840 SF
Total GLA:	56,700 SF

Lease Data
Occupancy:
Local:	100%
Overall:	100%
Typical Size:	1,500 SF
Term:	60 Months
Base Rent PSF:	$25.50
Rent Escalations:	3.0%
Basis:	NNN
Expense Pass-Thru:	$6.85
Free Rent:	2 Months
Tenant Improvement:	$20.00
Leasing Agent:	Stephanie M., The SC Group
Phone No.:	904.565.2635
Survey Date:	9/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
2/1/2012	2,880	Credit Union - Renew	$25.00	$0.00	0	3%	5.00
4/1/2012	1,600	Pizza - Renew	$22.00	$0.00	0	3%	3.00

Comments

This is a neighborhood shopping center located at the southwest corner of Mandarin Road and San Jose Boulevard in Jacksonville, FL. This is a 56,700 square foot neighborhood shopping center built in 1998 and anchored with Publix grocery. Access and visibility is good. Publix gross sales are near $540 per square foot. The asking rate iranges from $24 to $27 per square foot, triple net. A recent lease for 1,560 square feet was signed at $25 with a $20 TI allowance.

The working 2014 assessed value is $6,081,100.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 6

Medical & Merchants

Location Data

Location:	11701 San Jose Boulevard
Jacksonville, FL 32223
County:	Duval
Parcel No:	158882 0000
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	158,632 SF
Year Built:	1995
Exterior Walls:	Masonry
Condition:	Good
Parking:	Open Asphalt
Anchors:
Winn Dixie	51,282 SF
Memorial Healthcare	75,000 SF

Anchor Tenant GLA:	126,282 SF
Local Tenant GLA:	32,350 SF
Total GLA:	158,632 SF

Lease Data
Occupancy:
Local:	83%
Overall:	97%
Typical Size:	2,000 SF
Term:	60 Months
Base Rent PSF:	$17.50
Rent Escalations:	3.0% Annually
Basis:	NNN
Expense Pass-Thru:	$5.00
Free Rent:	2 Months
Tenant Improvement:	$10.00
Leasing Agent:	Lea Court, CBRE
Phone No.:	904.630.6397
Survey Date:	9/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
5/1/2012	1,400	I Fix Cellular	$17.50	$0.00	2	3%	3.00

Comments

This comparable is located at the southeast corner of San Jose Boulevard and Loretto Road in the Mandarin area of southern Jacksonville.

This is a 158,632 square foot community shopping center built in 1995 and anchored by Winn Dixie and Memorial Healthcare. Access is good via two drives on each roadway and a signal at the intersection and there are two large pylon signs. An out-parcel is occupied by Fifth Third Bank. The asking rate is $17.50 per square foot, triple net. The pass-thru charge is $5.00 per square foot. Winn Dixie’s lease expires in 2015 (currently pays $7.90 per square foot), when the asking rate for this space will be $10 per square foot.

The working 2014 assessed value is $16,150,700.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 7

Mandarin Pointe

Location Data

Location:	12200 San Jose Blvd.
Jacksonville, FL 32223
County:	Duval
Parcel No:	158173 0010
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	90,335 SF
Year Built:	1986
Exterior Walls:	Concrete Block
Condition:	Average
Parking:	Open Asphalt
Anchors:
Bealls	66,835 SF

Anchor Tenant GLA:	66,835 SF
Local Tenant GLA:	23,500 SF
Total GLA:	90,335 SF

Lease Data
Occupancy:
Local:	88%
Overall:	97%
Typical Size:	1,225 SF
Term:	60 Months
Base Rent PSF:	$18.00
Rent Escalations:	3% Annually
Basis:	NNN
Expense Pass-Thru:	$3.25
Free Rent:
Tenant Improvement:
Leasing Agent:	Alex Main, Sleiman
Phone No.:	(904)731-8806
Survey Date:	9/14

Comments

This comparable is located in the southwest corner of San Jose Boulevard (SR 13) and Orange Picker Road in the the Mandarin Area of Jacksonville.

This is a 90,335 square foot community shopping center anchored with Bealls department store. There is also a Tuesday Morning with 7,953 square feet; a Wells Fargo out-parcel is on the corner. Access is good via a single drive on San Jose Boulevard and two drives on Orange Picker Road, which is signalized. The asking rents for available shop space is $18.00 per square foot, triple-net. Pass-thru expenses are currently $3.25 per square foot. Free rent and TI were reported as negotiable.

The working 2014 assessed value is $6,974,600.

© 2014 CBRE, Inc.

RETAIL COMPARABLE No. 8

Julington Square
Location Data
Location:	445 State Road 13 North
Jacksonville, FL 32259
County:	St. Johns
Parcel No:	249000 1006
Atlas Ref:
Physical Data
Type:	Neighborhood/Community
Gross Leaseable Area:	80,134 SF
Year Built:	1988
Exterior Walls:	Concrete Block
Condition:	Good
Parking:	Open Asphalt
Anchors:
Walmart Neighborhood Market	45,054 SF

Anchor Tenant GLA:	45,054 SF
Local Tenant GLA:	35,080 SF
Total GLA:	80,134 SF

Lease Data
Occupancy:
Local:	87%
Overall:	94%
Typical Size:	1,500 SF
Term:	60 Months
Base Rent PSF:	$25.00
Rent Escalations:	3.0% Annually
Basis:	NNN
Expense Pass-Thru:	$2.75
Free Rent:	2 Months
Tenant Improvement:	$5.00
Leasing Agent:	Kriten N., Lat Purser
Phone No.:	(904)448-8007
Survey Date:	9/14

Recent Leases

Date	Size (SF)	Tenant	Rent (PSF)	TI (PSF)	Free Rent (Months)	Escalation	Term (Yrs)
9/1/2012	1,120	Smoothie King	$20.00	$20.00		Flat	5.00
4/1/2013	45,054	Wal-Mart Neighborhood Market	$8.65		0	Flat	20.00

Comments

This comparable is located at the southeast corner of State Road 13 North and Race Track Road, in the Julington Springs area of Jacksonville. The center is currently 94% leased, including a Walmart Neighborhood store which iopened in the 1st Quarter of 2013. According to a recent rent roll, the average in-line rent is approximately $16.00 per square foot. However, many of the leases were negotiated years ago, or when Food Lion was the anchor. The most recent lease was signed near $20.00.

The working 2014 assessed value is $3,685,100.

© 2014 CBRE, Inc.

Addenda

Addendum D

OPERATING DATA

© 2014 CBRE, Inc.

Rent Roll mansouth - Mandarin South Shopping Center As of Date: 08/06/2014 Select By: Move In Date	Page 1 8/6/2014 03:43 PM

Unit	Unit Type	Code	Name	Sqft	Potential Rent	Actual Rent	Rent/Sqft	Deposit	Move In	Move Out

01-02			VACANT	2,800.0	0.00
03-4-5A		nopalera	LaNopalera	3,800.0	7,698.17	7,698.17	24.31	0.00	09/01/03
05B-06			VACANT	1,800.0	0.00
07		autozone	AutoZone Stores, Inc.	7,370.0	7,370.00	7,370.00	12.00	0.00	12/01/09
09A			VACANT	8,400.0	0.00
09B			VACANT	13,500.0	0.00
09BACK			VACANT	8,996.0	0.00
09FRONT		woodyou	WY Mandarin, LLC.	4,000.0	5,150.00	5,150.00	15.45	0.00	12/31/10
10A			VACANT	925.0	0.00
10B			VACANT	925.0	0.00
11		guitars	Guitars United, Inc.	970.0	2,101.66	2,101.66	26.00	0.00	07/01/08
12		planbeac	Hollywood Drews, Inc. d/b/	1,200.0	2,550.00	2,550.00	25.50	0.00	11/01/11
13		royal	Royal Nails of Jax, Inc.	1,200.0	2,750.00	2,750.00	27.50	0.00	03/01/10
14		poochie	Leah Montello d/b/a Poochi	900.0	1,942.81	1,942.81	25.90	0.00	04/01/05
15-17		leslie	Leslie’s Pool Mart, Inc.	2,700.0	2,925.00	2,925.00	13.00	0.00	10/20/05
18-19			VACANT	1,995.0	0.00
20			VACANT	1,985.0	0.00
21		verde	Verde Eco-Salon & Spa, In	1,500.0	2,532.39	2,532.39	20.26	0.00	10/01/09
REAROFF			VACANT	1,500.0	0.00

19			Total	66,466.0	35,020.03	35,020.03	6.32	0.00

9			Total Occupied	23,640.0	35,020.03	35,020.03	17.78
47.37			% Occupied	35.57	100.00	100.00

10			Total Vacant	42,826.0	0.00		0.00
52.63			% Vacant	64.43	0.00

© 2014 CBRE, Inc.

Addenda

Addendum E

ARGUS SUPPORTING SCHEDULES

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 1

Schedule Of Prospective Cash Flow

In Inflated Dollars for the Fiscal Year Beginning 9/1/2014

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025
Potential Gross Revenue
Base Rental Revenue	$409,853	$675,687	$955,965	$968,985	$982,008	$1,015,732	$1,076,910	$1,102,528	$1,120,047	$1,139,034	$1,166,426
Absorption & Turnover Vacancy	(59,265)		(7,002)		(5,571)	(51,518)	(61,809)	(32,807)		(6,459)	(17,135)
Base Rent Abatements	(15,255)	(15,712)	(5,597)		(1,857)	(5,738)	(26,915)	(15,163)		(2,153)

Scheduled Base Rental Revenue	335,333	659,975	943,366	968,985	974,580	958,476	988,186	1,054,558	1,120,047	1,130,422	1,149,291
Expense Reimbursement Revenue
Real Estate Taxes	19,170	52,301	175,943	182,862	187,699	187,980	192,594	197,064	211,990	217,592	218,422
Property Insurance	10,803	29,979	44,498	46,227	47,449	47,520	48,689	49,817	53,591	55,011	55,217
Common Area Maintenance	21,220	61,013	91,130	94,685	98,549	98,699	101,120	103,468	111,304	114,248	114,681
Management Fee	3,260	17,823	41,019	42,397	43,556	43,308	44,620	45,747	49,805	50,517	50,194

Total Reimbursement Revenue	54,453	161,116	352,590	366,171	377,253	377,507	387,023	396,096	426,690	437,368	438,514

Total Potential Gross Revenue	389,786	821,091	1,295,956	1,335,156	1,351,833	1,335,983	1,375,209	1,450,654	1,546,737	1,567,790	1,587,805
General Vacancy		(57,476)	(84,205)	(93,461)	(89,447)	(45,607)	(38,782)	(71,035)	(108,272)	(103,738)	(95,211)
Collection Loss	(3,898)	(8,211)	(12,960)	(13,352)	(13,518)	(13,360)	(13,752)	(14,507)	(15,467)	(15,678)	(15,878)

Effective Gross Revenue	385,888	755,404	1,198,791	1,228,343	1,248,868	1,277,016	1,322,675	1,365,112	1,422,998	1,448,374	1,476,716

Operating Expenses
Real Estate Taxes	76,330	76,330	177,537	182,863	188,349	193,999	199,819	205,814	211,988	218,348	224,899
Property Insurance	42,305	43,574	44,882	46,228	47,615	49,043	50,515	52,030	53,591	55,199	56,855
Common Area Maintenance	87,865	90,501	93,216	96,012	98,893	101,859	104,915	108,063	111,304	114,644	118,083
Management Fee	13,506	26,439	41,958	42,992	43,710	44,696	46,294	47,779	49,805	50,693	51,685
Non Reimbursable	3,254	3,352	3,452	3,556	3,663	3,773	3,886	4,002	4,122	4,246	4,373

Total Operating Expenses	223,260	240,196	361,045	371,651	382,230	393,370	405,429	417,688	430,810	443,130	455,895

Net Operating Income	162,628	515,208	837,746	856,692	866,638	883,646	917,246	947,424	992,188	1,005,244	1,020,821

Leasing & Capital Costs
Tenant Improvements	254,250	2,128,750	49,165		3,676	11,303	52,755	29,578		4,159
Leasing Commissions	34,563	401,207	19,142		3,727	11,515	54,010	31,469		4,320
Reserves	9,763	10,007	10,257	10,513	10,776	11,046	11,322	11,605	11,895	12,192	12,497
Deferred Maintenance	17,660

Total Leasing & Capital Costs	316,236	2,539,964	78,564	10,513	18,179	33,864	118,087	72,652	11,895	20,671	12,497

Cash Flow Before Debt Service & Taxes	($153,608)	($2,024,756)	$759,182	$846,179	$848,459	$849,782	$799,159	$874,772	$980,293	$984,573	$1,008,324

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 2

Schedule Of Expense Reimbursement Revenue

Fiscal Year Reimbursable Operating Expenses Adjusted for Actual Occupancy

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025
Reimbursable Expenses
Real Estate Taxes	$76,330	$76,330	$177,537	$182,863	$188,349	$193,999	$199,819	$205,814	$211,988	$218,348	$224,899
Property Insurance	42,305	43,574	44,882	46,228	47,615	49,043	50,515	52,030	53,591	55,199	56,855
Common Area Maintenance	87,865	90,501	93,216	96,012	98,893	101,859	104,915	108,063	111,304	114,644	118,083
Management Fee	13,506	26,439	41,956	42,991	43,709	44,694	46,292	47,778	49,803	50,692	51,684

Total Reimbursable Expenses	$220,006	$236,844	$357,591	$368,094	$378,566	$389,595	$401,541	$413,685	$426,686	$438,883	$451,521

Resulting Fiscal Year Property Expense Reimbursement Revenue

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025
Expense Reimbursements
Real Estate Taxes	$19,170	$52,301	$175,943	$182,862	$187,699	$187,980	$192,594	$197,064	$211,990	$217,592	$218,422
Property Insurance	10,803	29,979	44,498	46,227	47,449	47,520	48,689	49,817	53,591	55,011	55,217
Common Area Maintenance	21,220	61,013	91,130	94,685	98,549	98,699	101,120	103,468	111,304	114,248	114,681
Management Fee	3,260	17,823	41,019	42,397	43,556	43,308	44,620	45,747	49,805	50,517	50,194

Total Expense Reimbursement	$54,453	$161,116	$352,590	$366,171	$377,253	$377,507	$387,023	$396,096	$426,690	$437,368	$438,514

Percentage of Reimbursable Expenses Collected as Expense Reimbursement

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025
Expense Reimbursements
Real Estate Taxes	25.11%	68.52%	99.10%	100.00%	99.65%	96.90%	96.38%	95.75%	100.00%	99.65%	97.12%
Property Insurance	25.54%	68.80%	99.14%	100.00%	99.65%	96.89%	96.39%	95.75%	100.00%	99.66%	97.12%
Common Area Maintenance	24.15%	67.42%	97.76%	98.62%	99.65%	96.90%	96.38%	95.75%	100.00%	99.65%	97.12%
Management Fee	24.14%	67.41%	97.77%	98.62%	99.65%	96.90%	96.39%	95.75%	100.00%	99.65%	97.12%

Total Expense Reimbursement	24.75%	68.03%	98.60%	99.48%	99.65%	96.90%	96.38%	95.75%	100.00%	99.65%	97.12%

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 3

Schedule Of Sources & Uses Of Capital

Equity is Based on Property Value, Leverage and Operating Requirements

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024
Sources Of Capital
Net Operating Gains	$162,628	$515,208	$837,746	$856,692	$866,638	$883,646	$917,246	$947,424	$992,188	$1,005,244
Initial Equity Contribution	6,021,610
Net Proceeds from Sale										13,657,881

Defined Sources Of Capital	6,184,238	515,208	837,746	856,692	866,638	883,646	917,246	947,424	992,188	14,663,125

Required Equity Contributions	153,608	2,024,756

Total Sources Of Capital	$6,337,846	$2,539,964	$837,746	$856,692	$866,638	$883,646	$917,246	$947,424	$992,188	$14,663,125

Uses Of Capital
Property Present Value	$6,021,610
Tenant Improvements	254,250	2,128,750	49,165		3,676	11,303	52,755	29,578		4,159
Leasing Commissions	34,563	401,207	19,142		3,727	11,515	54,010	31,469		4,320
Capital Costs & Reserves	27,423	10,007	10,257	10,513	10,776	11,046	11,322	11,605	11,895	12,192

Defined Uses Of Capital	6,337,846	2,539,964	78,564	10,513	18,179	33,864	118,087	72,652	11,895	20,671

Cash Flow Distributions			759,182	846,179	848,459	849,782	799,159	874,772	980,293	14,642,454

Total Uses Of Capital	$6,337,846	$2,539,964	$837,746	$856,692	$866,638	$883,646	$917,246	$947,424	$992,188	$14,663,125

Unleveraged Cash On Cash Return
Cash to Purchase Price	(2.55%)	(33.62%)	12.61%	14.05%	14.09%	14.11%	13.27%	14.53%	16.28%	16.35%
NOI to Book Value	2.57%	5.80%	9.35%	9.55%	9.65%	9.80%	10.04%	10.29%	10.76%	10.88%
Cash to Purchase Price & Costs	(2.55%)	(33.62%)	12.61%	14.05%	14.09%	14.11%	13.27%	14.53%	16.28%	16.35%

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 4

Prospective Property Resale

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024
Resale Amount
Gross Proceeds from Sale										$14,080,290
Commissions & Adjustments										(422,409)

Net Proceeds From Sale										$13,657,881

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 5

Resale - Cap Rate Matrix

Cash Flow Before Debt Service plus Property Resale in Year 10, Aug-2024

Discounted Annually (Endpoint on Cash Flow & Resale)

For the Cap Rates	Net Proceeds From Sale	P.V. of Property @ 9.50%	P.V. of Property @ 10.00%	P.V. of Property @ 10.50%	P.V. of Property @ 11.00%	P.V. of Property @ 11.50%	P.V. of Property @ 12.00%	P.V. of Property @ 12.50%	P.V. of Property @ 13.00%	P.V. of Property @ 13.50%	P.V. of Property @ 14.00%	P.V. of Property @ 14.50%
6.75%	$14,669,576	$7,966,232	$7,611,122	$7,272,496	$6,949,514	$6,641,382	$6,347,349	$6,066,707	$5,798,787	$5,542,953	$5,298,607	$5,065,183
7.00%	14,145,662	7,754,825	7,409,130	7,079,460	6,765,000	6,464,977	6,178,663	5,905,370	5,644,448	5,395,280	5,157,285	4,929,912
7.25%	13,657,881	7,557,999	7,221,069	6,899,738	6,593,211	6,300,737	6,021,610	5,755,160	5,500,754	5,257,792	5,025,709	4,803,970
7.50%	13,202,618	7,374,294	7,045,546	6,731,997	6,432,874	6,147,448	5,875,028	5,614,963	5,366,639	5,129,469	4,902,905	4,686,424
7.75%	12,776,727	7,202,441	6,881,347	6,575,078	6,282,882	6,004,047	5,737,902	5,483,812	5,241,176	5,009,425	4,788,023	4,576,462

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:24 pm Ref# : AKL Page : 1

Presentation Rent Roll & Current Term Tenant Summary

As of Sep-2014 for 65,085 Square Feet

Tenant Name Type & Suite Number Lease Dates & Term	Floor SqFt Bldg Share	Rate & Amount per Year per Month	Changes on	Changes to	CPI & Current Porters’ Wage Miscellaneous	Months to Abate	Pcnt to Abate	Description of Operating Expense Reimbursements	Imprvmnts Rate Amount	Commssns Rate Amount	Assumption about subsequent terms for this tenant
1 Vacant 1-2		$22.00	Jan-2017	$22.66	—	1	100%	Net: Pays a full	$30.00	$6.90	Market
Retail, Suite: 1-2	2,800	$61,600	Jan-2018	$23.34				pro-rata share of		6.00%	See assumption:
Jan-2016 to Dec-2020	4.30%	$1.83	Jan-2019	$24.04				all reimbursable	$84,000	$19,315	In-Line
60 Months		$5,133	Jan-2020	$24.76				expenses.

2 LaNapolera		$35.84	—	—	—	—	—	Net: Pays a full	—	—	Market
Retail, Suite: 3-5	3,800	$136,192						pro-rata share of			See assumption:
Sep-2003 to Mar-2015	5.84%	$2.99						all reimbursable			In-Line
139 Months		$11,349						expenses.

3 Vacant 5B-6		$22.00	Jul-2017	$22.66	—	1	100%	Net: Pays a full	$25.00	$6.90	Market
Retail, Suite: 5B-6	1,820	$40,040	Jul-2018	$23.34				pro-rata share of		6.00%	See assumption:
Jul-2016 to Jun-2021	2.80%	$1.83	Jul-2019	$24.04				all reimbursable	$45,500	$12,554	In-Line
60 Months		$3,337	Jul-2020	$24.76				expenses.

4 Autozone		$12.00	Dec-2014	$13.20	—	—	—	Net: Pays a full	—	—	Option
Retail, Suite: 7	7,370	$88,440						pro-rata share of			See assumption:
Dec-2009 to Nov-2019	11.32%	$1.00						all reimbursable			In-Line
120 Months		$7,370						expenses.

4 Autozone		$14.52	—	—	—	—	—	Net: Pays a full	—	—	Option
Option, Suite: 7	7,370	$107,016						pro-rata share of			See assumption:
Dec-2019 to Nov-2024	11.32%	$1.21						all reimbursable			In-Line
60 Months		$8,918						expenses.

4 Autozone		$15.97	—	—	—	—	—	Net: Pays a full	—	—	Option
Option, Suite: 7	7,370	$117,718						pro-rata share of			See assumption:
Dec-2024 to Nov-2029	11.32%	$1.33						all reimbursable			In-Line
60 Months		$9,810						expenses.

4 Autozone		$0.00	—	—	—	—	—	Net: Pays a full	—	—	Market
Excluded from analysi	7,370	$0						pro-rata share of			See assumption:
Dec-2029 to Nov-2034	11.32%	$0.00						all reimbursable			In-Line
60 Months		$0						expenses.

5 Vacant 9 Anchor		$12.00	—	—	—	—	—	Net: Pays a full	$60.00	$10.80	Market
Retail, Suite: 9	31,675	$380,100						pro-rata share of		6.00%	See assumption:
Jan-2016 to Dec-2030	48.67%	$1.00						all reimbursable $	1,900,500	$342,090	Anchor
180 Months		$31,675						expenses.

6 Wood You		$0.00	Nov-2013	$15.45	—	—	—	Full Service:	—	—	ReAbsorb
Retail, Suite: 9F	4,000	$0	Nov-2014	$15.46				Pays no expense			See assumption:
Dec-2010 to Dec-2014	6.15%	$0.00						reimbursement.			In-Line
49 Months		$0

7 Vacant 10		$22.00	Sep-2017	$22.66	—	1	100%	Net: Pays a full	$25.00	$6.90	Market
Retail, Suite: 10	1,780	$39,160	Sep-2018	$23.34				pro-rata share of		6.00%	See assumption:
Sep-2016 to Aug-2021	2.73%	$1.83	Sep-2019	$24.04				all reimbursable	$44,500	$12,279	In-Line
60 Months		$3,263	Sep-2020	$24.76				expenses.

8 Guitars United		$48.00	—	—	—	—	—	Net: Pays a full	—	—	Market
Retail, Suite: 11	970	$46,560						pro-rata share of			See assumption:
Jul-2008 to Mar-2015	1.49%	$4.00						all reimbursable			In-Line
81 Months		$3,880						expenses.

(continued on next page)

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:24 pm Ref# : AKL Page : 2

Presentation Rent Roll & Current Term Tenant Summary

As of Sep-2014 for 65,085 Square Feet

(continued from previous page)

Tenant Name Type & Suite Number Lease Dates & Term	Floor SqFt Bldg Share	Rate & Amount per Year per Month	Changes on	Changes to	CPI & Current Porters’ Wage Miscellaneous	Months to Abate	Pcnt to Abate	Description of Operating Expense Reimbursements	Imprvmnts Rate Amount	Commssns Rate Amount	Assumption about subsequent terms for this tenant
9 Planet Beach		$0.00	Nov-2013	$25.50	—	—	—	See method:	—	—	Market
Retail, Suite: 12	1,200	$0	Nov-2014	$26.50				NNN+15%			See assumption:
Nov-2011 to Oct-2016	1.84%	$0.00	Nov-2015	$27.50							In-Line
60 Months		$0

10 New York Nails		$24.50	—	—	—	—	—	See method:	—	—	Market
Retail, Suite: 13	1,200	$29,400						NNN+15%			See assumption:
Mar-2010 to Feb-2015	1.84%	$2.04									In-Line
60 Months		$2,450

11 Poochie Spa		$25.90	—	—	—	—	—	See method:	—	—	Market
Retail, Suite: 14	900	$23,310						Poochie Spa			See assumption:
Apr-2005 to Aug-2018	1.38%	$2.16									In-Line
161 Months		$1,943

12 Leslies Pool Mart		$13.00	—	—	—	—	—	Net: Pays a full	—	—	Market
Retail, Suite: 15-17	2,700	$35,100						pro-rata share of			See assumption:
Oct-2005 to Dec-2014	4.15%	$1.08						all reimbursable			In-Line
111 Months		$2,925						expenses.

13 Vacant 18-19		$22.00	Jul-2017	$22.66	—	1	100%	Net: Pays a full	$25.00	$6.90	Market
Retail, Suite: 18-19	1,925	$42,350	Jul-2018	$23.34				pro-rata share of		6.00%	See assumption:
Jul-2016 to Jun-2021	2.96%	$1.83	Jul-2019	$24.04				all reimbursable	$48,125	$13,279	In-Line
60 Months		$3,529	Jul-2020	$24.76				expenses.

14 Vacant 20		$22.00	Jan-2017	$22.66	—	1	100%	Net: Pays a full	$25.00	$6.90	Market
Retail, Suite: 20	2,025	$44,550	Jan-2018	$23.34				pro-rata share of		6.00%	See assumption:
Jan-2016 to Dec-2020	3.11%	$1.83	Jan-2019	$24.04				all reimbursable	$50,625	$13,969	In-Line
60 Months		$3,713	Jan-2020	$24.76				expenses.

15 Verde Eco Spa		$20.26	—	—	—	—	—	Net: Pays a full	—	—	Vacate
Retail, Suite: 21	1,500	$30,390						pro-rata share of			See assumption:
Oct-2009 to Sep-2014	2.30%	$1.69						all reimbursable			In-Line
60 Months		$2,533						expenses.

16 Vacant 7 Rear Storage		$2.00	Oct-2017	$2.06	—	—	—	Net: Pays a full	—	$0.64	Market
Industrial, Suite: 7R	3,420	$6,840	Oct-2018	$2.12				pro-rata share of		6.00%	See assumption:
Oct-2016 to Sep-2021	5.25%	$0.17	Oct-2019	$2.19				all reimbursable		$2,179	Storage
60 Months		$570	Oct-2020	$2.25				expenses.
Total Occupied SqFt	23,640
Total Available SqFt	41,445

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:24 pm Ref# : AKL Page : 1

In-Line

Market Leasing Assumption Results

In Inflated Dollars for the Fiscal Year Beginning 9/01/14

For the Years Ending		Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025	Year 12 Aug-2026
Renewal Probability		70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%

Market Rent	$/SqFt/Yr
	New:	18.00	18.54	23.34	24.04	24.76	25.50	26.27	27.06	27.87	28.71	29.57	30.45
	Renewal:	18.00	18.54	23.34	24.04	24.76	25.50	26.27	27.06	27.87	28.71	29.57	30.45
	Result:	18.00	18.54	23.34	24.04	24.76	25.50	26.27	27.06	27.87	28.71	29.57	30.45

Months Vacant	New:	9.00	9.00	9.00	9.00	9.00	9.00	9.00	9.00	9.00	9.00	9.00	9.00
	Renewal:	0	0	0	0	0	0	0	0	0	0	0	0
	Rounded:	3	3	3	3	3	3	3	3	3	3	3	3

Tenant Improvements	$/SqFt
	New:	25.00	25.63	10.51	10.77	11.04	11.31	11.60	11.89	12.18	12.49	12.80	13.12
	Renewal:	25.00	25.63	1.05	1.08	1.10	1.13	1.16	1.19	1.22	1.25	1.28	1.31
	Result:	25.00	25.63	3.89	3.98	4.08	4.19	4.29	4.40	4.51	4.62	4.74	4.85

Leasing Commissions	Percent
	New:	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
	Renewal:	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
	Result:	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%

Rent Abatements	New:	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00
	Renewal:	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00
	Result:	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00
Non-Weighted Items
Rent Changes		Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Retail Rent Changes
Reimbursements		Net	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net
Term Lengths in Year		5	5	5	5	5	5	5	5	5	5	5	5

No Term Overrides

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:24 pm Ref# : AKL Page : 2

Anchor

Market Leasing Assumption Results

In Inflated Dollars for the Fiscal Year Beginning 9/01/14

For the Years Ending		Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025	Year 12 Aug-2026
Renewal Probability		70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%	70.00%

Market Rent	$/SqFt/Yr
	New:	12.00	12.36	12.73	13.11	13.51	13.91	14.33	14.76	15.20	15.66	16.13	16.61
	Renewal:	12.00	12.36	12.73	13.11	13.51	13.91	14.33	14.76	15.20	15.66	16.13	16.61
	Result:	12.00	12.36	12.73	13.11	13.51	13.91	14.33	14.76	15.20	15.66	16.13	16.61

Months Vacant	New:	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00
	Renewal:	0	0	0	0	0	0	0	0	0	0	0	0
	Rounded:	4	4	4	4	4	4	4	4	4	4	4	4

Tenant Improvements	$/SqFt
	New:	10.00	10.25	10.51	10.77	11.04	11.31	11.60	11.89	12.18	12.49	12.80	13.12
	Renewal:	1.00	1.03	1.05	1.08	1.10	1.13	1.16	1.19	1.22	1.25	1.28	1.31
	Result:	3.70	3.79	3.89	3.98	4.08	4.19	4.29	4.40	4.51	4.62	4.74	4.85

Leasing Commissions	Percent
	New:	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
	Renewal:	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
	Result:	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%	3.20%

Rent Abatements	New:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Renewal:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Result:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Non-Weighted Items
Rent Changes
Retail Rent Changes
Reimbursements		Net	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net
Term Lengths in Year		15	15	15	15	15	15	15	15	15	15	15	15

No Term Overrides

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 3

Storage

Market Leasing Assumption Results

In Inflated Dollars for the Fiscal Year Beginning 9/01/14

For the Years Ending		Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025	Year 12 Aug-2026

Renewal Probability		50.00%	50.00%	50.00%	50.00%	50.00%	50.00%	50.00%	50.00%	50.00%	50.00%	50.00%	50.00%
Market Rent	$/SqFt/ Yr
	New:	2.00	2.06	2.12	2.19	2.25	2.32	2.39	2.46	2.53	2.61	2.69	2.77
	Renewal:	2.00	2.06	2.12	2.19	2.25	2.32	2.39	2.46	2.53	2.61	2.69	2.77
	Result:	2.00	2.06	2.12	2.19	2.25	2.32	2.39	2.46	2.53	2.61	2.69	2.77
Months Vacant	New:	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00
	Renewal:	0	0	0	0	0	0	0	0	0	0	0	0
	Rounded:	6	6	6	6	6	6	6	6	6	6	6	6
Tenant Improve ments	$/SqFt
	New:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Renewal:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Result:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Leasing Commis sions	Percent
	New:	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
	Renewal:	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%	2.00%
	Result:	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Rent Abate ments	New:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Renewal:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Result:	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Non-Weighted Items
Rent Changes		Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Retail Rent Changes
Reimburse ments		Net	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net
Term Lengths in Year		3	3	3	3	3	3	3	3	3	3	3	3
No Term Overrides

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 1

Supporting Schedule — Detailed Lease Expiration Schedule (First Term Only)

No.	Tenant	Suite	Market Leasing	Base Rent /SqFt/Yr	Expiration Date	Square Feet	Percent of Total
18	Verde Eco Spa	21	In-Line	3.19	9/30/14	1,500	2.3
9	Wood You	9F	In-Line	5.15	12/31/14	4,000	6.1
15	Leslies Pool Mart	15-17	In-Line	10.33	12/31/14	2,700	4.1
13	New York Nails	13	In-Line	15.25	2/28/15	1,200	1.8
2	LaNapolera	3-5	In-Line	22.41	3/31/15	3,800	5.8
11	Guitars United	11	In-Line	29.50	3/31/15	970	1.5

Total for Year Ending Aug-						14,170	21.8%
12	Planet Beach	12	In-Line	16.25	10/31/16	1,200	1.8

Total for Year Ending Aug-						1,200	1.8%
14	Poochie Spa	14	In-Line	25.90	8/31/18	900	1.4

Total for Year Ending Aug-						900	1.4%
4	Autozone	7	In-Line	3.30	11/30/19	7,370	11.3

Total for Year Ending Aug-						7,370	11.3%
1	Vacant 1-2	1-2	In-Line	17.01	12/31/20	2,800	4.3
17	Vacant 20	20	In-Line	17.01	12/31/20	2,025	3.1
3	Vacant 5B-6	5B-6	In-Line	20.63	6/30/21	1,820	2.8
16	Vacant 18-19	18-19	In-Line	20.63	6/30/21	1,925	3.0
10	Vacant 10	10	In-Line	24.76	8/31/21	1,780	2.7

Total for Year Ending Aug-						10,350	15.9%
19	Vacant 7 Rear Storage	7R	Storage	1.21	9/30/21	3,420	5.3

Total for Year Ending Aug-						3,420	5.3%

Building Total						37,410	57.5%

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 2

Supporting Schedule — Square Feet Expiring — (All Terms)

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023
Tenant	Suite
Verde Eco Spa	21	1,500	10/01/09	9/30/14	1,500					1,500
Wood You	9F	4,000	12/01/10	12/31/14	4,000
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	2,700					2,700
New York Nails	13	1,200	3/01/10	2/28/15	1,200					1,200
LaNapolera	3-5	3,800	9/01/03	3/31/15	3,800					3,800
Guitars United	11	970	7/01/08	3/31/15	970					970
Planet Beach	12	1,200	11/01/11	10/31/16			1,200					1,200
Poochie Spa	14	900	4/01/05	8/31/18				900
Autozone	7	7,370	12/01/09	11/30/19						7,370
Vacant 1-2	1-2		1/01/16	12/31/20							2,800
Vacant 20	20		1/01/16	12/31/20							2,025
Vacant 5B-6	5B-6		7/01/16	6/30/21							1,820
Vacant 18-19	18-19		7/01/16	6/30/21							1,925
Vacant 10	10		9/01/16	8/31/21							1,780
Vacant 7 Rear Storage	7R		10/01/16	9/30/21								3,420
Autozone	7		12/01/19	11/30/24

Total SqFt Expiring		23,640			14,170		1,200	900		17,540	10,350	4,620

Percent Of Total Expiring					21.8%		1.8%	1.4%		26.9%	15.9%	7.1%

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 3

Supporting Schedule — Square Feet Expiring — (All Terms)

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Aug-2024	Year 11 Aug-2025
Tenant	Suite
Verde Eco Spa	21	1,500	10/01/09	9/30/14
Wood You	9F	4,000	12/01/10	12/31/14
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14		2,700
New York Nails	13	1,200	3/01/10	2/28/15		1,200
LaNapolera	3-5	3,800	9/01/03	3/31/15
Guitars United	11	970	7/01/08	3/31/15
Planet Beach	12	1,200	11/01/11	10/31/16
Poochie Spa	14	900	4/01/05	8/31/18	900
Autozone	7	7,370	12/01/09	11/30/19
Vacant 1-2	1-2		1/01/16	12/31/20
Vacant 20	20		1/01/16	12/31/20
Vacant 5B-6	5B-6		7/01/16	6/30/21
Vacant 18-19	18-19		7/01/16	6/30/21
Vacant 10	10		9/01/16	8/31/21
Vacant 7 Rear Storage	7R		10/01/16	9/30/21		3,420
Autozone	7		12/01/19	11/30/24		7,370

Total SqFt Expiring		23,640			900	14,690

Percent Of Total Expiring					1.4%	22.6%

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 4

Supporting Schedule — Occupancy & Absorption Rates

Physical Occupancy Based on Absorption & Turnover Vacancy Assumptions

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025
SqFt Occupied
September	23,640	19,640	61,665	65,085	64,185	65,085	58,815	59,560	65,085	65,085	65,085
October	22,140	19,640	65,085	65,085	64,185	65,085	65,085	59,885	65,085	65,085	65,085
November	22,140	19,640	63,885	65,085	64,185	65,085	65,085	59,885	65,085	65,085	65,085
December	22,140	19,640	63,885	65,085	65,085	65,085	65,085	61,665	65,085	64,185	65,085
January	15,440	56,140	63,885	65,085	65,085	65,085	60,260	61,665	65,085	64,185	65,085
February	15,440	56,140	65,085	65,085	65,085	65,085	60,260	60,465	65,085	64,185	65,085
March	14,240	56,140	65,085	65,085	65,085	65,085	60,260	60,465	65,085	65,085	65,085
April	12,170	56,140	65,085	65,085	65,085	62,385	65,085	63,885	65,085	65,085	61,665
May	12,170	56,140	65,085	65,085	65,085	62,385	65,085	65,085	65,085	65,085	61,665
June	13,370	56,140	65,085	65,085	65,085	61,185	65,085	65,085	65,085	65,085	61,665
July	19,640	59,885	65,085	65,085	65,085	57,615	61,340	65,085	65,085	65,085	58,965
August	19,640	59,885	65,085	65,085	65,085	57,615	61,340	65,085	65,085	65,085	58,965

Average Occupied For The Year	17,681	44,598	64,500	65,085	64,860	63,065	62,732	62,318	65,085	64,860	63,210

Net Absorption
Annual Square Feet Absorbed	(4,000)	40,245	5,200			(7,470)	3,725	3,745			(6,120)
Average Monthly Absorption	(333)	3,354	433			(623)	310	312			(510)

For the Years Ending	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023	Year 10 Aug-2024	Year 11 Aug-2025
Percentage Occupancy
September	36.32%	30.18%	94.75%	100.00%	98.62%	100.00%	90.37%	91.51%	100.00%	100.00%	100.00%
October	34.02%	30.18%	100.00%	100.00%	98.62%	100.00%	100.00%	92.01%	100.00%	100.00%	100.00%
November	34.02%	30.18%	98.16%	100.00%	98.62%	100.00%	100.00%	92.01%	100.00%	100.00%	100.00%
December	34.02%	30.18%	98.16%	100.00%	100.00%	100.00%	100.00%	94.75%	100.00%	98.62%	100.00%
January	23.72%	86.26%	98.16%	100.00%	100.00%	100.00%	92.59%	94.75%	100.00%	98.62%	100.00%
February	23.72%	86.26%	100.00%	100.00%	100.00%	100.00%	92.59%	92.90%	100.00%	98.62%	100.00%
March	21.88%	86.26%	100.00%	100.00%	100.00%	100.00%	92.59%	92.90%	100.00%	100.00%	100.00%
April	18.70%	86.26%	100.00%	100.00%	100.00%	95.85%	100.00%	98.16%	100.00%	100.00%	94.75%
May	18.70%	86.26%	100.00%	100.00%	100.00%	95.85%	100.00%	100.00%	100.00%	100.00%	94.75%
June	20.54%	86.26%	100.00%	100.00%	100.00%	94.01%	100.00%	100.00%	100.00%	100.00%	94.75%
July	30.18%	92.01%	100.00%	100.00%	100.00%	88.52%	94.25%	100.00%	100.00%	100.00%	90.60%
August	30.18%	92.01%	100.00%	100.00%	100.00%	88.52%	94.25%	100.00%	100.00%	100.00%	90.60%

Average Occupancy For The Year	27.17%	68.52%	99.10%	100.00%	99.65%	96.90%	96.38%	95.75%	100.00%	99.65%	97.12%

Net Absorption
Annual Percentage Absorbed	(6.15%)	61.83%	7.99%			(11.48%)	5.72%	5.75%			(9.40%)
Average Monthly Percentage	(0.51%)	5.15%	0.67%			(0.96%)	0.48%	0.48%			(0.78%)

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 5

Supporting Schedule — Average Square Feet Occupancy

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20		1,867	2,800	2,800	2,800	2,800	2,100	2,800	2,800
LaNapolera	3-5	3,800	9/01/03	3/31/15	2,850	3,800	3,800	3,800	3,800	3,167	3,483	3,800	3,800
Vacant 5B-6	5B-6		7/01/16	6/30/21		303	1,820	1,820	1,820	1,820	1,517	1,668	1,820
Autozone	7	7,370	12/01/09	11/30/19	7,370	7,370	7,370	7,370	7,370	1,843
Autozone	7		12/01/19	11/30/24						5,527	7,370	7,370	7,370
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30		21,117	31,675	31,675	31,675	31,675	31,675	31,675	31,675
Wood You	9F	4,000	12/01/10	12/31/14	1,333
Vacant 10	10		9/01/16	8/31/21			1,780	1,780	1,780	1,780	1,780	1,335	1,780
Guitars United	11	970	7/01/08	3/31/15	728	970	970	970	970	808	889	970	970
Planet Beach	12	1,200	11/01/11	10/31/16	1,200	1,200	900	1,200	1,200	1,200	1,200	900	1,200
New York Nails	13	1,200	3/01/10	2/28/15	900	1,200	1,200	1,200	1,200	900	1,200	1,200	1,200
Poochie Spa	14	900	4/01/05	8/31/18	900	900	900	900	675	900	900	900	900
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	2,025	2,700	2,700	2,700	2,700	2,025	2,700	2,700	2,700
Vacant 18-19	18-19		7/01/16	6/30/21		321	1,925	1,925	1,925	1,925	1,604	1,765	1,925
Vacant 20	20		1/01/16	12/31/20		1,350	2,025	2,025	2,025	2,025	1,519	2,025	2,025
Verde Eco Spa	21	1,500	10/01/09	9/30/14	375	1,500	1,500	1,500	1,500	1,250	1,375	1,500	1,500
Vacant 7 Rear Storage	7R		10/01/16	9/30/21			3,135	3,420	3,420	3,420	3,420	1,710	3,420

Total Amount Per Year		23,640			17,681	44,598	64,500	65,085	64,860	63,065	62,732	62,318	65,085

Average Percent Occupancy					27.17%	68.52%	99.10%	100.00%	99.65%	96.90%	96.38%	95.75%	100.00%

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 6

Supporting Schedule — Average Square Feet Occupancy

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Aug-2024	Year 11 Aug-2025
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20	2,800	2,800
LaNapolera	3-5	3,800	9/01/03	3/31/15	3,800	3,800
Vacant 5B-6	5B-6		7/01/16	6/30/21	1,820	1,820
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24	7,370	1,843
Autozone	7		12/01/24	11/30/29		5,527
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30	31,675	31,675
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21	1,780	1,780
Guitars United	11	970	7/01/08	3/31/15	970	970
Planet Beach	12	1,200	11/01/11	10/31/16	1,200	1,200
New York Nails	13	1,200	3/01/10	2/28/15	1,200	1,200
Poochie Spa	14	900	4/01/05	8/31/18	675	900
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	2,700	2,250
Vacant 18-19	18-19		7/01/16	6/30/21	1,925	1,925
Vacant 20	20		1/01/16	12/31/20	2,025	2,025
Verde Eco Spa	21	1,500	10/01/09	9/30/14	1,500	1,500
Vacant 7 Rear Storage	7R		10/01/16	9/30/21	3,420	1,995

Total Amount Per Year		23,640			64,860	63,210

Average Percent Occupancy					99.65%	97.12%

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 7

Supporting Schedule — Scheduled Base Rental Revenue

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20		35,933	62,832	64,717	66,658	68,658	47,628	74,473	76,707
LaNapolera	3-5	3,800	9/01/03	3/31/15	85,145	68,742	70,804	72,928	75,116	64,154	83,186	102,568	105,645
Vacant 5B-6	5B-6		7/01/16	6/30/21		3,337	40,240	41,447	42,691	43,972	37,554	41,037	50,598
Autozone	7	7,370	12/01/09	11/30/19	95,073	97,284	97,284	97,284	97,284	24,321
Autozone	7		12/01/19	11/30/24						80,262	107,016	107,016	107,016
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30		253,400	380,100	380,100	380,100	380,100	380,100	380,100	380,100
Wood You	9F	4,000	12/01/10	12/31/14	20,607
Vacant 10	10		9/01/16	8/31/21			35,897	40,335	41,545	42,791	44,075	32,108	49,246
Guitars United	11	970	7/01/08	3/31/15	28,615	17,547	18,074	18,616	19,174	16,376	21,234	26,182	26,967
Planet Beach	12	1,200	11/01/11	10/31/16	31,600	32,800	19,504	28,498	29,353	30,233	31,140	21,252	32,793
New York Nails	13	1,200	3/01/10	2/28/15	18,300	21,762	22,415	23,087	23,780	18,233	28,896	32,469	33,443
Poochie Spa	14	900	4/01/05	8/31/18	23,310	23,310	23,310	23,310	14,857	22,786	23,470	24,174	24,899
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	27,900	49,208	50,684	52,204	53,770	37,647	69,205	71,281	73,420
Vacant 18-19	18-19		7/01/16	6/30/21		3,529	42,562	43,839	45,154	46,508	39,721	43,404	53,518
Vacant 20	20		1/01/16	12/31/20		25,988	45,441	46,804	48,208	49,655	34,445	53,860	55,476
Verde Eco Spa	21	1,500	10/01/09	9/30/14	4,783	27,135	27,949	28,788	29,651	25,324	32,836	40,487	41,702
Vacant 7 Rear Storage	7R		10/01/16	9/30/21			6,270	7,028	7,239	7,456	7,680	4,147	8,517

Total Amount Per Year		23,640			335,333	659,975	943,366	968,985	974,580	958,476	988,186	1,054,558	1,120,047

Weighted Average Per SqFt					5.15	10.14	14.49	14.89	14.97	14.73	15.18	16.20	17.21

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 8

Supporting Schedule — Scheduled Base Rental Revenue

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Aug-2024	Year 11 Aug-2025	Total
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20	79,008	81,379	657,993
LaNapolera	3-5	3,800	9/01/03	3/31/15	108,814	112,079	949,181
Vacant 5B-6	5B-6		7/01/16	6/30/21	52,116	53,680	406,672
Autozone	7	7,370	12/01/09	11/30/19			508,530
Autozone	7		12/01/19	11/30/24	107,016	26,754	535,080
Autozone	7		12/01/24	11/30/29		88,288	88,288
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30	380,100	380,100	3,674,300
Wood You	9F	4,000	12/01/10	12/31/14			20,607
Vacant 10	10		9/01/16	8/31/21	50,723	52,245	388,965
Guitars United	11	970	7/01/08	3/31/15	27,776	28,610	249,171
Planet Beach	12	1,200	11/01/11	10/31/16	33,777	34,790	325,740
New York Nails	13	1,200	3/01/10	2/28/15	34,446	35,479	292,310
Poochie Spa	14	900	4/01/05	8/31/18	17,035	26,222	246,683
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	75,622	64,586	625,527
Vacant 18-19	18-19		7/01/16	6/30/21	55,123	56,777	430,135
Vacant 20	20		1/01/16	12/31/20	57,140	58,854	475,871
Verde Eco Spa	21	1,500	10/01/09	9/30/14	42,953	44,242	345,850
Vacant 7 Rear Storage	7R		10/01/16	9/30/21	8,773	5,206	62,316

Total Amount Per Year		23,640			1,130,422	1,149,291	10,283,219

Weighted Average Per SqFt					17.37	17.66

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 9

Supporting Schedule — Base Rent Abatements

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20		5,133					6,129
LaNapolera	3-5	3,800	9/01/03	3/31/15	5,700						8,319
Vacant 5B-6	5B-6		7/01/16	6/30/21		3,337						4,104
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21			3,263					4,013
Guitars United	11	970	7/01/08	3/31/15	1,455						2,123
Planet Beach	12	1,200	11/01/11	10/31/16			2,334					2,706
New York Nails	13	1,200	3/01/10	2/28/15	1,800						2,627
Poochie Spa	14	900	4/01/05	8/31/18					1,857
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	4,050					5,738
Vacant 18-19	18-19		7/01/16	6/30/21		3,529						4,340
Vacant 20	20		1/01/16	12/31/20		3,713					4,433
Verde Eco Spa	21	1,500	10/01/09	9/30/14	2,250						3,284
Vacant 7 Rear Storage	7R		10/01/16	9/30/21

Total Amount Per Year		23,640			15,255	15,712	5,597		1,857	5,738	26,915	15,163

Weighted Average Per SqFt					0.23	0.24	0.09		0.03	0.09	0.41	0.23

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 10

Supporting Schedule — Base Rent Abatements

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Aug-2024	Year 11 Aug-2025	Total
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20			11,262
LaNapolera	3-5	3,800	9/01/03	3/31/15			14,019
Vacant 5B-6	5B-6		7/01/16	6/30/21			7,441
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21			7,276
Guitars United	11	970	7/01/08	3/31/15			3,578
Planet Beach	12	1,200	11/01/11	10/31/16			5,040
New York Nails	13	1,200	3/01/10	2/28/15			4,427
Poochie Spa	14	900	4/01/05	8/31/18	2,153		4,010
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14			9,788
Vacant 18-19	18-19		7/01/16	6/30/21			7,869
Vacant 20	20		1/01/16	12/31/20			8,146
Verde Eco Spa	21	1,500	10/01/09	9/30/14			5,534
Vacant 7 Rear Storage	7R		10/01/16	9/30/21

Total Amount Per Year		23,640			2,153		88,390

Weighted Average Per SqFt					0.03

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 11

Supporting Schedule — Absorption & Turnover Vacancy

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20							18,388
LaNapolera	3-5	3,800	9/01/03	3/31/15	17,100					16,153	8,319
Vacant 5B-6	5B-6		7/01/16	6/30/21							7,968	4,104
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21								12,040
Guitars United	11	970	7/01/08	3/31/15	4,365					4,123	2,123
Planet Beach	12	1,200	11/01/11	10/31/16			7,002					8,117
New York Nails	13	1,200	3/01/10	2/28/15	5,400					7,651
Poochie Spa	14	900	4/01/05	8/31/18					5,571
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	12,150					17,215
Vacant 18-19	18-19		7/01/16	6/30/21							8,428	4,340
Vacant 20	20		1/01/16	12/31/20							13,299
Verde Eco Spa	21	1,500	10/01/09	9/30/14	20,250					6,376	3,284
Vacant 7 Rear Storage	7R		10/01/16	9/30/21								4,206

Total Amount Per Year		23,640			59,265		7,002		5,571	51,518	61,809	32,807

Weighted Average Per SqFt					0.91		0.11		0.09	0.79	0.95	0.50

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 12

Supporting Schedule — Absorption & Turnover Vacancy

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Aug-2024	Year 11 Aug-2025	Total
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20			18,388
LaNapolera	3-5	3,800	9/01/03	3/31/15			41,572
Vacant 5B-6	5B-6		7/01/16	6/30/21			12,072
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21			12,040
Guitars United	11	970	7/01/08	3/31/15			10,611
Planet Beach	12	1,200	11/01/11	10/31/16			15,119
New York Nails	13	1,200	3/01/10	2/28/15			13,051
Poochie Spa	14	900	4/01/05	8/31/18	6,459		12,030
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14		13,305	42,670
Vacant 18-19	18-19		7/01/16	6/30/21			12,768
Vacant 20	20		1/01/16	12/31/20			13,299
Verde Eco Spa	21	1,500	10/01/09	9/30/14			29,910
Vacant 7 Rear Storage	7R		10/01/16	9/30/21		3,830	8,036

Total Amount Per Year		23,640			6,459	17,135	241,566

Weighted Average Per SqFt					0.10	0.26

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 13

Supporting Schedule — Expense Reimbursement Revenue

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20		6,793	15,384	15,836	16,285	16,761	12,956	17,796	18,357
LaNapolera	3-5	3,800	9/01/03	3/31/15	9,634	13,829	20,878	21,491	22,103	18,956	21,491	24,153	24,913
Vacant 5B-6	5B-6		7/01/16	6/30/21		1,104	10,000	10,293	10,585	10,894	9,357	10,605	11,932
Autozone	7	7,370	12/01/09	11/30/19	24,913	26,819	40,492	41,682	42,867	11,029
Autozone	7		12/01/19	11/30/24						33,088	45,469	46,845	48,317
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30		76,844	174,029	179,140	184,237	189,605	195,418	201,329	207,657
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21			9,778	10,067	10,353	10,655	10,982	8,486	11,670
Guitars United	11	970	7/01/08	3/31/15	2,459	3,530	5,329	5,486	5,642	4,838	5,485	6,165	6,359
Planet Beach	12	1,200	11/01/11	10/31/16	4,453	4,811	5,028	6,787	6,980	7,183	7,403	5,720	7,867
New York Nails	13	1,200	3/01/10	2/28/15	3,241	4,366	6,594	6,787	6,980	5,388	7,403	7,627	7,867
Poochie Spa	14	900	4/01/05	8/31/18	1,640	1,658	3,076	3,168	3,926	5,388	5,553	5,720	5,900
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	6,845	9,825	14,835	15,270	15,704	12,122	16,657	17,161	17,700
Vacant 18-19	18-19		7/01/16	6/30/21		1,167	10,576	10,887	11,197	11,524	9,897	11,216	12,620
Vacant 20	20		1/01/16	12/31/20		4,912	11,125	11,452	11,778	12,122	9,370	12,872	13,276
Verde Eco Spa	21	1,500	10/01/09	9/30/14	1,268	5,458	8,241	8,483	8,724	7,482	8,482	9,533	9,834
Vacant 7 Rear Storage	7R		10/01/16	9/30/21			17,225	19,342	19,892	20,472	21,100	10,868	22,421

Total Amount Per Year		23,640			54,453	161,116	352,590	366,171	377,253	377,507	387,023	396,096	426,690

Weighted Average Per SqFt					0.84	2.48	5.42	5.63	5.80	5.80	5.95	6.09	6.56

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 14

Supporting Schedule — Expense Reimbursement Revenue

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Aug-2024	Year 11 Aug-2025	Total
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20	18,881	19,424	158,473
LaNapolera	3-5	3,800	9/01/03	3/31/15	25,624	26,362	229,434
Vacant 5B-6	5B-6		7/01/16	6/30/21	12,274	12,626	99,670
Autozone	7	7,370	12/01/09	11/30/19			187,802
Autozone	7		12/01/19	11/30/24	49,698	12,783	236,200
Autozone	7		12/01/24	11/30/29		38,346	38,346
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30	213,592	219,743	1,841,594
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21	12,003	12,348	96,342
Guitars United	11	970	7/01/08	3/31/15	6,541	6,729	58,563
Planet Beach	12	1,200	11/01/11	10/31/16	8,093	8,325	72,650
New York Nails	13	1,200	3/01/10	2/28/15	8,093	8,325	72,671
Poochie Spa	14	900	4/01/05	8/31/18	4,551	6,244	46,824
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	18,207	15,609	159,935
Vacant 18-19	18-19		7/01/16	6/30/21	12,981	13,356	105,421
Vacant 20	20		1/01/16	12/31/20	13,654	14,048	114,609
Verde Eco Spa	21	1,500	10/01/09	9/30/14	10,114	10,405	88,024
Vacant 7 Rear Storage	7R		10/01/16	9/30/21	23,062	13,841	168,223

Total Amount Per Year		23,640			437,368	438,514	3,774,781

Weighted Average Per SqFt					6.72	6.74

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 15

Supporting Schedule — Tenant Improvements

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20		84,000					12,014
LaNapolera	3-5	3,800	9/01/03	3/31/15	95,000						16,305
Vacant 5B-6	5B-6		7/01/16	6/30/21		45,500						8,005
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30		1,900,500
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21			44,500					7,829
Guitars United	11	970	7/01/08	3/31/15	24,250						4,162
Planet Beach	12	1,200	11/01/11	10/31/16			4,665					5,278
New York Nails	13	1,200	3/01/10	2/28/15	30,000						5,149
Poochie Spa	14	900	4/01/05	8/31/18					3,676
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	67,500					11,303
Vacant 18-19	18-19		7/01/16	6/30/21		48,125						8,466
Vacant 20	20		1/01/16	12/31/20		50,625					8,689
Verde Eco Spa	21	1,500	10/01/09	9/30/14	37,500						6,436
Vacant 7 Rear Storage	7R		10/01/16	9/30/21

Total Amount Per Year		23,640			254,250	2,128,750	49,165		3,676	11,303	52,755	29,578

Weighted Average Per SqFt					3.91	32.71	0.76		0.06	0.17	0.81	0.45

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 16

Supporting Schedule — Tenant Improvements

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Aug-2024	Year 11 Aug-2025	Total
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20			96,014
LaNapolera	3-5	3,800	9/01/03	3/31/15			111,305
Vacant 5B-6	5B-6		7/01/16	6/30/21			53,505
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30			1,900,500
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21			52,329
Guitars United	11	970	7/01/08	3/31/15			28,412
Planet Beach	12	1,200	11/01/11	10/31/16			9,943
New York Nails	13	1,200	3/01/10	2/28/15			35,149
Poochie Spa	14	900	4/01/05	8/31/18	4,159		7,835
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14			78,803
Vacant 18-19	18-19		7/01/16	6/30/21			56,591
Vacant 20	20		1/01/16	12/31/20			59,314
Verde Eco Spa	21	1,500	10/01/09	9/30/14			43,936
Vacant 7 Rear Storage	7R		10/01/16	9/30/21

Total Amount Per Year		23,640			4,159		2,533,636

Weighted Average Per SqFt					0.06

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 17

Supporting Schedule — Leasing Commissions

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 1 Aug-2015	Year 2 Aug-2016	Year 3 Aug-2017	Year 4 Aug-2018	Year 5 Aug-2019	Year 6 Aug-2020	Year 7 Aug-2021	Year 8 Aug-2022	Year 9 Aug-2023
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20		19,315					12,300
LaNapolera	3-5	3,800	9/01/03	3/31/15	11,438						16,693
Vacant 5B-6	5B-6		7/01/16	6/30/21		12,554						8,235
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30		342,090
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21			12,279					8,054
Guitars United	11	970	7/01/08	3/31/15	2,920						4,261
Planet Beach	12	1,200	11/01/11	10/31/16			4,684					5,430
New York Nails	13	1,200	3/01/10	2/28/15	3,612						5,271
Poochie Spa	14	900	4/01/05	8/31/18					3,727
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14	8,127					11,515
Vacant 18-19	18-19		7/01/16	6/30/21		13,279						8,710
Vacant 20	20		1/01/16	12/31/20		13,969					8,896
Verde Eco Spa	21	1,500	10/01/09	9/30/14	8,466						6,589
Vacant 7 Rear Storage	7R		10/01/16	9/30/21			2,179					1,040

Total Amount Per Year		23,640			34,563	401,207	19,142		3,727	11,515	54,010	31,469

Weighted Average Per SqFt					0.53	6.16	0.29		0.06	0.18	0.83	0.48

© 2014 CBRE, Inc.

Mandarin South 11700 San Jose Boulevard Jacksonville, FL 32223	Software : ARGUS Ver. 15.0.1.26 File : 14-397MI-Mandarin South DCF Property Type : Retail Portfolio : Date : 9/12/14 Time : 1:25 pm Ref# : AKL Page : 18

Supporting Schedule — Leasing Commissions

For the Years Ending		Month One Occupied Area	Lease Start	First Expiration	Year 10 Aug-2024	Year 11 Aug-2025	Total
Tenant	Suite
Vacant 1-2	1-2		1/01/16	12/31/20			31,615
LaNapolera	3-5	3,800	9/01/03	3/31/15			28,131
Vacant 5B-6	5B-6		7/01/16	6/30/21			20,789
Autozone	7	7,370	12/01/09	11/30/19
Autozone	7		12/01/19	11/30/24
Autozone	7		12/01/24	11/30/29
Autozone	7		12/01/29	11/30/34
Vacant 9 Anchor	9		1/01/16	12/31/30			342,090
Wood You	9F	4,000	12/01/10	12/31/14
Vacant 10	10		9/01/16	8/31/21			20,333
Guitars United	11	970	7/01/08	3/31/15			7,181
Planet Beach	12	1,200	11/01/11	10/31/16			10,114
New York Nails	13	1,200	3/01/10	2/28/15			8,883
Poochie Spa	14	900	4/01/05	8/31/18	4,320		8,047
Leslies Pool Mart	15-17	2,700	10/01/05	12/31/14			19,642
Vacant 18-19	18-19		7/01/16	6/30/21			21,989
Vacant 20	20		1/01/16	12/31/20			22,865
Verde Eco Spa	21	1,500	10/01/09	9/30/14			15,055
Vacant 7 Rear Storage	7R		10/01/16	9/30/21			3,219

Total Amount Per Year		23,640			4,320		559,953

Weighted Average Per SqFt					0.07

© 2014 CBRE, Inc.

Addenda

Addendum F

LEGAL DESCRIPTION

© 2014 CBRE, Inc.

EXHIBIT A

THAT CERTAIN PLACE, PARCEL OR TRACT OF LAND, SITUATE LYING AND BEING IN THE COUNTY OF DUVAL, STATE OF FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING A PART OF THE JUAN GARCIA GRANT, SECTION 39, TOWNSHIP 4 SOUTH, RANGE 27 EAST, DUVAL COUNTY FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE INTERSECTION OF THE SOUTH LINE OF LORETTO ROAD, AS NOW ESTABLISHED FOR A WIDTH OF 60 FEET, WITH THE WEST LINE OF STATE ROAD NO. 13 (SAN JOSE BOULEVARD) AS NOW ESTABLISHED FOR A WIDTH OF 100 FEET; RUN THENCE SOUTH 01° 25’ 00” WEST ALONG SAID WEST LINE, A DISTANCE OF 150.0 FEET, FOR A POINT OF BEGINNING.

FROM THE POINT OF BEGINNING THUS DESCRIBED, THENCE CONTINUE SOUTH 01° 25’ 00” WEST ALONG SAID WEST LINE, 205.38 FEET; RUN THENCE SOUTH 88° 43’ 40” WEST, 253.36 FEET; RUN THENCE SOUTH 01° 34’ 55” EAST, 265.0 FEET; RUN THENCE SOUTH 88° 43’ 40” WEST, 230.65 FEET; RUN THENCE NORTH 01° 34’ 55” WEST, 610.00 FEET TO THE SOUTH LINE OF LORETTO ROAD; THENCE ALONG SAID SOUTH LINE RUN THENCE NORTH 88° 43’ 40” EAST, 382.60 FEET; RUN THENCE SOUTH 01° 25’ 00” WEST, 160.0 FEET; RUN THENCE NORTH 88° 43’ 40” EAST, 120.0 FEET TO THE WEST LINE OF STATE ROAD NO. 13 AND THE POINT OF BEGINNING (BASIC PARCEL).

TOGETHER WITH THAT CERTAIN UNOBSTRUCTED RIGHT OF WAY EASEMENT GRANTED BY AND PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN GRANT OF EASEMENT (OPEN DITCH) RECORDED AMONG THE CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA, IN OFFICIAL RECORDS BOOK 5531, PAGE 2042, AS MODIFIED BY EASEMENT MODIFICATION AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 8107, PAGE 390, ALONG, OVER, THROUGH, ACROSS OR UNDER THE FOLLOWING DESCRIBED PARCEL:

A PORTION OF THE JUAN GARCIA GRANT, SECTION 39, TOWNSHIP 4 SOUTH, RANGE 27 EAST DUVAL COUNTY, FLORIDA, TOGETHER WITH A PORTION OF LOFTIN ROAD (CLOSED AND ABANDONED BY CITY ORDINANCE NO. 81-441-196, DATED JULY 17, 1981 AND RECORDED IN OFFICIAL RECORDS BOOK 5379, PAGES 925, 926 AND 927, OF SAID CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA) BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE INTERSECTION OF THE FORMER EASTERLY RIGHT-OF-WAY LINE OF STATE ROAD NO. 13 (A 120 FOOT RIGHT-OF-WAY AS NOW ESTABLISHED, AS PER STATE ROAD RIGHT-OF-WAY MAP SECTION 72160-2556 DATED NOVEMBER 28 1983), WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF LORETTO ROAD (A 60 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED); THENCE NORTH 88° 40’ 48” EAST, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 225.00 FEET; THENCE SOUTH 01° 25’ 26” WEST, 188.00 FEET; THENCE SOUTH 88° 40’ 48” WEST, 204.93 FEET, TO THE INTERSECTION OF THE CURRENT EASTERLY RIGHT-OF-WAY LINE OF STATE ROAD NO. 13; THENCE SOUTH 01° 25’ 26” WEST, ALONG SAID EASTERLY RIGHT-OF-WAY LINE, 461.76 FEET, TO THE POINT OF CURVATURE OF A CURVE LEADING SOUTHERLY; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE, RUN ALONG AND AROUND THE ARC OF SAID CURVE, CONCAVE EASTERLY, HAVING A RADIUS OF 11389.16 FEET, AN ARC DISTANCE OF 349.29 FEET; SAID ARC BEING SUBTENDED BY A CHORD BEARING AND A DISTANCE OF SOUTH 00° 32’ 46” WEST, 349.28 FEET, TO THE INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF ACOSTA ROAD (A 65 FOOT RIGHT-OF-WAY, AS PER CITY OF JACKSONVILLE RIGHT-OF-WAY MAP, DRAWING NO. 145-B-l, FORMERLY DUVAL COUNTY RIGHT-OF-WAY MAP); THENCE SOUTH 56° 08’ 07” EAST, ALONG SAID NORTHERLY RIGHT-OF-WAY LINE, 61.26 FEET; THENCE SOUTH 67° 24’ 16” EAST, CONTINUING ALONG SAID NORTHERLY RIGHT-OF-WAY LINE, 242.93 FEET; THENCE NORTH 02° 23’ 07” EAST, 75.49 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE NORTH 02° 23’ 07” EAST 31.97 FEET; THENCE NORTH 67° 24’ 26”

9

© 2014 CBRE, Inc.

WEST, 98.12 FEET; THENCE NORTH 29° 46’ 23” WEST, 315.31 FEET; THENCE NORTH 89° 36’ 53” WEST, 30.43 FEET, TO THE AFORESAID CURRENT EASTERLY RIGHT-OF-WAY LINE OF STATE ROAD NO. 13 AND THE ARC OF A CURVE AFORESAID CURRENT EASTERLY RIGHT-OF-WAY LINE OF STATE ROAD NO. 13 AND THE ARC OF A CURVE TO THE SOUTHWEST; THENCE ALONG LAST SAID LINE AND ALONG AND AROUND THE ARC OF SAID CURVE, CONCAVE EASTERLY, HAVING A RADIUS OF 11389.16 FEET, AN ARC DISTANCE OF 30.01 FEET, SAID ARC BEING SUBTENDED BY CHORD BEARING AND DISTANCE OF SOUTH 01° 03’ 50” WEST, 30.01 FEET; THENCE SOUTH 87° 36’ 53” EAST 13.16 FEET; THENCE SOUTH 29° 46’ 23” EAST, 308.96 FEET; THENCE SOUTH 67° 24’ 16” EAST, 119.38 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH:

A PORTION OF THE JUAN GARCIA GRANT, SECTION 39, TOWNSHIP 4 SOUTH, RANGE 27 EAST DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE INTERSECTION OF THE FORMER EASTERLY RIGHT-OF-WAY LINE OF STATE ROAD NO. 13 (A 120 FOOT THAT RIGHT-OF-WAY AS NOW ESTABLISHED, AS PER STATE ROAD RIGHT-OF-WAY MAP SECTION 72160-2556 DATED NOVEMBER 28, 1983), WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF LORETTO ROAD (A 60 FOOT RIGHT-OF-WAY, AS NOW ESTABLISHED); THENCE NORTH 88° 40’ 48” EAST, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, 225.00 FEET; THENCE SOUTH 01° 25’ 26” WEST, 188.00 FEET; THENCE SOUTH 88° 40’ 48” WEST, 204.93 FEET, TO THE INTERSECTION OF THE CURRENT EASTERLY RIGHT-OF-WAY LINE OF STATE ROAD NO. 13; THENCE SOUTH 01° 25’ 26” WEST, ALONG SAID EASTERLY RIGHT-OF-WAY LINE, 461.76 FEET, TO THE POINT OF CURVATURE OF A CURVE LEADING SOUTHERLY; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE, RUN ALONG AND AROUND THE ARC OF SAID CURVE, CONCAVE EASTERLY, HAVING A RADIUS OF 11389.16 FEET, AN ARC DISTANCE OF 349.29 FEET; SAID ARC BEING SUBTENDED BY A CHORD BEARING AND A DISTANCE OF SOUTH 00° 32’ 46” WEST, 349.28 FEET, TO THE INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF ACOSTA ROAD (A 65 FOOT RIGHT-OF-WAY, AS PER CITY OF JACKSONVILLE RIGHT-OF-WAY MAP, DRAWING NO. 145-B-l, FORMERLY DUVAL COUNTY RIGHT-OF-WAY MAP); THENCE SOUTH 56° 08’ 07” EAST, ALONG SAID NORTHERLY RIGHT-OF-WAY LINE 61.26 FEET; THENCE SOUTH 67° 24’ 16” EAST, CONTINUING ALONG SAID NORTHERLY RIGHT-OF-WAY LINE, 242.93 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 67° 24’ 16” EAST, ALONG LAST SAID LINE, 255.75 FEET; THENCE NORTH 84° 50’ 29” WEST, 18.60 FEET; THENCE NORTH 07° 51’ 03” WEST, 26.34 FEET; THENCE NORTH 52° 51’ 33” WEST, 32.72 FEET; THENCE NORTH 10° 09’ 15” WEST, 43.98 FEET; THENCE NORTH 25° 48’ 47” WEST, 57.24 FEET; THENCE NORTH 20° 05’ 26” WEST, 23.72 FEET; THENCE NORTH 09° 12’ 18” WEST, 41.86 FEET; THENCE NORTH 36° 52’ 23” WEST, 31.21 FEET; THENCE NORTH 07° 40’ 05” EAST, 33.99 FEET; THENCE NORTH 11° 57’ 51” WEST, 30.69 FEET; THENCE NORTH 48° 43’ 10” EAST, 23.25 FEET; THENCE NORTH 32° 33’ 30” EAST, 11.32 FEET; THENCE NORTH 02° 03’ 52” WEST. 15.81 FEET; THENCE NORTH 56° 38’ 38” WEST, 14.75 FEET, TO THE ARC OF A CURVE TO THE SOUTHWEST; THENCE ALONG AND AROUND THE ARC OF SAID CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 76.50 FEET, AN ARC DISTANCE OF 61.77 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING AND DISTANCE OF SOUTH 69° 15’ 14” WEST, 60.10 FEET, TO THE POINT OF TANGENCY; THENCE NORTH 87° 36’ 53” WEST, 44.54 FEET, TO THE POINT OF CURVATURE OF A CURVE TO THE SOUTHWEST; THENCE ALONG AND AROUND THE ARC OF SAID CURVE, CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 47.50 FEET, AN ARC DISTANCE OF 74.61 FEET SAID ARC BEING SUBTENDED BY A CHORD BEARING AND DISTANCE OF SOUTH 47° 23’ 07” WEST, 67.18 FEET, TO THE POINT OF TANGENCY; THENCE SOUTH 02° 23’ 07” WEST, 3.00 FEET, TO THE POINT OF A CURVATURE OF A CURVE TO THE SOUTHEAST; THENCE ALONG AND AROUND THE ARC OF SAID CURVE, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 2.50 FEET, AN ARC DISTANCE OF 3.93 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING AND DISTANCE OF SOUTH 42° 36’ 55” EAST, 3.54 FEET; TO THE POINT OF TANGENCY; THENCE SOUTH 87° 36’ 53” EAST, 15.50 FEET;

10

© 2014 CBRE, Inc.

THENCE SOUTH 02° 23’ 07” WEST, 181.84 FEET, TO THE POINT OF BEGINNING, TO THE EXTENT THAT SUCH EASEMENT BENEFITS THE ABOVE DESCRIBED BASIC PARCEL ONLY.

ALSO TOGETHER WITH THOSE CERTAIN EASEMENT, PRIVILEGES, AND OTHER RIGHTS GRANTED BY, RESERVED IN, AND PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN DECLARATION OF RESTRICTIONS, EASEMENTS AND SHARED MAINTENANCE AND OPERATING AGREEMENT AS RECORDED AMONG THE CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA, IN OFFICIAL RECORDS VOLUME 5524, PAGE 1458, AS SUBSEQUENTLY AND VARIOUSLY AMENDED IN OFFICIAL RECORDS VOLUME 5553, PAGE 1106, OFFICIAL RECORDS VOLUME 5582, PAGE 627 AND OFFICIAL RECORDS VOLUME 5654, PAGE 881, OVER, UNDER, THROUGH, AND ACROSS THE FOLLOWING PARCELS, BEING REVISED PARCEL A: PARCEL C FOR DRAINAGE AND UNDERGROUND UTILITIES, AND EASEMENT RIGHTS OVER LAND IN PARCEL D NOT USED AS BUILDING CONSTRUCTION FOR DRAINAGE FACILITIES AND UNDERGROUND FACILITIES.

REVISED PARCEL “A”

BEING A PART OF THE JUAN GARCIA GRANT, SECTION 39, TOWNSHIP 4 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FOR A POINT OF BEGINNING AT THE INTERSECTION OF THE SOUTH LINE OF LORETTO ROAD, AS NOW ESTABLISHED FOR A WIDTH OF 60 FEET, WITH THE WEST LINE OF STATE ROAD NO. 13 (SAN JOSE BOULEVARD) AS NOW ESTABLISHED FOR A WIDTH OF 100 FEET; RUN THENCE SOUTH 01° 25’ 00” WEST ALONG SAID LINE OF STATE ROAD NO. 13, A DISTANCE OF 150.0 FEET; RUN THENCE SOUTH 88° 43’ 40” WEST, 120.0 FEET; RUN THENCE NORTH 01° 25’ 00” EAST, PARALLEL WITH SAID STATE ROAD NO. 13, 150.0 FEET TO THE SOUTH LINE OF LORETTO ROAD; RUN THENCE NORTH 88° 43’ 40” EAST ALONG SAID LINE 120.0 FEET TO THE POINT TO BEGINNING.

AND

PARCEL“C”

BEING A PART OF THE JUAN GARCIA GRANT, SECTION 39, TOWNSHIP 4 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE INTERSECTION OF THE SOUTH LINE OF LORETTO ROAD, AS NOW ESTABLISHED FOR A WIDTH OF 60 FEET, WITH THE WEST LINE OF STATE ROAD NO 13 (SAN JOSE BOULEVARD) AS NOW ESTABLISHED FOR A WIDTH OF 100 FEET; RUN THENCE SOUTH 01° 25’ 00” WEST ALONG WEST LINE, A DISTANCE OF 355.38 FEET FOR A POINT OF BEGINNING.

FROM POINT OF BEGINNING THUS DESCRIBED, THENCE CONTINUE SOUTH 01° 25’ 00” WEST ALONG SAID WEST LINE, 255.28 FEET; THENCE DEPARTING FROM SAID LINE RUN SOUTH 88° 43’ 40” WEST, 240.0 FEET; RUN THENCE NORTH 01° 34’ 55” WEST, 255.0 FEET; RUN THENCE NORTH 88° 43’ 40” EAST, 263.36 FEET TO THE WEST LINE OF STATE ROAD 13 AND THE POINT OF BEGINNING.

AND

PARCEL“D”

BEING A PART OF JUAN GARCIA GRANT, SECTION 39, TOWNSHIP 4 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FOR A POINT OF REFERENCE, COMMENCE AT THE INTERSECTION OF THE SOUTH LINE OF LORETTO

11

© 2014 CBRE, Inc.

ROAD, AS NOW ESTABLISHED FOR A WIDTH OF 60 FEET, WITH THE WEST LINE OF STATE ROAD NO. 13 (SAN JOSE BOULEVARD) AS NOW ESTABLISHED FOR A WIDTH OF 100 FEET; RUN THENCE SOUTH 01° 25’ 00” WEST ALONG SAID WEST LINE, A DISTANCE OF 610.66 FEET TO THE POINT OF BEGINNING.

FROM THE POINT OF BEGINNING THUS DESCRIBED, THENCE CONTINUE SOUTH 01° 25’ 00” WEST ALONG SAID WEST LINE OF STATE ROAD 13, A DISTANCE OF 32.14 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE RIGHT (SAID CURVE HAVING A RADIUS OF 11,509.16 FEET AND A CENTRAL ANGLE OF 00° 30’ 00”; THENCE ALONG AND WITH THE ARC OF SAID CURVE AND SAID WEST LINE RUN SOUTHERLY AN ARC DISTANCE OF 282.20 FEET (SAID ARC BEING SUBTENDED BY A CHORD LENGTH OF 282.20 FEET AND A CHORD BEARING OF SOUTH 00” 41’ 53” WEST); THENCE DEPARTING FROM SAID RIGHT OF WAY LINE, RUN SOUTH 88° 43’ 40” WEST, A DISTANCE OF 456.41 FEET; RUN THENCE NORTH 01° 50’ 30” WEST, 277.74 FEET; THENCE RUN NORTH 01° 34’ 55” WEST, 36.30 FEET; THENCE RUN NORTH 88° 43’ 40” EAST, A DISTANCE OF 470.65 FEET TO STATE ROAD 13 AND THE POINT OF BEGINNING (SHOPPING CENTER ACCESS EASEMENT PARCEL).

ALSO TOGETHER WITH THE RIGHTS CREATED UNDER THAT CERTAIN DECLARATION OF EASEMENT RECORDED IN OFFICIAL RECORDS VOLUME 4468, PAGE 776, AS MODIFIED BY MODIFICATION OF DECLARATION OF EASEMENT RECORDED IN OFFICIAL RECORDS VOLUME 5028, PAGE 1131, OF THE CURRENT PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA.

END

12

© 2014 CBRE, Inc.

Addenda

Addendum G

PRÉCIS METRO REPORT – ECONOMY.COM, INC.

© 2014 CBRE, Inc.

ECONOMIC & CONSUMER CREDIT ANALYTICS

MOODY'S ANALYTICS

JACKSONVILLE FL

Data Buffet® MSA code: HJAC

ECONOMIC DRIVERS

LOGISTICS | FINANCIAL CENTER | DEFENSE

EMPLOYMENT GROWTH RANK

2013-2015	2013-2018
87	80
2nd quintile	2nd quintile

Best=1, Worst=392

RELATIVE COSTS

LIVING	BUSINESS
98%	91%

U.S.=100%

VITALITY

RELATIVE	RANK
112%	82
U.S.=100%	Best=1, Worst=[illegible]

BUSINESS CYCLE STATUS

MAY 2014

- Expansion
- » RECOVERY «
- At Risk
- Moderating Recession
- In Recession

STRENGTHS & WEAKNESSES

STRENGTHS

- Military base is a large segment of local economy.
- Low-cost center for financial services and low cost of living
- The port supports distribution industry.

WEAKNESSES

- Reliance on federal defense spending that is pressured by fiscal shortfalls.
- Very susceptible to downturns in the business cycle.

FORECAST RISKS

SHORT TERM ↓ | LONG TERM ↑

RISK EXPOSURE 2014-2019: 61 — 1st quintile — [illegible]

UPSIDE

- Faster commercial and residential real estate development boosts construction employment.
- Improved infrastructure, including port deepening, boosts shipping in the long term.

DOWNSIDE

- Warship relocations to the area are delayed and federal defense cuts lead to further layoffs.
- Population growth is slower than expected, lowering the trajectory of related spending.

MOODY'S RATING

Aa2 — CITY AS OF JUN 17, 2014

ANALYSIS

Kwame Donaldson — *1-866-275-3266*
July 2014 — *help@economy.com*

2008	2009	2010	2011	2012	2013	INDICATORS	2014	2015	2016	2017	2018	2019
59.5	55.9	56.2	55.8	56.8	57.9	Gross metro product (C09$ bil)	59.0	60.7	62.6	64.4	65.7	66.4
-4.6	-6.0	0.5	-0.6	1.7	2.0	% change	1.9	2.9	3.0	3.0	1.9	1.1
618.5	583.5	580.0	586.4	594.6	608.5	Total employment (ths)	625.4	639.9	656.9	669.9	677.8	684.6
-2.0	-5.7	-0.6	1.1	1.4	2.3	% change	2.8	2.3	2.6	2.0	1.2	1.0
5.8	9.8	10.9	9.9	8.4	6.9	Unemployment rate (%)	6.1	6.2	5.8	5.3	5.0	5.0
1.1	-4.7	3.9	3.9	4.2	2.6	Personal income growth (%)	4.9	6.8	7.0	6.2	5.1	4.5
53.2	50.4	50.5	50.4	51.2	51.8	Median household income ($ ths)	53.0	54.9	56.9	58.9	60.7	62.4
1,322.7	1,335.0	1,349.1	1,361.3	1,378.0	1,394.6	Population (ths)	1,407.8	1,424.3	1,443.8	1,465.9	1,488.8	1,511.5
1.2	0.9	1.1	0.9	1.2	1.2	% change	0.9	1.2	1.4	1.5	1.6	1.5
7.6	4.1	6.7	5.5	10.7	10.5	Net migration (ths)	7.3	10.7	13.8	16.4	17.3	17.3
5,149	3,323	3,387	3,245	4,579	6,281	Single-family permits (#)	4,889	7,212	10,128	10,820	10,059	9,603
1,814	1,343	219	666	2,587	1,077	Multifamily permits (#)	2,283	3,372	4,114	3,853	3,619	3,549
176.9	148.2	137.6	127.4	127.1	163.4	Existing-home price ($ ths)	170.0	175.4	180.9	184.2	189.5	196.4

52	MOODY’S ANALYTICS / Précis® U.S. Metro / South / July 2014

© 2014 CBRE, Inc.

PRÉCIS® U.S. METRO SOUTH » Jacksonville FL

ECONOMIC HEALTH CHECK

	Jan 14	Feb 14	Mar 14	Apr 14	May 14	Jun 14
Employment, change, ths	0.2	0.1	1.5	2.3	1.4	1.5
Unemployment rate, %	5.8	5.9	6.1	6.0	6.1	6.0
Labor force participation rate, %	65.2	65.6	66.0	66.3	66.4	66.0
Employment to population ratio, %	61.4	61.7	61.9	62.3	62.3	62.1
Average weekly hours, #	34.9	35.0	34.9	35.1	35.1	34.9
Industrial production, 2007=100	98.8	99.5	100.7	100.9	101.2	ND
Residential permits, single-family, #	5,857	6,103	5,979	6,369	6,198	6,437
Residential permits, multifamily, #	1,546	3,605	540	3,200	85	43

Better than prior 3-mo MA | Unchanged from prior 3-mo MA | Worse than prior 3-mo MA

Sources: BLS, Census Bureau, Moody's Analytics

BUSINESS CYCLE INDEX

JAN 2007=100

125
120
115
110
105
100
95
05
08
11
14
JAC
FL
U.S.

Source: Moody's Analytics

CURRENT EMPLOYMENT TRENDS

% CHANGE YR AGO

10
5
0
-5
-10
-15
-20
-25
10
11
12
13
14
Government
Goods producing
Private services

Sources: BLS, Moody's Analytics

% CHANGE YR AGO, 3-MO MA

	Oct 13	Feb 14	Jun 14
Total	3.0	3.0	3.2
Construction	8.9	8.3	6.3
Manufacturing	0.8	1.2	1.1
Trade	3.6	3.0	1.7
Trans/Utilities	2.6	2.2	2.9
Information	0.9	-0.3	1.5
Financial Activities	0.9	-1.3	0.6
Prof & Business Svcs.	6.1	9.2	7.0
Edu & Health Svcs.	1.0	0.4	0.3
Leisure & Hospitality	6.1	7.1	10.7
Other Services	0.7	1.0	1.0
Government	-1.1	-0.5	-0.4

Sources: BLS, Moody's Analytics

HOUSE PRICE

1996Q1=100, NSA

350
300
250
200
150
100
50
96
99
02
05
08
11
14
JAC
FL
U.S.

Sources: FHFA, Moody's Analytics

RELATIVE EMPLOYMENT PERFORMANCE

JAN 2004=100

135
130
125
120
115
110
105
100
95
90
04
05
06
07
08
09
10
11
12
13
14F
15F
16F
17F
18F
19F
20F
21F
22F
23F
JAC
FL
U.S.

Sources: BLS, Moody's Analytics

HOUSING AFFORDABILITY INDEX

GREATER THAN 100=MORE AFFORDABLE

300
250
200
150
100
50
97
01
05
09
13
JAC
FL
U.S.

Sources: NAR, Moody's Analytics

BUSINESS COSTS

U.S.=100

Total
Unit labor
Energy
State and local taxes
Office rent
0
20
40
60
80
100
120
140
2006
2011

Source: Moody's Analytics

EDUCATIONAL ATTAINMENT

% OF ADULTS 25 AND OLDER, 2012

100%
80%
60%
40%
20%
0%
9
19
32
29
11
10
17
30
30
13
11
18
29
28
14
JAC
FL
U.S.
< High school
High school
Some college
College
Graduate school

Sources: Census Bureau, Moody's Analytics

POPULATION BY AGE, %

≥75
70-74
65-69
60-64
55-59
50-54
45-49
40-44
35-39
30-34
25-29
20-24
15-19
10-14
5-9
0-4
0
1
2
3
4
5
6
7
8
JAC
U.S.

Sources: Census Bureau, Moody's Analytics

MOODY’S ANALYTICS / Précis® U.S. Metro / South / July 2014	53

© 2014 CBRE, Inc.

PRÉCIS® U.S. METRO SOUTH » Jacksonville FL

EMPLOYMENT & INDUSTRY

TOP EMPLOYERS

Naval Air Station Jacksonville	25,000
Mayport Naval Station	12,912
Baptist Health System	9,266
Publix Supermarkets Inc.	8,660
Bank of America Merrill Lynch	8,000
Wal-Mart Stores Inc.	7,760
Blue Cross & Blue Shield Association	5,000
Mayo Clinic	4,900
Citibank	4,786
Bi-Lo	4,700
JP Morgan Chase & Co.	4,200
St. Vincent's Health System	4,000
CSX Corp.	3,609
University of Florida Healthcare	3,424
Target Corp.	3,400
Fleet Readiness Center	3,200
Custom Staffing	3,000
EverBank	2,815
Florida State College at Jacksonville	2,741
United Parcel Service Inc.	2,675

Sources: Civilian & Military Installations, 2013, Jacksonville Business Journal, Book of Lists, 2014, Jacksonville Economic Development Commission, 2012, Jacksonville Regional Chamber of Commerce, 2009

PUBLIC

Federal	17,025
State	12,165
Local	44,750

2013

INDUSTRIAL DIVERSITY

Most Diverse (U.S.)
0.75
Least Diverse

EMPLOYMENT VOLATILITY

Due to U.S. fluctuations
Relative to U.S.
93
154
100
Not due to U.S.
Due to U.S.
JAC
U.S.

COMPARATIVE EMPLOYMENT AND INCOME

Sector	% of Total Employment			Average Annual Earnings		
	JAC	FL	U.S.	JAC	FL	U.S.
Mining	0.0%	0.1%	0.6%	nd	$34,364	$126,685
Construction	4.9%	4.9%	4.3%	$46,279	$46,660	$58,586
Manufacturing	4.6%	4.2%	8.8%	$73,637	$65,954	$77,169
Durable	63.0%	66.8%	62.8%	nd	$69,307	$78,430
Nondurable	37.0%	33.2%	37.2%	nd	$59,698	$75,058
Transportation/Utilities	5.1%	3.3%	3.7%	nd	$53,187	$64,250
Wholesale Trade	4.1%	4.2%	4.2%	$81,671	$74,743	$79,805
Retail Trade	11.6%	13.3%	11.1%	$31,170	$32,029	$32,229
Information	1.5%	1.8%	2.0%	$95,012	$74,962	$96,294
Financial Activities	10.0%	6.8%	5.8%	$44,003	$33,145	$47,848
Prof. and Bus. Services	15.5%	14.7%	13.6%	$48,356	$49,558	$63,688
Educ. and Health Services	14.9%	14.9%	15.5%	$51,591	$50,073	$51,540
Leisure and Hosp. Services	11.9%	13.7%	10.4%	nd	$27,442	$24,522
Other Services	3.3%	4.0%	4.0%	$30,658	$28,785	$33,733
Government	12.2%	14.2%	16.0%	$73,114	$68,543	$71,281

Sources: Percent of total employment — BLS, Moody's Analytics, 2013, Average annual earnings — BEA, Moody's Analytics, 2012

MIGRATION FLOWS

INTO JACKSONVILLE, FL	NUMBER OF MIGRANTS
Orlando, FL	1,941
Tampa, FL	1,854
Virginia Beach, VA	1,641
Atlanta, GA	1,560
Fort Lauderdale, FL	1,138
Miami, FL	1,062
Gainesville, FL	971
Pensacola, FL	963
New York, NY	816
Deltona, FL	776
Total in-migration	54,538

FROM JACKSONVILLE, FL	
Orlando, FL	2,122
Tampa, FL	1,913
Virginia Beach, VA	1,589
Atlanta, GA	1,445
Miami, FL	1,275
Fort Lauderdale, FL	1,146
Gainesville, FL	946
Palm Coast, FL	740
Deltona, FL	690
West Palm Beach, FL	678
Total out-migration	50,370
Net migration	**4,168**

NET MIGRATION,

12,000
10,000
8,000
6,000
4,000
2,000
0
10
11
12
13

	2010	2011	2012	2013
Domestic	3,256	2,884	6,861	7,187
Foreign	3,444	2,640	3,833	3,287
Total	6,699	5,524	10,694	10,474

Sources: IRS (top), 2010 Census Bureau, Moody's Analytics

PER CAPITA INCOME

$ THS
45
43
39
35
31
02
03
04
05
06
07
08
09
10
11
12
13
2013
JAC $42,470
FL $41,692
U.S. $44,543

Source: BEA, Moody's Analytics

HIGH-TECH EMPLOYMENT

	Ths	% of total
JAC	23.3	3.8
U.S.	6,431.1	4.7

HOUSING-RELATED EMPLOYMENT

	Ths	% of total
JAC	77.4	12.7
U.S.	12,461.4	9.1

Source: Moody's Analytics, 2013

LEADING INDUSTRIES BY WAGE TIER

	NAICS	Industry	Location Quotient	Employees (ths)
HIGH	6211	Offices of physicians	1.6	17.6
HIGH	GVF	Federal Government	1.4	16.8
HIGH	5241	Insurance carriers	2.1	14.1
HIGH	5415	Computer systems design & related srvcs.	1.3	10.4
MID	GVL	Local Government	0.7	44.4
MID	6221	General medical and surgical hospitals	1.1	22.4
MID	5221	Depository credit intermediation	1.9	14.7
MID	GVS	State Government	0.5	12.2
LOW	5613	Employment services	1.2	19.2
LOW	4451	Grocery stores	1.1	12.6
LOW	5617	Services to buildings and dwellings	1.4	12.1
LOW	7211	Traveler accommodation	1.3	10.3

Source: Moody's Analytics, 2014

54	MOODY’S ANALYTICS / Précis® U.S. Metro / South / July 2014

© 2014 CBRE, Inc.

Addenda

Addendum H

CLIENT CONTRACT INFORMATION

© 2014 CBRE, Inc.

VALUATION & ADVISORY SERVICES August 20, 2014	CBRE, Inc. One Chase Corporate Drive Suite 400 Birmingham, AL 35244 Barry R. Harvill Senior Appraiser

Jay Turner

PGP JACKSONVILLE, LLC

2801 Hwy 280 South, Suite 350

Birmingham, AL 35223

Phone: 205.909.0941

Email: HogewoodC@booksamillion.com

RE:	Assignment Agreement

Retail

Mandarin South Shopping Center

1170 San Jose Blvd.

Jacksonville, FL 32223

Dear Mr. Turner:

We are pleased to submit this proposal and our Terms and Conditions for this assignment.

PROPOSAL SPECIFICATIONS

Purpose:	To estimate the Market Value of the referenced real estate
Premise:	As Is
Rights Appraised:	Leased Fee
Intended Use:	Internal Decision Making purposes
Intended User:	The intended user is PGP JACKSONVILLE, LLC, and such other parties and entities (if any) expressly recognized by CBRE as “Intended Users” (as further defined herein).
Reliance:	Reliance on any reports produced by CBRE under this Agreement is extended solely to the client signing below and to other parties and entities qualified by CBRE as Intended Users, and identified in this Agreement or in client’s reliance language indicated in the Appraisal Report once prepared and issued. Parties or entities other than Intended Users who obtain a copy of the report or any portion thereof, whether as a result of its direct dissemination or by any other means, may not rely upon any opinions or conclusions contained in the report or such portions thereof, and CBRE will not be responsible for any unpermitted use of the report, its conclusions or contents or have any liability in connection therewith.
Inspection:	CBRE will conduct a physical inspection of both the interior and exterior of the subject property, as well as its surrounding environs on the effective date of appraisal.
Valuation Approaches:	All three traditional approaches to value will be considered and utilized.
Report Type:	Standard Appraisal Report
Appraisal Standards:	USPAP

© 2014 CBRE, Inc.

Jay Turner

Assignment Agreement

August 20, 2014

Appraisal Fee:	$4,750
Expenses:	Fee includes all associated expenses
Retainer:	A retainer is not required for this assignment
Payment Terms:	Final payment is due upon delivery of the final report or within thirty (30) days of your receipt of the initial report, whichever is sooner. The fee is considered earned upon delivery of the initial report. We will invoice you for the assignment in its entirety at the completion of the assignment.
Delivery instructions:	CBRE encourages our clients to join in our environmental sustainability efforts by accepting an electronic copy of the report.

An Adobe PDF file via email will be delivered to HogewoodC@booksamillion.com. The client has requested Two (2) bound final copies.
Delivery Schedule:
Preliminary Value:	Not Required
Draft Report:	3 Weeks after the Start Date
Final Report:	Upon Client’s request
Start Date:	The appraisal process will start upon receipt of your signed agreement and the property specific data.

Acceptance Date:	These specifications are subject to modification if this proposal is not accepted within 3 business days from the date of this letter.

When executed and delivered by all parties, this letter, together with the Terms and Conditions and the Specific Property Data Request attached hereto and incorporated herein, will serve as the Agreement for appraisal services by and between CBRE and Client. Each person signing below represents that it is authorized to enter into this Agreement and to bind the respective parties hereto.

© 2014 CBRE, Inc.

Jay Turner

Assignment Agreement

August 20, 2014

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please contact us.

Sincerely,

CBRE, Inc. Valuation & Advisory Services	CBRE, Inc. Valuation & Advisory Services

Barry R. Harvill Senior Appraiser As Agent for CBRE, Inc. Alabama Certification No. G00540 T 205.313.6565 F 205.403.8892 Barry.Harvill@cbre.com	Ron A. Neyhart, MAI Senior Managing Director As Agent for CBRE, Inc. Alabama Certification No. G00484 T 205.313.6565 F 205.403.8892 Ron.Neyhart@cbre.com

AGREED AND ACCEPTED

FOR PGP JACKSONVILLE, LLC:

8/20/14
Signature	Date

James F. Turner Name	President Title

Phone Number	turnerj@pgpcompanies.com E-Mail Address

© 2014 CBRE, Inc.

Jay Turner

Assignment Agreement

August 20, 2014

TERMS AND CONDITIONS

1.	The Terms and Conditions herein are part of an agreement for appraisal services (the “Agreement” ) between CBRE,Inc. (the “Appraiser”) and the client signing this Agreement, and for whom the appraisal services will be performed (the “Client”), and shall be deemed a part of such Agreement as though set forth in full therein. The Agreement shall be governed by the laws of the state where the appraisal office is located for the Appraiser executing this Agreement.

2.	Client shall be responsible for the payment of all fees stipulated in the Agreement. Payment of the appraisal fee and preparation of an appraisal report (the “Appraisal Report, or the “report”) are not contingent upon any predetermined value or on an action or event resulting from the analyses, opinions, conclusions, or use of the Appraisal Report. Final payment is due as provided in the Proposal Specifications Section of this Agreement. If a draft report is requested, the fee is considered earned upon delivery of the draft report. It is understood that the Client may cancel this assignment in writing at any time prior to delivery of the completed report. In such event, the Client is obligated only for the prorated share of the fee based upon the work completed and expenses incurred (including travel expenses to and from the job site), with a minimum charge of $500. Additional copies of the Appraisal Reports are available at a cost of $250 per original color copy and $100 per photocopy (black and white), plus shipping fees of $30 per report.

3.	If Appraiser is subpoenaed to give testimony or otherwise required or requested by Client or a third party to participate in meetings, phone calls, conferences, litigation or other legal proceedings (including preparation for such proceedings) because of, connected with or in any way pertaining to this engagement, the Appraisal Report, the Appraiser’s expertise, or the Property, Client shall pay Appraiser’s additional costs and expenses based on Appraiser’s then-prevailing hourly rates and related fees. Such charges include and pertain to time spent in preparing for and providing court room testimony, depositions, travel time, mileage and related travel expenses, waiting time, document review and preparation time (excluding preparation of the Appraisal Report), meeting participation, and Appraiser’s other related commitment of time and expertise. Hourly charges and other fees for such participation will be provided upon request. In the event Client requests additional appraisal services beyond the scope and purpose stated in the Agreement, Client agrees to pay additional fees for such services and to reimburse related expenses, whether or not the completed report has been delivered to Client at the time of such request.

4.	Appraiser shall have the right to terminate this Agreement at any time for cause effective immediately upon written notice to Client on the occurrence of fraud or the willful misconduct of Client, its employees or agents.

5.	In the event Client fails to make payments when due then, from the date due until paid, the amount due and payable shall bear interest at the maximum rate permitted in the state where the office is located for the Appraiser executing the Agreement. In the event either party institutes legal action against the other to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and expenses. Each party waives the right to a trial by jury in any action arising under this Agreement.

6.	Appraiser assumes there are no major or significant items or issues affecting the Property that would require the expertise of a professional building contractor, engineer, or environmental consultant for Appraiser to prepare a valid report. Client acknowledges that such additional expertise is not covered in the Appraisal fee and agrees that, if such additional expertise is required, it shall be provided by others at the discretion and direction of the Client, and solely at Client’s additional cost and expense.

7	In the event of any dispute between Client and Appraiser relating to this Agreement, or Appraiser’s or Client’s performance hereunder, Appraiser and Client agree that such dispute shall be resolved by means of binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by an arbitrator may be entered in any court of competent jurisdiction. Depositions may be taken and other discovery obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings in the state where the office of the Appraiser executing this Agreement is located. The arbitrator shall be limited to awarding compensatory damages and shall have no authority to award punitive, exemplary or similar damages. The prevailing party in the arbitration proceeding shall be entitled to recover its expenses from the losing party, including costs of the arbitration proceeding, and reasonable attorney’s fees. Client acknowledges that Appraiser is being retained hereunder as an independent contractor to perform the services described herein and nothing in this Agreement shall be deemed to create any other relationship between Client and Appraiser. This engagement shall be deemed concluded and the services hereunder completed upon delivery to Client of the Appraisal Report discussed herein.

8.	All statements of fact in the report which are used as the basis of the Appraiser’s analyses, opinions, and conclusions will be true and correct to the best of the Appraiser’s knowledge and belief. Appraiser does not make any representation or warranty, express or implied, as to the accuracy or completeness of the information or the condition of the Property furnished to Appraiser by Client or others.

© 2014 CBRE, Inc.

Jay Turner

Assignment Agreement

August 20, 2014

9.	Appraiser shall have no responsibility for legal matters, including zoning, or questions of survey or title, soil or subsoil conditions, engineering, or other similar technical matters. The report will not constitute a survey of the Property analyzed.

10.	Client shall provide Appraiser with such materials with respect to the assignment as are requested by Appraiser and in the possession or under the control of Client. Client shall provide Appraiser with sufficient access to the Property to be analyzed, and hereby grants permission for entry unless discussed in advance to the contrary.

11.	The data gathered in the course of the assignment (except data furnished by Client) and the report prepared pursuant to the Agreement are, and will remain, the property of Appraiser. With respect to data provided by Client, Appraiser shall not violate the confidential nature of the Appraiser-Client relationship by improperly disclosing any proprietary information furnished to Appraiser. Notwithstanding the foregoing, Appraiser is authorized by Client to disclose all or any portion of the report and related data as may be required by statute, government regulation, legal process, or judicial decree, including to appropriate representatives of the Appraisal Institute if such disclosure is required to enable Appraiser to comply with the Bylaws and Regulations of such Institute as now or hereafter in effect.

12.	Unless specifically noted, in preparing the Appraisal Report the Appraiser will not be considering the possible existence of asbestos, PCB transformers, or other toxic, hazardous, or contaminated substances and/or underground storage tanks (collectively, “Hazardous Material) on or affecting the Property, or the cost of encapsulation or removal thereof. Further, Client represents that there is no major or significant deferred maintenance of the Property that would require the expertise of a professional cost estimator or contractor. If such repairs are needed, the estimates are to be prepared by others, at Client’s discretion and direction, and are not covered as part of the Appraisal fee.

13.	In the event Client intends to use the Appraisal Report in connection with a tax matter, Client acknowledges that Appraiser provides no warranty, representation or prediction as to the outcome of such tax matter. Client understands and acknowledges that any relevant taxing authority (whether the Internal Revenue Service or any other federal, state or local taxing authority) may disagree with or reject the Appraisal Report or otherwise disagree with Client’s tax position, and further understands and acknowledges that the taxing authority may seek to collect additional taxes, interest, penalties or fees from Client beyond what may be suggested by the Appraisal Report. Client agrees that Appraiser shall have no responsibility or liability to Client or any other party for any such taxes, interest, penalties or fees and that Client will not seek damages or other compensation from Appraiser relating to any such taxes, interest, penalties or fees imposed on Client, or for any attorneys’ fees, costs or other expenses relating to Client’s tax matters.

14.	Appraiser shall have no liability with respect to any loss, damage, claim or expense incurred by or asserted against Client arising out of, based upon or resulting from Client’s failure to provide accurate or complete information or documentation pertaining to an assignment ordered under or in connection with this Agreement, including Client’s failure, or the failure of any of Client’s agents, to provide a complete copy of the Appraisal Report to any third party.

15.	LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT ARISING FROM SECTION 16 BELOW, OR SECTION 17 IF USED, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, INCIDENTAL OR INDIRECT DAMAGES. EXCEPT TO THE EXTENT ARISING FROM SECTION 16 BELOW, OR 17 IF APPLICABLE, IN NO EVENT SHALL EITHER PARTY’S TOTAL LIABILITY TO THE OTHER FOR DAMAGES UNDER THE AGREEMENT EXCEED, IN THE AGGREGATE, THE GREATER OF EITHER THE AMOUNT OF THE TOTAL FEES PAID TO APPRAISER UNDER THIS AGREEMENT, OR TEN THOUSAND DOLLARS ($10,000). BY SIGNING THIS AGREEMENT, CLIENT INDICATES ITS UNDERSTANDING OF THE LIABILITY LIMITATION HEREIN AND AGREES TO ABIDE BY SUCH LIMITATION. THIS LIABILITY LIMITATION SHALL NOT APPLY IN THE EVENT OF A FINAL FINDING BY AN ARBITRATOR OR A COURT OF COMPETENT JURISDICTION THAT SUCH LIABILITY IS THE RESULT OF A PARTY’S GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT.

16.	Client shall not disseminate, distribute, make available or otherwise provide any Appraisal Report prepared hereunder to any third party (including without limitation, incorporating or referencing the Appraisal Report, in whole or in part, in any offering or other material intended for review by other parties) except to (i) any third party approved in writing by Appraiser and identified herein as an “Intended User” of the Appraisal Report, (ii) any third party service provider (including rating agencies and Client’s auditors) using the Appraisal Report in the course of providing services for the sole benefit of Client, or (iii) as required by statute, government regulation, legal process, or judicial decree. In the event Appraiser consents, in writing, to Client incorporating or referencing the Appraisal Report in any offering or other materials intended for review by other parties, Client shall not distribute, file, or otherwise make such materials available to any such parties unless and until Client has provided Appraiser with complete copies of such materials and Appraiser has approved all such materials in writing. Client shall not modify any such materials once approved by Appraiser. In the absence of satisfying the conditions of this paragraph with respect to a party who is not designated as an Intended User, in no event shall the receipt of an Appraisal Report by such party extend any right to the party to use and rely on such report, and Appraiser shall have no liability for such unauthorized use and reliance on any Appraisal Report. In

© 2014 CBRE, Inc.

Jay Turner

Assignment Agreement

August 20, 2014

the event Client breaches the provisions of this paragraph, Client shall indemnify, defend and hold Appraiser, and its affiliates and their officers, directors, employees, contractors, agents and other representatives (Appraiser and each of the foregoing an “Indemnified Party” and collectively the “Indemnified Parties”), fully harmless from and against all losses, liabilities, damages and expenses (collectively, “Damages”) claimed, sustained or incurred by any party arising out of or in connection with such breach, regardless of any negligence on the part of any Indemnified Party in preparing the Appraisal Report.

17.	In the event Client incorporates or references the Appraisal Report, in whole or in part, in any offering or other material intended for review by other parties, Client shall indemnify, defend and hold each of the Indemnified Parties harmless from and against any Damages in connection with (i) any transaction contemplated by this Agreement or in connection with the appraisal or the engagement of or performance of services by any Indemnified Party hereunder, (ii) any actual or alleged untrue statement of a material fact, or the actual or alleged failure to state a material fact necessary to make a statement not misleading in light of the circumstances under which it was made with respect to all information furnished to any Indemnified Party or made available to a prospective party to a transaction, or (iii) an actual or alleged violation of applicable law by Client (including, without limitation, securities laws) or the negligent or intentional acts or omissions of Client (including the failure to perform any duty imposed by law); and will reimburse each Indemnified Party for all reasonable fees and expenses (including fees and expenses of counsel) (collectively, “Expenses”) as incurred in connection with investigating, preparing, pursuing or defending any threatened or pending claim, action, proceeding or investigation (collectively, “Proceedings”) arising there from, and regardless of whether such Indemnified Party is a formal party to such Proceeding. Client agrees not to enter into any waiver, release or settlement of any Proceeding (whether or not any Indemnified Party is a formal party to such Proceeding) without the prior written consent of Appraiser (which consent will not be unreasonably withheld or delayed) unless such waiver, release or settlement includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding.

© 2014 CBRE, Inc.

SPECIFIC PROPERTY DATA REQUEST

In order to complete this assignment under the terms outlined, CBRE, Inc., Valuation & Advisory Services, will require the following specific information for the property:

1.	Current title report or title holder name
2.	Legal description
3.	Survey and/or plat map
4.	Site plan for the existing development
5.	Building plans and specifications, including square footage
6.	Current county property tax assessment or tax bill
7.	Details on any sale, contract, or listing of the property within the past three years
8.	Engineering studies, soil tests or environmental assessments
9.	Ground lease, if applicable
10.	Details regarding the development costs, including land cost, if developed within the past three years
11.	Three-year and YTD property income and expenses
12.	Current year property income and expense budget
13.	Historical sales volumes, if applicable
14.	Lease agreement
15.	Tenant’s most recent Annual Report and 10K Report
16.	Details regarding any pending changes or pertinent information regarding the current/future status of the tenant
17.	Details regarding any tenant improvement allowances and free rent provided
18.	Details regarding capital expenditures made within the last 12 months, or scheduled for the next 12 months
19.	Any previous market/demand studies or appraisals
20.	Name and telephone number of property contact for physical inspection and additional information needed during the appraisal process
21.	Any other information that might be helpful in valuing this property

Any other information that might be helpful in valuing this property

If any of the requested data and information is not available, CBRE, Inc., reserves the right to extend the delivery date by the amount of time it takes to receive the requested information or make other arrangements. Please have the requested information delivered to the following:

Barry R. Harvill

Senior Appraiser

CBRE, Inc.

Valuation & Advisory Services

One Chase Corporate Drive

Suite 400

Birmingham, AL 35244

© 2014 CBRE, Inc.

Addenda

Addendum I

QUALIFICATIONS

© 2014 CBRE, Inc.

QUALIFICATIONS

QUALIFICATIONS OF

THOMAS E. ZORN, MAI

Vice President

CBRE, Inc., Valuation & Advisory Services

225 Water Street, Suite 110

Jacksonville, Florida 32202

P: (904) 633-2618

F: (904) 791-8953

EDUCATIONAL

BS — Marketing Management, Florida Southern College-1991, Lakeland, Florida

MBA — University of North Florida-1993, Jacksonville, Florida

Additional education includes Standards of Professional Practice, Appraisal Principles, Basic Income Capitalization, Advanced Income Capitalization, Highest & Best Use and Market Analysis, Advanced Sales Comparison and Cost Approaches, Report Writing and Valuation Analysis, Advanced Applications

LICENSE(S)/CERTIFICATIONS

State-Certified General Real Estate Appraiser; State of Florida (RZ 2538)

Georgia Real Estate Appraisers Board — Certified General Real Property Appraiser — 287240

PROFESSIONAL

Appraisal Institute

Designated Member (MAI), Certificate No. 12744

EMPLOYMENT EXPERIENCE

Over F******* years of Real Estate Appraisal and Consulting experience throughout the United States.

1994-1996	Kirchman Corporation	Orlando, FL
1996-1998	SunTrust Bank, Central Florida, N.A.	Orlando, FL
1998-2002	CB Richard Ellis, Inc.	Orlando, FL
Valuation & Advisory Services — Real Estate Analyst
2002-Present	CBRE, Inc.	Jacksonville, FL
Valuation & Advisory Services — Vice President

© 2014 CBRE, Inc.

© 2014 CBRE, Inc.

QUALIFICATIONS OF

BRIAN L. FINNELL, MAI, CCIM

Managing Director — Orlando/Jacksonville

CBRE, Inc. – Valuation and Advisory Services

200 S. Orange Avenue, Suite 2100

Orlando, Florida 32801

(407) 839-3117

EDUCATIONAL

BS — Real Estate, Florida State University — 1984

Additional education includes Standards of Professional Practice, Appraisal Principles, Basic Income Capitalization, Advanced Income Capitalization, Highest & Best Use and Market Analysis, Advanced Sales Comparison and Cost Approaches, Report Writing and Valuation Analysis, and all coursework required for the MAI and CCIM Designations.

LICENSE(S)/CERTIFICATION(S)

State-Certified General Real Estate Appraiser; State of Florida (RZ 914)

PROFESSIONAL

Appraisal Institute Designated Member (MAI) — Certification No. 9611

Commercial Investment Real Estate Institute — CCIM

EMPLOYMENT EXPERIENCE

1989 – 1997	Clayton, Roper & Marshall; Staff Appraiser	Orlando, Florida
1997 – 1999	Cushman & Wakefield of Florida; Senior Appraiser	Orlando, Florida
1999 – 2001	Broad Street Advisors; Partner – Investment Sales	Orlando, Florida
2001 – 2006	Cushman & Wakefield of Florida, Inc.; VAS, Director	Orlando, Florida
2006 – 2009	DTZ Rockwood; Senior Vice President – Investment Sales	Orlando, Florida
2009 – 2010	Hilco Real Estate Appraisal – Southeast Regional Manager	Orlando, Florida
2010 –	CBRE, Inc. – VAS, Managing Director – Orlando/Jacksonville	Orlando, Florida

© 2014 CBRE, Inc.

THIS DOCUMENT HAS A COLORED BACKGROUND • MICROPRINTING • LINEMARK™ PATENTED PAPER

AC# 676083

STATE OF FLORIDA

DEPARTMENT OF BUSINESS AND PROFESSIONAL REGULATION
FLORIDA REAL ESTATE APPRAISAL BD

SEQ# L12111901185

DATE	BATCH NUMBER	LICENSE NBR
11/19/2012	128149660	RZ914

The CERTIFIED GENERAL APPRAISER
Named below IS CERTIFIED
Under the provisions of Chapter 475 FS.
Expiration date: NOV 30, 2014

FINNELL, BRIAN LEE
189 S. ORANGE AVENUE
SUITE 1900
ORLANDO FL 32801

RICK SCOTT
GOVERNOR

KEN LAWSON
SECRETARY

DISPLAY AS REQUIRED BY LAW

© 2014 CBRE, Inc.